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                                                                   Exhibit 10.12

                         THE CITY OF NEW YORK LETTERHEAD
                    DEPARTMENT OF HEALTH AND MENTAL HYGIENE

Michael R. Bloomberg                             Thomas R. Frieden, M.D., M.P.H.
        Mayor                                              Commissioner

                                 nyc.gov/health

                                                                December 8, 2004

Prison Health Services, Inc.
105 Westpark Drive, Suite 200
Brentwood, Tennessee 37027
Attn: Richard D. Wright
      President

                                        Subj: Health Access
                                        Pin: 05HA00501R0X00D
                                        Term: 1/1/05 - 12/31/07
                                        Amt: $359,452,875.00

Dear Mr. Wright:

     The attached agreement between the New York City Department of Health & Mental Hygiene and your organization has been forward to the comptrollers office for registration. Please keep this contact in your files for future reference.

If you have any questions, please contact me at 212-219-5885.

                                        Thank You.

                                        Sincerely,


                                        /s/ Maria Correa
                                        ----------------------------------------
                                        Maria Correa
                                        Office of Contracts

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TABLE OF CONTENTS
PART I

I. TERM

II. SCOPE OF SERVICES

III. DEFINITIONS

IV.   REIMBURSEMENT AND FINANCIAL REPORTS
      A. Maximum Reimbursable Amount
      B. Schedule of Payment
         1. Semi-monthly Payments
         2. Quarterly Fee Statements
         3. Final Fee Statement
         4. Erroneous or Incomplete Fee Statements
         5. Retention of Payments
      C. Third Party Reimbursement
      D. Prohibition Against Fees
      E. Data
      F. Reports
      G. Personnel Costs

V.    RECORDS AND AUDITS
      A. Annual Audits
         1. Scope of the Audit

VI.   MEDICAL SUBCONTRACT
      A. Medical Subcontract
      B. Medical Care and Services
      C. Contracted Obligations
      D. Business/Management Functions
      E. Compensation

VII.  HOSPITAL SERVICES AND NON-INSTITUTION CLINIC SERVICES
      A. Hospital Services
      B. Outpatient Specialty Services
      C. Infants
      D. Transfer

VIII. PROGRAM MONITORING AND EVALUATION
      A. Evaluation Criteria
      B. Cooperation
      C. Inspections
      D. Program Reviews

IX.   PERFORMANCE INDICATORS


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X. LIQUIDATED DAMAGES
      A. Payment of Liquidated Damages
      B. Waiver

XI. CHANGE IN SERVICES AND STAFFING

XII. INDEMNIFICATION
      A. Scope of Defense and Indemnification
      B.
      C. Conditions to Defense and Indemnification
      D. Procedure In Connection with Defense and Indemnification
      E. Contractor Cooperation

XIII. MISCELLANEOUS
      A. Legal Compliance
      B. Inmates' Rights
      C. Confidentiality
      D. Approval of Literature
         1. Procedure
         2. Property
         3. Retention of Reports, Surveys, Audits
      E. Proprietary Rights to Software Development
      F. Information Security
      G. Grants and Gifts
      H. Choice of Law, Consent to Jurisdiction and Venue
      I. General Release
      J. Claims and Actions Thereon.
      K. Exclusion of Third Party Rights
      L. Recoupment of Disallowances, Questioned Costs and Over-Payments
      M. Limitation of Liability
      N. Policies and Procedures
      O. Affirmation and Insurance

Annex A: Scope of Services
Annex B: Budget

Attachments:
      1. Staffing Requirements
      2. Performance Indicators
      3. Reports
      4. Clinic Hours
      5. Quality Improvement

Part II: General Provisions


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AGREEMENT dated January 1, 2005 between the CITY OF NEW YORK ("CITY") acting by and through its Department of Health and Mental Hygiene having its principal office located at 125 Worth Street, New York, New York 10013 ("Department") and Prison Health Services, Inc. ("PHS") ("Contractor"), a business corporation having its principal office located at 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027.

WITNESSETH

WHEREAS, the Department is mandated by New York City Charter section 556K with the provision or promotion of health services to inmates in the custody of the New York City Department of Correction ("DOC"); and

WHEREAS, the Department desires to ensure the provision of comprehensive quality patient care services including preliminary health screening, and access to medical, mental health, dental and substance abuse services; and

WHEREAS, the Department wishes to further the goals of public health by promoting healthy practices among inmates and reducing the spread of communicable diseases; and

WHEREAS, the services of an organization willing and able to provide for the administration and management of such health services is required; and

WHEREAS, the Contractor is capable of providing such services, having been selected by means of a Request for Proposals issued on January 30, 2004;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

PART I

TERM, SCOPE OF SERVICES, FINANCIAL PROVISIONS, AND OTHER SPECIFICATIONS

I.   TERM

     The term of this Agreement shall be from January 1, 2005 through December 31, 2007. This contract shall be deemed executory only to the extent of the monies appropriated and made available for the purpose of this contract, and no liability on account thereof shall be incurred by the City beyond the amount of such monies. It is understood that neither this contract nor any representation by any public employee or officer, creates any legal or moral obligation to request, appropriate or make available additional monies for the purpose of the contract.

     The Department reserves the right to exercise the option to renew for one three year period.

II.  SCOPE OF SERVICES


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     The Contractor shall provide services in the manner and at the levels set forth in the Scope of Services attached hereto and incorporated herein as Annex A, and consistent with the Budget attached hereto and incorporated herein as Annex B.

III. DEFINITIONS

     Borough Houses. The Queens Detention Complex ("Queens House of Detention"), the Bronx Detention Complex ("Bronx House of Detention"); and the Brooklyn Detention Complex ("Brooklyn House of Detention"). These locations are currently closed.

     CDU. The Communicable Disease Unit provides care for patients with communicable diseases including, but not limited to, tuberculosis, measles, varicella, and meningitis.

     Department. The New York City Department of Health and Mental Hygiene

     Designated Hospitals. The Article 28 facilities operated by the New York City Health and Hospitals Corporation.

     Emergency Services. Those medically necessary services, including psychiatric stabilization and medical detoxification from drugs or alcohol, provided in connection with an "emergency", which is defined as the sudden or unexpected onset of a condition requiring medical or surgical care which the individual secures after the onset of such conditions (or as soon thereafter as care can be made available) and in the absence of which the individual could reasonably be expected to suffer serious physical, mental or emotional impairment or death, or pose a danger to others.

     Facility. Each of the jail-based health care sites within each Institution. The Institutions are: Anna M. Kross Center ("AMKC"); Adolescent Reception Detention Center ("ARDC"); Eric M.Taylor Center ("EMTC"); George Motchan Detention Center ("GMDC"); George R.Vierno Center ("GRVC"); North Infirmary Command ("NIC"); Otis Bantum Correctional Center ("OBCC"); Rose M.Singer Center ("RMSC"); West Facility; Bernard B. Kerik Center ("BBKC").

     Health Professionals. Doctors of medicine, doctors of osteopathy, dentists, nurses, podiatrists, optometrists, physicians assistants, clinical psychologists, social workers, pharmacists, nurse practitioners, and other professionals engaged in the delivery of health care services who are licensed, certified, or who practice under authority consistent with the laws of the State of New York.

     Infant. A child housed on Rikers Island whose mother is an Inmate.

     Infirmary. A facility accommodating patients, expressly equipped for subacute inpatient bed care for a physical illness or diagnosis that requires limited observation and/or management, but does not require admission to a hospital.

     Inmate. Person held in the custody of DOC who receives care and services under the terms of this Agreement.


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     Institutions. Each of the New York City jails located on Rikers Island and
     Bernard B. Kerik Center in Manhattan. Additional institutions may be designated pursuant to the terms of this Agreement.

     Medical SubContractor. The provider(s) of medical and dental services pursuant to Agreement(s) between the Contractor and professional corporations employing physicians, dentists and other licensed clinicians.

     Medically Necessary Services. Health care services that are necessary to prevent, diagnose, correct or cure conditions in an individual that cause acute suffering, endanger life, result in an illness or infirmity.

     Med Span. A program managed and staffed by the Department to provide continuity of medical care for patients receiving protease inhibitors to treat HIV/AIDS to avoid treatment interruption during and following their incarceration.

     Minimum Standards. The standards and regulations for the management of county jails and penitentiaries contained in volume 9 of the Codes Rules and Regulations of the State of New York; the Minimum Standards for New York City Correctional Facilities; the Mental Health Minimum Standards for New York City Correctional Facilities.

     Non-Physician Providers. Health Professionals (other than physician providers) employed by the Contractor to provide contract services including but not limited to physician assistants, nurse practitioners, registered nurses, licensed practical nurses, psychologists, social workers, occupational therapists, physical therapists, other rehabilitation therapists, laboratory technologists, radiology technologists, technical supervisors, and other technical staff, and counselors and educators, who are not clinicians and whose education and training qualify them to practice direct patient care activities, or activities supportive of direct patient care, in New York State.

     On-Island Administrator. The Contractor's Program Director or designee.

     Patient Advocates. Staff employed by the Contractor to investigate patient complaints and act as the liaison between the clinicians and the patients.

     Regulations. All applicable laws, rules, regulations and standards of the United States, the City, the State, and all other regulatory bodies, as the same may be amended and supplemented from time to time including, without limitation, the New York State Public Health Law and the rules and regulations promulgated thereunder (including the New York State Sanitary
     Code), the New York State Correction Law and the rules and regulations promulgated thereunder (including the New York State Commission of Correction Standards), regulations of the New York City Department of Health and Mental Hygiene, including the New York City Health Code, the New York City Board of Correction's Minimum Health and Mental Health Standards for New York City Correctional Facilities, the policies of the New York State Department of Health and the New York State Department of Mental Hygiene including as applicable, the New York State Office of Mental Health, Office of Alcoholism and Substance Abuse Services, the Office of Mental Retardation and Developmental Disabilities and policies of the New York


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     State Department of Education, New York City Department of Correction
     security guidelines, Federal and other regulations regarding the protection of the rights and welfare of human research subjects, applicable standards of the American Correctional Association, American Jail Association, the National Commission on Correctional Health Care, Department policies, procedures, and medical protocols, and with respect to the Contractor only, the established policies and procedures of the Contractor, which relate or are in any way connected with the education of persons to provide, and the provision of, Patient Care Services. The term "Regulations" also includes the legal mandates with respect to health care services to be rendered to Inmates that have been imposed upon DOC, DOHMH and the City by certain lawsuits, including consent decrees and court orders.

     Urgi-Care Center. Service and site managed by clinicians certified in Emergency Medicine which provides a higher level of care than that available in the facilities.

     The Vernon C. Baines Center. ("VCBC") Jail serving the Bronx which is not part of the present Agreement.

IV. REIMBURSEMENT AND FINANCIAL REPORTS

A. Maximum Reimbursable Amount. The total Maximum Reimbursable Amount ("MRA") for the term of this Agreement shall not exceed $359,452,875 in accordance with the Budget contained in Annex B which is attached hereto and hereby made a part of this Agreement. The total Maximum Reimbursable Amount shall be the total of the Maximum Authorized Budget ("MAB") plus the amounts allocated for the DOC facilities presently closed plus the amounts allocated to reimburse the Contractor for additional services, staff and equipment allowed herein. Subject to the provisions of Article A (1) below, the MAB may be increased to the extent additional funding is made available and the Contractor requests and justifies such increase.

     The Contractor shall be paid $4,750,000 as a fee ("indirect fee") for the management and administration of this contract.

     Of the above total, an amount not to exceed $59,908,813 will be available for use in the first fiscal year within the Agreement beginning on January 1, 2005 and ending on June 30, 2005 subject to the availability of funds. The funding for the second budget period from July 1, 2005 to June 30, 2006, in an amount not to exceed $119,817,625 is subject to the availability of funds, satisfactory performance on the part of the Contractor, and all approvals required by law. The funding for the third budget period from July 1, 2006 to June 30, 2007, in an amount not to exceed $119,817,625 is subject to the availability of funds, satisfactory performance on the part of the Contractor, and all approvals required by law. The funding for the fourth budget period from July 1, 2007 to December 31, 2007, in an amount not to exceed $59,908,812 is subject to the availability of funds, satisfactory performance on the part of the Contractor, and all approvals required by law.

     The Department shall have the right, in its sole discretion, upon sixty
     (60) days Written Notice to the Contractor, to terminate this Agreement in whole or in part, to reduce or re-allocate the Maximum Reimbursable Amount, or to reduce the scope, level, or type of services to be performed or products to be delivered under this Agreement so long as the reduction does not


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     cause staffing to be insufficient for the provision of medically necessary contract services. Increases to the level of services shall be mutually agreed upon.

     1.   Budget Modification Requests.

          a. To further the purpose of this Agreement, the Department and the Contractor may reallocate budgeted amounts shown in Annex B for services to be provided hereunder, and/or increase the Maximum Authorized Budget (MAE) to reflect reimbursement of the costs associated with additional and/or enhanced services provided at the request of the Department as authorized herein, provided that a written budget modification request is received by or approved by the Department no later than three (3) months prior to the expiration of the Agreement, and further provided that written approval of the Department for such modification is received prior to any line item being over-expended by the Contractor. However, the Department, at its sole discretion, may agree to a budget modification at any time. In no case shall a budget modification increase the Maximum Reimbursable Amount of the contract. This provision shall survive the expiration of this Agreement.

               b. In the event that the Budget is modified to increase or decrease the MAB for additional and/or enhanced and/or reduced services requested by the Department, the indirect fee payable to the Contractor shall be increased or decreased by 4.25% of the amount of such MAE increase or decrease, respectively. The indirect fee shall not be increased to reflect an increase to personnel or OTPS costs such as collective bargaining increases, or other price increases which are not attributable to an addition or enhancement of services. In the event the MAE is decreased by 10% or more during any single contract year, the Department and Contractor may renegotiate the indirect fee to reflect such changes to the budget."

     2. For contracts wholly or partially funded with City tax levy funds, funds remaining unspent or unobligated at the end of the fiscal year cannot be used for goods or services performed in subsequent fiscal years. Therefore, all services must be performed and all goods must be received by the end of each applicable fiscal year within the term of the Agreement in order to obligate the funds for reimbursement.

     3. Reimbursement made under this Agreement shall not be used to provide for any item or service for which payment has already been made, or for which payment can be reasonably expected to be made, with respect to that item or service by third party payors, including but not limited to Medicaid, Medicare and/or other state or local compensation programs, insurance policy or any Federal or State health benefits program; or by any entity that provides health services on a prepaid basis. The Contractor and its Medical SubContractor shall not bill Medicaid or Medicare for services rendered hereunder nor make any determinations as to the eligibility for Medicaid or Medicare of any inmate or patient. To the extent applicable to services provided hereunder and as allowed by applicable law, the Contractor shall exhaust all third party reimbursements to offset expenses for all items or services provided hereunder before payments are made pursuant to this Agreement. All third party reimbursements received by the Contractor that are attributable to items or services provided as part of the Agreement shall be used to offset the Maximum


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          Reimbursable Amount provided by the Department hereunder. Contractor shall submit a certified statement with its Final Invoice certifying that payments made by the Department under this Agreement did not duplicate reimbursement for items or services which were received, or are reasonably expected to be received, or are reasonably expected to be received from other sources to the extent applicable.

B.   Schedule of Payment.

     1.   Semi-Monthly Payments.

          a. Upon presentation by fax of an invoice by the Contractor, the Department shall make semi-monthly advances ("Semi-Monthly Payments") to the Contractor during each month throughout the term of this Agreement. Semi-Monthly Payments shall be made by wire transfer on the first and the sixteenth day of each month during which this Agreement is in effect, or on the next succeeding business day if such first or sixteenth day is not a business day.

          b. The amount of each Semi-Monthly Payment to be made during the Payment Periods in each calendar year shall be equal to one/twenty-fourth (1/24) of the authorized budget amount, subject to any adjustment to reflect (i) Modifications of Contract Services, (ii) reductions or increases provided for by this Agreement, or (iii) payments or deductions specified herein.

     2. Quarterly Fee Statements. On or before the forty-fifth (45th) day following the end of each quarter during the term of this Agreement, the Contractor will submit a Fee Statement identifying the Contractor's expenditures for Contract Services provided in such quarter, and the difference between the Compensation Due, to the Contractor for its provision of such Contract Services and the amounts received by the Contractor as its semi-monthly payments. The Fee Statement will be in a format approved by the Department and will contain any other reports and information the Department may require to verify such Compensation Due.

     3.   Final Fee Statement. The Contractor shall submit, no later than sixty
          (60) days after the expiration of this Agreement, a Final Fee Statement, detailing all of its cumulative expenditures applicable to this Agreement in accordance with the Budget contained in Annex B. The Final Fee Statement shall be accompanied by appropriate documentation including, but not limited, to the documentation required for the Quarterly Fee Statements. No Financial Reports will be accepted after this date unless there is prior written approval by the Department. In the event the cumulative amounts remitted to the Contractor exceed the approved cumulative charges as detailed in the final fee statement, the Contractor shall remit the full amount of such overpayment in a check made payable to the New York City Department of Health and Mental Hygiene.

     4. Erroneous or Incomplete Fee Statements. If the Department determines that any Fee Statement contains erroneous or insufficient information, the Department will notify the contractor of such determination within thirty (30) days of receipt of the erroneous or incomplete Fee Statement. The Contractor will then within thirty (30) days of any such notification correct or supplement the information in the Fee Statement in a manner acceptable to the Department.


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     5.   Retention of Payments. In addition to its right to retain any
          Semi-Monthly Payment expressly provided elsewhere in this Agreement, the Department shall have the right to retain payment to the Contractor from one or more of the Semi-Monthly Payments due pursuant to this Agreement, without any resulting reductions in Contract Services, if the Department reasonably determines in good faith (on the basis of an investigation or audit conducted by itself; its designee or a government agency, or otherwise and notification to the Contractor) that the Contractor has received payment for Contract Services based on inappropriate billing of the Department by the Contractor.

          Before exercising its right to retain funds, the Department shall give notice to the Contractor of its intention to retain funds. Such notice shall advise the Contractor of the amount of funds to be retained, the justification for the retention of funds, and the schedule for implementing the retention of funds (the "Intent to Retain Notice").

C. Third Party Reimbursement. The Contractor, consistent with the terms of this Agreement, shall assist the Department to recover all reimbursable costs, including related overhead, available from all Third-Party Reimbursement Sources. Consistent with Article I (A) (3) above, the Contractor shall not bill or seek reimbursement from Medicaid or Medicare.

D. Prohibition Against Fees. The Contractor, its employees, agents, subcontractors and their employees and agents, shall not charge any fee for Contract Services rendered to an Inmate, an Infant, a correction officer or civilian personnel on-site at the Institutions unless the Department or the City of New York institutes a policy whereby such fees may be collected. As a condition precedent of employment, the Contractor shall require that each Contract Services Provider, as appropriate, complete an assignment of fee form, as the case may be, for Contract Services rendered to Inmates, Infants, correctional officers and on-site civilian personnel. In addition, each such Provider shall be required by the Contractor to execute all, other documents reasonably necessary to enable the Department to bill arid obtain payment for any reimbursable cost. In no event shall any medical or other Provider solicit payments for purposes of personal gain.

E. Data. The Contractor shall provide all data requested by the Department that are reasonably necessary to enable the Department to fulfill its statutory and regulatory obligations including but not limited to the State Aid application.

F. Reports. Notwithstanding any other reporting requirements, the Contractor shall be responsible for the timely completion and submission to the Department of all Reports listed in Attachment 3.

G. Personnel Costs. Payment shall be made to the Contractor for the actual increases required by its collective bargaining agreements effective on or after the effective date of this Agreement, up to the average increases provided for, over the term of the Agreement, in the collective bargaining agreements between the New York League for Voluntary Hospitals and the unions representing their staff and between the City of New York and its unions. At the discretion of the Deputy Commissioner, payment shall also be made to the Contractor for increases to non-union and managerial staff equal to the increases paid by the City to staff members holding comparable positions or titles.


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V.   RECORDS AND AUDITS

A.   Annual Audits.

     1.   Scope of the Audit.

          a. The Department will engage the services of a certified public accounting firm to perform an annual audit of this contract in accordance with generally accepted accounting principals for each Fiscal Year during the term of the Agreement, or in the event the term of this Agreement commences after the beginning of Fiscal Year or terminates before the end of a Fiscal Year, for any portion of a Fiscal Year during which this Agreement is in effect. Such annual audit shall be separate from any audit of other activities of the Contractor, its parent entity and its affiliates.

          b. The certified public accounting firm shall conduct an audit based on generally accepted accounting principals of the books of account and other records of the Contractor that detail the financial operation of the Contractor pursuant to the terms of this Agreement during the Fiscal Year (or any portion of a Fiscal
               Year). The Annual Audit Report, which shall include an opinion by the certified public accounting firm, rendered in accordance with generally accepted accounting principles, shall include an examination of the reports with respect to the total amount paid to the Contractor. The audit will also include separate audit testing and an Attestation Statement that the Fee Statements presented by the Contractor for payment during each audit period are presented fairly, accurately, and free of materials misstatement. Furthermore, the Annual Audit Report shall cover an evaluation of the Contractor's internal controls and any other matter that the Department shall reasonably request. Any such request shall be made in writing to the Contractor not less than sixty (60) days prior to the end of either the Fiscal Year or the date of termination of this Agreement.


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VI.  MEDICAL SUBCONTRACTS

A. Medical Subcontracts. Contractor shall enter into a subcontract with a professional corporation(s) to provide all health care services required under this contract (hereafter "Medical SubContract" or "Dental SubContract"). The term of the agreement(s) shall be coterminous with the term of this Agreement. Such professional corporations shall be controlled by the medical director for the Contractor, identified in the Contractor's Response to the RFP dated April 1, 2004, Section A. The Medical and Dental Subcontracts must be reviewed and approved by DOHMH prior to becoming effective.

          1. All modifications to the Medical or Dental Subcontract must receive prior approval of the Department.

          2. The Contractor may not substitute different professional corporations without the prior approval of the Department.

          3. The medical director, director of dentistry and controlling party of the Medical or Dental subcontractor may not be changed without the prior approval of the Department.

B. Medical Care and Services. Notwithstanding any other terms in this Agreement, all medical care and/or services covered under this Agreement, and all activities which are required under the laws of New York to be provided through a professional health care corporation shall be provided through the Medical or Dental Subcontract. PHS shall in no way interfere with any medical decisions or judgment of any shareholder or employee of the professional Subcontractors

C. Contracted Obligations. The Contractor shall impose all obligations and duties on its Medical Subcontractors that are consistent with this agreement and do not impair any rights accorded to DOHMH.

D. Business/Management Functions. Contractor may operate the business affairs of the professional Subcontractors including the provision of medical malpractice insurance, workers' compensation insurance, payroll, corporate administration, accounting, recruiting of personnel, physician qualifications, responsibilities for professional employees, staffing and supervision, maintenance of bank accounts and tax functions, as well as any other functions that may become necessary for the operations of the professional Subcontractors.

E. Compensation. Compensation for the professional Subcontractors is set forth in Annex B of this Agreement.

VII. HOSPITAL SERVICES AND NON-INSTITUTION CLINIC SERVICES

A. Hospital Services. An inmate or infant will be transferred for inpatient admission or Emergency Services to a hospital only in the event the Medical SubContractor cannot provide a Medically Necessary service at the Institutions. Such transfers and referrals will be made to a designated HHC hospital unless the required services are not available at such a designated hospital or emergency circumstances dictate otherwise. Transfers to an inpatient hospital shall be made to a designated hospital with a prison ward operated by DOC if available. Transportation to and from a Hospital will be effected by DOC or EMS, as appropriate, and not by the Contractor. The Contractor will bear no responsibility for the costs of such


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     transportation, the timeliness of the response by DOC or EMS to a call for service, or the care that EMS provides or fails to provide.

B. Outpatient Specialty Services. The Contractor shall request, pursuant to policy and procedures, appointments at a designated HHC hospital for outpatient specialty services (including ambulatory surgery) that are not available at the Institutions.

C. Information. Each inmate or infant transferred or referred for a Hospital service shall be accompanied by relevant medical information in summary form, including all necessary preadmission or pre-visit tests and work-ups, relevant information on treatment procedures and diagnostic tests performed prior to admission or referral, as well as any other relevant data.

D. Transfer. The Contractor shall, upon the written approval of the Deputy Commissioner or his or her designee, transfer to a hospital operated by HHC any Inmate requiring long-term care if a bed is available in its secure unit.

VIII. PROGRAM MONITORING AND EVALUATION

A. Evaluation Criteria. The Contractor's performance will be evaluated annually on its compliance with this Agreement. The evaluation criteria include, but are not limited to timeliness of deliverables and reports; timeliness of services; achievement of level of services; staff appropriateness and continuity; program procedures and methods; program record keeping and reporting; physical environment and equipment; internal financial controls; timeliness, and accuracy of fiscal reports and payment requisitions.

B. Cooperation. The Contractor shall ensure the professional, timely and cooperative response of the Medical Sub Contractor to all requests of the Department for information or assistance regarding any aspects of Performance Indicator reporting, performance monitoring and general oversight. The Contractor will provide to the Department an immediate response with regard to all available information upon request therefore unless a longer period for compliance with a particular request is set forth herein.

C. Inspections. The Department, its employees, representatives and designees shall have the right at any time, given reasonable notice, to inspect the site where services are performed and to observe the services being performed by the Contractor. The Contractor shall render all assistance and cooperation to the Department, its employees, representatives and designees in making such inspections and shall assure the Department ready access to the facilities and all medical, financial or other records and reports relating to the services provided hereunder. The Department shall have the responsibility for determining contract compliance.

D. Program Reviews. The Department will conduct on-site program reviews to evaluate the Contractor and the delivery, of the services as set forth in Annex A. The Department may recommend any necessary corrective action to the Contractor to remedy problems and/or deficiencies found during such site visit(s). The Contractor shall have the opportunity to offer a revised recommendation and shall, implement such recommendations agreed upon by the Department and the Contractor after discussion between the parties, no later than thirty (30) days from receipt of such recommendations or agreement on revised recommendations. Such corrective action plan shall address remediation within specified time frames. In addition, the Contractor shall participate in monthly meetings conducted by the Department to discuss the services being provided.

IX.  PERFORMANCE INDICATORS

A. Notwithstanding the specific performance indicators and/or measures set forth below, or reporting requirements set forth herein the Contractor shall comply with all terms and conditions of this Agreement.

B. Evaluation criteria, set forth in Article VIII.A .of this Agreement shall include but not be limited to consideration of the Contractor's performance with respect to performance indicators and/or measures. Failure to comply with Performance Indicators shall result in the payment by the Contractor of liquidated damages, as specified herein.

C. The Department shall select no more than forty (40) Performance Indicators in any quarter. No more than ten (10) such Performance Indicators shall be designated as "critical" The Department reserves the right, with 60 days Notice to the Contractor, to replace one or more Performance Indicators with requirements selected from among those classified as Performance Measures, however, no Performance Indicators will be changed during the first two quarters of the contract term.

D. Except as indicated in Attachment 2 the Contractor shall pay to the Department liquidated damages in the amount of $5,000 for the first quarter in which the Contractor fails to meet the prescribed threshold for any Performance Indicator. At the sole discretion of the Department, this amount may be increased to $10,000 for the second and subsequent consecutive quarters in which the Contractor fails to meet the same prescribed threshold. For those Performance Indicators designated as "critical" the Department may impose, at its discretion, liquidated damages in the amount of $5,000 for the first failing quarter and, in increments of $5,000, up to $20,000 in subsequent successive quarters.

     The total of all liquidated damages for failure to meet Performance Indicator thresholds in any quarter shall not be greater than $400,000 or 40% of the total amount allocated in the Budget for the overhead fee, whichever is lower.

E. Payment of liquidated damages shall not diminish the Contractor's obligation to provide all contract services, as required herein. The Contractor shall prepare and submit to the Department a corrective action plan for any Performance Indicator which is not met. In addition, the Department may request a corrective action plan, if thresholds are not met for Performance Measures and clinical outcomes. Such corrective action plans shall be submitted to the Department for approval and implemented by the Contractor within timeframes requested by the Department.

F. Notwithstanding the above, the contractor shall not be subject to liquidated damages where the Department determines that the Contractor is in substantial compliance with the thresholds set forth in Attachment 2. The sole exception shall be for those requirements for which the sample size is not sufficiently large for such compliance percentages to be meaningful.

     The Contractor shall not be liable for liquidated damages where failure to meet a threshold is due to factors beyond the Contractor's control.

G. The Department reserves the right to monitor patient care and may collect data to enable the evaluation of those clinical outcomes which shall result from the activities required by the Scope of Services.

H. The Department shall evaluate Performance Measures and clinical outcomes and will meet on a quarterly basis with the Contractor to review the Department's overall evaluation of contract performance. The Contractor shall assure attendance at such quarterly meetings of staff with sufficient authority to ensure compliance with contract requirements and any corrective action plans approved by the Department.

I. The Contractor shall designate a Senior Manager who shall act as liaison with the Department with regard to all issues relating to Performance Indicators and who shall ensure the professional, timely and cooperative response to all requests from the Department for information and assistance regarding all aspects of contract monitoring. The Contractor shall be responsible for the access, coordination and transmission of all reports and related correspondence, patient charts, facility logs data and other primary sources of information required by the Department. These materials shall be provided to the Department within twenty-four (24) hours of the request.

X.   LIQUIDATED DAMAGES.

     A. Payment of Liquidated Damages. In the event the Contractor is required to pay liquidated damages pursuant to any provision of this Agreement, then the Department shall have the right to reduce the next succeeding Semi-Monthly Payment to the Contractor by the amount of any such liquidated damages.

     B. Waiver. The Deputy Commissioner shall have the authority to waive the imposition of any amount of liquidated damages upon the Contractor. No such waiver of the right of the Department to obtain liquidated damages, at any one or more times, shall be deemed a waiver of such right at any other time.

XI.  CHANGE IN SERVICES AND STAFFING

A. At any time during the term of this Agreement, the Department shall have the unilateral right to terminate or decrease the scope of any of the Contract Services. The Department also shall have the unilateral right to add, increase the scope of, or reconfigure a service (including providing a service at a different location within the Institutions). Until notified by the Department of its election to do so, the Contractor shall not be responsible for the provision of Contract Services at the Borough Houses; at the James A. Thomas Center ("JATC") or services other than CDU at the West Facility ("West").

B. In the event the Department elects to add or include services to be provided by the Contractor pursuant to this Section, such services will be provided upon thirty (30) days of notification of such election by the Department.

C. Should the Department elect to add services not encompassed herein, it may also, within its sole discretion, elect to require the Contractor to provide such services. The Department may also, within its sole discretion, and without liability to the Contractor therefore, elect to contract with another party, without limitation by the Contractor with respect to the Department's choice of such party, to provide such additional services.

D. Should the Department elect to include within the present Agreements those services at the Borough Houses, JATC and/or West, as described in the RFP, and in the Response, the Mandated Staffing for such services and approved salaries shall be those set forth herein and in the Budget contained in Annex B.

E. Should the Department elect to include Services at the Borough Houses which will encompass Mental Health services, Mandated Staffing and approved salaries for Borough Houses, and any necessary modifications in Mandated Staffing for other institutions, shall be as set forth herein and Annex B.

F. Closing of an Institution and Severance Obligations. The Department shall make best efforts to notify the Contractor 60 days in advance if DOC closes an Institution or Facility at which services are provided.

     In the event DOC closes an Institution, or a Facility at an Institution where Services are provided, the Contractor, shall upon such closing, terminate the services of per diem and sessional Contract Services Providers assigned to such Institution or Facility and reassign and redeploy full-time Contract Services Providers to fill vacancies and/or replace per diem and sessional Contract Services Providers at other Institutions.

     To the extent that such Providers cannot be reassigned and are terminated by the Contractor, the Department will reimburse the Contractor for its severance costs paid pursuant to collective bargaining agreements applicable to such Providers, provided the Department shall have no liability for severance costs which accrued on or before December 31, 2000; and

     A Provider's seniority for purposes of determining entitlement to severance shall be measured from the later of January 1, 2001 or the date of employment by the Contractor; and

     The Department will not be bound by any severance rights provided in any subsequent collective bargaining agreement that may be greater than was provided in such agreements in effect on November 1, 2000.

     To the extent Providers not covered by collective bargaining agreements cannot be redeployed or reassigned and are terminated by the Contractor, the Department will reimburse the Contractor for the cost of their salaries for a maximum of 30 days from the date on which the Department notifies the Contractor of the closing.

G. Should (i) the Department request the Contractor to reduce, or have reduced, Mandated Staffing, other than as a result of closure of an Institution, or (ii) the Contractor requests the Department to increase Mandated Staffing , the parties shall negotiate in good faith with respect to appropriate and reasonable reductions or increases, if any, in Mandated Staffing and the Budget. If the parties fail to reach agreement, the decision of the Deputy Commissioner shall be binding.

XII. INDEMNIFICATION

A. Scope of Defense and Indemnification. Subject to the conditions set forth herein the Department shall defend, and shall keep, save and hold harmless the Contractor, the MedicalSubContractor its physicians, dentists, physician's assistants, nurse practitioners, podiatrists, optometrists, psychiatrists, psychologists, certified social workers, nurses and pharmacists engaged in the performance of services to Inmates, Infants, correctional personnel and civilian personnel on-site under this Agreement for damages for personal injuries and/or death alleged to have been sustained by any such person, treated pursuant to this Agreement (i) by reason of the malpractice, except in cases of intentional misconduct or criminal act, of the Contractor, its physicians, dentists, physician's assistants, nurse practitioners, podiatrists, optometrists, psychiatrists, psychologists; certified social workers, nurses and pharmacists, or (ii) based upon a claim brought pursuant to 42 U.S.C. Section 1983 that the provision of health care by the Contractor and/or any of such persons was deliberately indifferent.

B. It is understood that the Department is not obligated to keep, save and hold harmless or indemnify the contractor, its physicians, dentists or physician's assistants, nurse practitioners, podiatrists, optometrists, psychiatrists, psychologists, certified social workers, nurses and pharmacists as a result of any act committed by them, tortious or otherwise, other than the acts covered in the previous paragraph.

     Defense and indemnification will not be provided to the vendor's contractors or its employees, except that such coverage will be provided to a contractor and its employees, if such contractor is a professional corporation that employs all or substantially all the medical providers who will be providing medical services under the Agreement. It is understood that the only such professional corporations are PHS Medical Services P.C.and PHS Dental Services P.C.

     The Department's liability hereunder shall continue after the termination of this Agreement with respect to any liability, loss or damage that occurred prior to such termination.

C. Conditions to Defense and Indemnification. The defense and indemnification provisions set forth herein shall in each case be conditioned upon the following conditions precedent:

     The person seeking and entitled to defense and indemnification shall promptly deliver to the Department and the Corporation Counsel of New York City the original or a copy of any summons, complaint, process, notice, demand or pleading within ten (10) working days after he or she is served with such document; and

     The person seeking and entitled to defense and indemnification shall have cooperated fully in aiding the City to investigate, adjust, settle or defend any claim, action or proceedings. The Department and/or the Corporation Counsel of the City of New York shall advise the Contractor of the status and outcome of such actions or proceedings.

D. Procedure in Connection with Defense and Indemnification. The Corporation Counsel of New York City shall act as attorney in connection with all claims, actions and proceedings within the purview of this Section. No settlement of any such claim or action or dismissal of any action or proceedings shall be made otherwise than in accordance with the procedures established by the City, including the New York City Comptroller, for the settlement of claims.

E. Contractor Cooperation. The Contractor shall cooperate fully in aiding the City to investigate, adjust, settle or defend any claim, action, or proceeding brought in connection with the operation of the City's correctional health programs with which the Contractor may be connected.

XIII. MISCELLANEOUS

A. Legal Compliance. Notwithstanding any other provision in this Agreement, the Contractor shall ensure that any service provided pursuant to this contract, complies with all pertinent Regulations, as defined by this Agreement, and that all necessary approvals thereunder have been obtained.

B. Inmates' Rights. The Contractor and its Contract Services Providers shall act in accordance with the Regulations, as applicable, and amendments thereto which, from time to time, may be established by the Department, after consultation with DOC, concerning Inmates' rights (i) to be treated with dignity; (ii) to nondiscrimination; (iii) to confidentiality; and (iv) to know their diagnoses, prognoses and available modalities of care (as long as any amendments established by the Department other than those required by applicable State, Federal and local laws, rules and regulations are consistent with the terms of this Agreement).

C.   Confidentiality.

     1. Any information obtained in the course of performing this Agreement which may be confidential pursuant to federal, state or local law, including but not limited to; information on HIV-related information as defined in Article 27-F of the New York State Public Health Law ("PHL"), shall be kept confidential by the Contractor, its agents, employees or volunteers, and employees of its medical subcontractor, unless written consent, in a form approved by the State Department of Health, is obtained from the person to whom such information pertains, or except as otherwise authorized by applicable laws. The Contractor represents that it is familiar with Article 27-F of the PHL and the regulations promulgated thereunder with regard to confidentiality of HIV-related information.

     2.   Contractor shall comply with federal law and regulations under 42 CFR
          Part 2 concerning alcohol and substance abuse related information as applicable to services provided hereunder.

     3. The Contractor affirms that as of the date of this agreement it is not a covered entity as defined by the Health Insurance Portability and Accountability Act (HIPAA). If at any time Contractor or Medical SubContractor(s) becomes a covered entity, it shall comply with HIPAA and its regulations.

     4. The Contractor and the Department agree that written reports, information, or data furnished by the other party under this Agreement ("Agreement Information") are to be considered confidential. The Contractor agrees not to disclose any portion of such written reports, information and data to the media or any person without the prior written approval of the Department except as required by law and shall provide reasonable, notice to the Department of such disclosure except as required by law. All requests for information pursuant to the Freedom of Information Act shall be referred to the Department's General

          Counsel. The Contractor and the Department may also disclose such written information or material to its respective employees and agents on an "as needed" basis in connection with the performance of the respective obligations pursuant to this Agreement. Notwithstanding the foregoing, neither the Contractor nor the Department shall be liable to the other with respect to the disclosure and/or use of any information relating to this Agreement (except as specifically stated herein) which such party can establish to: (i) have become publicly known without breach of this Agreement by the disclosing party or (ii) have been known by the disclosure party without any obligation to maintain its confidentiality prior to disclosing of such information to the disclosing party by the other party. The Contractor and the Department shall execute all documents reasonably required by the other party to implement the confidentiality provisions of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

     5. The Contractor agrees to comply with State Regulations regarding information from the Tuberculosis Registry. Information received from cross-matches with the Department's Tuberculosis Registry as disclosed from confidential records is protected by the City Health Code and the State Sanitary Code (10 N.Y.C.R.R. Part 2). State and local law prohibits further disclosure of this information by the person to whom it is divulged, without the express written consent of the person to whom it pertains, or as otherwise authorized by law.

     6. Notwithstanding the foregoing provisions, the Department shall make this Agreement and Agreement Information, available to the public in accordance with all the applicable laws and regulations of the United States Government and the State regarding freedom of information and in accordance with the applicable rules, regulations and procedures of the Department.

     7. The Contractor shall not, without the prior consent of the Deputy Commissioner or his designee, release to DOC any patient medical information (except as authorized by Regulation and Department policy) or charts, clinical notes.

     8. The Contractor shall cooperate with the New York City Department of Investigation including the provision of requested documents within the timeframes specified. The Contractor shall, notify the Deputy Commissioner or its designee of all such requests for documents.

     9. Except as provided in the Regulations, or as required for medical treatment, all Inmate and Infant Medical Records shall be treated as confidential. The Department and/or its designated agent, and personnel from regulatory agencies authorized to do so by the Department shall have the right at any time to inspect any Medical Records maintained by the Contractor belonging to the Department.

D.   Approval of Literature.

     1. Procedure. The Contractor shall submit to the Department the final draft copy of each piece of written material, educational material, test, brochure, flyer, pamphlet, questionnaire, or video developed by it under this Agreement for review and approval prior to printing. The Department will respond in writing to the Contractor within twenty
          (20) business days
          indicating approval or need for modification of the submitted material. Should this response indicate need for modification, specific written guidance will be given to the Contractor. The Contractor shall make the modifications as indicated by the Department, and resubmit the material for the Department's final approval. Should the Contractor disagree with the modifications proposed by the Department a final determination as to the modifications will be made by the Deputy Commissioner. The format and content of educational programs will also be subject to the approval provision of this Section.

     2. Property. All materials, publications, videos, curricula, reports, and other work product produced from this Agreement or with funds provided under this Agreement shall belong to the Department and the Department shall have all rights, title and interest in such materials. Such work product to the extent possible where such material is not owned or developed by others shall be considered "work-made-for-hire" within the meaning and purview of Section 101 of the United States Copyright Act 17 U.S.C. Section 101, and the City shall, be the copyright owner thereof and of all aspects, elements and components. thereof in which copyright protection may subsist. To the extent that such work product does not qualify as "work-made-for-hire", the Contractor hereby irrevocably transfers, assigns and conveys exclusive copyright ownership in and to the work product to the City, free and clear of any liens, claims, or other encumbrances. The Contractor shall retain no copyright or intellectual property interest in the work product, and it shall be used by the Contractor for no other purpose without the prior written permission of the City. The Contractor acknowledges that the City may, in its sole discretion, register copyright in the work product with the U.S. Copyright Office or any other government agency authorized to grant copyright registrations. The Contractor shall cooperate in this effort, and agrees to provide any further documentation necessary to accomplish this.

     3. Retention of Reports Surveys Audits. Contractor shall maintain for at least six (6) years copies of all financial and work reports, evaluation surveys and audits which reflect the services rendered hereunder and fiscal accountability of all monies appropriated and spent thereby, make copies thereof available and submit, such copies to the Department upon request.

E.   Proprietary Rights.

     1. The Department shall at all times have and retain ownership rights to all health data generated in connection with this Agreement, whether entered into a computerized data collection system or in original form; all health data information systems in use at any applicable correctional facility; and software developed for use in the delivery or oversight of Contract Services whether funded in part or whole by the Department.

     2. The Contractor hereby grants to the Department a perpetual, fully paid, non-exclusive license for the record keeping software described in Annex A Section xviii ("Software") to be developed in accordance with the terms hereof together with all user and technical documentation, and other material supplied in connection therewith. The Department may use, modify, and enhance the Software as it sees fit solely for the purpose of the provision of health care in facilities operated by the Department of Correction. The City shall own the copyright in any modifications or enhancements to the Software. The Department and the City may not sell, assign, or otherwise transfer the Software or the license or sublicense, distribute or disclose the Software to any other entity, except in furtherance of the provision of health care on Rikers Island and elsewhere in the facilities and Institutions operated by the New York City Department of Correction. The Contractor shall retain ownership and all rights, title and interest in and to the Software and to all the documentation, source code and other information and material relating to the Software provided or disclosed to the Department or the City. The Contractor shall provide to the Department all source codes to the Software on a CD-ROM disc, which the Department shall at all times maintain in confidence in a secure location. The Department shall be permitted to periodically test the source code. The Department or the City shall use or refer to the source code only in the event the Contractor shall: (1) fail to perform its maintenance or support obligations under this Agreement and fail to cure such failure within 30 days following receipt of written notification of such failure; or (2) cease to do business without providing for a successor to perform ongoing support or maintenance obligations under this Agreement. In addition, the Department may use the source code in the event the Department determines that it is appropriate to modify or enhance the Software for use by the Department or the City. The source code shall be disclosed or accessed only on a need-to-know basis and only to Department or City personnel or Consultant Programmers who are aware of and agree to adhere to the confidentiality obligations set forth in this paragraph. The Contractor shall maintain and update the Software as long as it is the contractor performing services for the Department or its successor on Rikers Island or elsewhere in the facilities and Institutions operated by the New York City Department of Correction. Maintenance shall consist of the following: provisions of all updates to the Software generally made available to other clients of Contractor and the corresponding source code and "Help Desk" services during normal business hours.

F. Information Security. The Contractor will comply with its own security policies, procedures and standards when discharging its responsibilities hereunder and those of the City of New York as required by the Department, the New York City Department of Information Technology and Telecommunications and The New York City Department of Investigation. It will ensure that all confidential information concerning Infants and correctional officers and on-site personnel will be held in the strictest confidence and will obtain such assurances from any third party with whom it enters into subcontracts for the performance of services required hereunder. The Contractor and its Subcontractors will comply with all procedural activities that may be required to achieve compliance with the HIPAA rules and regulations as they become final. The Contractor shall be liable for any acts, failures, or omissions by any such third party in its obligations with respect to compliance with HIPAA. This Agreement will be deemed to include all such final rules and regulations, including any amendments thereto.

G.   Grants and Gifts.

     1. With the consent of the Department and subject to the Department policies and procedures (including without limitation, those policies and procedures with respect to any reimbursement of the Department for payments it may make and services it may render to the Contractor), the Contractor may apply for, receive and accept funds from any source, for the support of professional services or Research and scientific activities to be carried out, at the Institutions (hereinafter referred to as "Sponsored Funds"). The Contractor shall furnish to the Department, at the time of acceptance of Sponsored Funds, information regarding the source of such Sponsored Funds, the amount and terms thereof and other information that the Department shall reasonably request relating to the activities being performed by or under the direction of the Contractor at the Institutions with such Sponsored Funds. Nothing contained herein shall exempt the Contractor or its employees from any of the rules and regulations of the Institutions or medical and administrative standards and procedures promulgated by the Commissioner of Health and Mental Hygiene which specify the conditions under which Research may be conducted at the Institutions. No Research, whether financed by Sponsored Funds or otherwise, may be conducted at the Institutions (whether directly or indirectly) without the prior written approval of the Department and compliance with applicable federal law.

     2. The acceptance and administration of all such grants shall be subject to the rules, regulations and procedures of the Department. The Contractor agrees that any Sponsored Funds and/or third party reimbursements relating to Contract Services shall inure to the benefit of the Department. The Deputy Commissioner shall be advised of and made a party to any negotiations and shall approve in advance any decision regarding any sponsored funds and/or third party reimbursements relating to Contract Services.

     3. Upon termination of this Agreement, any grant that has not expired will be assigned to the Department or to its designee, to the extent that it is assignable. The Department shall assume all obligations and responsibilities associated with such grant.

H.   Choice of Law, Consent to Jurisdiction and Venue.

     1. This Agreement shall be deemed to be executed in the City and State, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State.

     2. The parties to this Agreement agree that any and all claims asserted by or against the Department arising under this Agreement or related thereto shall be heard and determined in the courts of the State located in the City ("New York State Courts"). To effectuate this Agreement and intent, the Contractor agrees that if the Department initiates any action against the Contractor in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address, as set forth in this Agreement, or to such other address as the Contractor may provide to the Department in writing.

I. General Release. The acceptance by the Contractor or its assignees of the final payment for each Fiscal Year under this Agreement shall constitute and operate as a general release to the Department and the City from any liability to the Contractor.

J.   Claims and Actions Thereon.

     1. No action at law or proceeding in equity against the Department or the Contractor shall lie or be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor or the Department, as the case may be, shall have complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

     2. No action except an action for failure to provide indemnification as provided herein shall be maintained by the Department, the City or the Contractor against any of such parties upon any claims based upon this Agreement unless such action shall be commenced within six (6) years of the termination or conclusion of this Agreement, or within six (6) years after the accrual of the cause of action, whichever is earlier.

     3. In the event that a claim is made or an action is brought relating to this Agreement, each of the Contractor and the Department shall render to the other (and to the City), such reasonable assistance as they may require.

     4. No Claim Against Officers, Accounts or Employees. No claim whatsoever shall be made by the Contractor against any individual officer, agent or employee of the Department or City for, or on account of, anything done or omitted in connection with this Agreement.

K. Exclusion of Third Party Rights. Except as may be specifically set out herein, the parties do not intend that anything contained in this Agreement shall extend rights to any person or entity who is not a party hereto. Notwithstanding the foregoing, the parties hereby grant to DOC the right to enforce, as an intended third party beneficiary, those sections hereof which may in any way affect its authority and obligations with respect to the care and custody of Inmates.

L. Recoupment of Disallowances, Questioned Costs and Over-Payments. The Department may, at its option, withhold for the purposes of set-off any monies due to the Contractor under this Agreement up to the amount of any disallowances or questioned costs resulting from any audit of the Contractor with regard to this Agreement or any other Agreement between the parties hereto, including any Agreement for a term commencing prior to the commencement date of this Agreement.

M. Limitation of Liability. The Department's liability to the Contractor for any losses or damages, direct or indirect, arising out of any of the provisions of this Agreement, with the exception of any liability pursuant to the terms herein, shall not exceed the amount due the Contractor for services performed under this Agreement that remain unpaid at the time of such loss or damage. The Department shall not be liable to the Contractor for incidental or consequential damages in any event. This clause shall supersede any other clause of this Agreement that may be deemed inconsistent with it.

N. Policies and Procedures. The Contractor and its sub contractors shall comply with all Department policies and procedures developed for or relating to the services provided herein. With respect to this obligation, no operational protocols or guidelines shall be issued or implemented by the Contractor without Department approval, which shall not be unreasonably withheld or delayed. The Department shall provide the Contractor and Medical SubContractor with all current Policies and Procedures.

0. Affirmation and Insurance. The Contractor shall complete and execute the affirmation and insurance forms annexed hereto.

END OF PART I
NO MORE TEXT ON THIS PAGE

RIDER
COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT

This Agreement is subject to the provisions of Subtitle a of Title II of the Americans with Disabilities Act of 1990, 42 U.S.C. 12132 ("ADA") and regulations promulgated pursuant thereto, see 28 CFR Part 35. Contractor shall not discriminate against an individual with a disability, as defined in the ADA, in providing services, programs or activities pursuant to this Agreement. To ensure Contractors compliance with the ADA during the term of this Agreement the Contractor shall prepare a plan ("Compliance Plan") which lists the programs site(s) for which it and not the City of New York is the owner or prime leaseholder and describes in detail how it intends to make the services, programs or activities set forth in the scope of services herein readily accessible and usable by individuals with disabilities at such site(s) listed. In the event the program site is not readily accessible and usable by individuals with disabilities, Contractor shall also include in the Compliance Plan a description of reasonable alternative means and methods that result in making the services, programs or activities set forth in herein readily accessible to and usable by individuals with disabilities, including but not limited to people with visual, audial, or mobility disabilities. Contractor shall submit the Compliance Plan to the ACCO of the Agency for review within 10-days after execution of this agreement. Upon approval by the Agency of the Compliance Plan, Contractor shall abide by the Compliance Plan to make the services, programs or activities accessible and usable by the disabled. Implementation of the Compliance Plan shall be in accordance with the schedule for Compliance agreed upon by the Agency and the Contractor.

Contractor's failure to either submit a Compliance Plan as required herein or implement an approved Compliance Plan may be deemed a material breach of the Agreement and result in the City Terminating this Agreement.

AFFIRMATION

The undersigned proposer or bidder Affirms and declares that said proposer or bidder is not in arrears to the City of New York upon debt, contract or taxes and is not a defaulter, as surety or otherwise, upon obligation to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, nor is there any proceeding pending relating to the responsibility or qualification of the proposer or bidder to receive public contracts except ______________________________________________________________.

Full name of proposer or bidder: Prison Health Services Inc.
Address: 1940 Hogen Street
City E. Elmhurst   State NY   Zip 11370

Tennessee: 105 Westpark Drive
           #200
           Brentwood, TN 37027

CHECK ONE AND INCLUDE APPROPRIATE NUMBER:

[ ] A -- Individual or Sole Proprietorship
SOCIAL SECURITY NUMBER

_________-_________-_________

[ ] B -- Partnership, Joint Venture or other unincorporated organization Employer Identification Number

_________-_________-_________

[ ] C --  Department
Employer Identification Number
23-210-8853

By: Richard D. Wright


Signature /s/ Richard D. Wright
          ---------------------------
Title President & CEO
If a corporation, place seal here: (SEAL)

Must be signed by an officer or duly authorized representative.

Under the Federal Privacy Act the furnishing of Social Security Number by bidders on City contracts is voluntary. Failure to provide a Social Security Number will not result in a bidders' disqualification. Social Security Numbers will be used to identify bidders, proposers or vendors to ensure their compliance with laws, to assist the City in enforcement of laws as well as to provide the City a means of identifying businesses which seek City contracts.

IN WITNESS WHEREOF, the City has caused these presents to be executed in triplicate by the Commissioner, and the Contractor has caused these presents to be executed by the duly authorized officer and its corporate seal to be hereunto affixed as of the day and year first above written.

THE CITY OF NEW YORK


BY: /s/ Illegible
    ---------------------------------
Commissioner of Health and Mental Hygiene

[insert]


(Corporate Seal)


BY: /s/ Richard D. Wright
    ---------------------------------
TITLE: President & CEO
(President or Vice President)

(SEAL)

Approved as to Form
Certified as to Legal Authority:


/s/ Steve Stein
-------------------------------------
Acting Department (Corporation) Counsel
Date: 11/9/04

STATE OF NEW YORK    )
ss:
COUNTY OF NEW YORK   )

On this 19th day of November, 2004 before me personally came Thomas R. Frieden, M.D., M.P.H., to me known and known to me to be the Commissioner of Health and Mental Hygiene of the City of New York, the person described in who, as such Commissioner, executed the foregoing agreement, and he duly acknowledged to me that he executed the same on behalf of the City of New York and the Department of Health and Mental Hygiene for the purpose herein mentioned.


/s/ Frank Lane                          (STAMP)
-------------------------------------
Notary Public or Commissioner of Deeds

STATE OF TENNESSEE     )
ss:
COUNTY OF WILLIAMSON   )

On this _____ day of __________, 2003, before me personally came Richard
Wright who being by me duly sworn, did depose and say that (s)he resides in the City of Brentwood that (s)he is the President of PHS, the corporation described in and which executed the foregoing instrument; that (s)he knows the seal of said Department; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said partnership; and that (s)he signed his/her name thereto by like order for the purposes therein mentioned.


/s/ Susan Saums                         (SEAL)
-------------------------------------
Notary Public or Commissioner of Deeds

ACORD(TM) CERTIFICATE OF LIABILITY INSURANCE                   DATE (MM/DD/YYYY)
                                                                    11/11/04
PRODUCER                                THIS CERTIFICATE IS ISSUED AS A MATTER
PHILIP E. REISCHMAN                     OF INFORMATION ONLY AND CONFERS NO
ONE BRIARLAKE PLAZA                     RIGHTS UPON THE CERTIFICATE HOLDER. THIS
2000 WEST SAM HOUSTON PARKWAY SOUTH,    CERTIFICATE DOES NOT AMEND, EXTEND OR
SUITE 2000                              ALTER THE COVERAGE ACCORDED BY THE
HOUSTON, TX 77042 1-800-733-4474        POLICIES BELOW.

INSURED                         INSURERS AFFORDING COVERAGE                    NAIC #
-------                         ---------------------------                    ------
PRISON HEALTH SERVICES, INC.    INSURER A: LEXINGTON INSURANCE COMPANY          19437
105 WESTPARK DRIVE, SUITE 200   INSURER B: INSURANCE COMPANY OF THE STATE PA    19380
BRENTWOOD, TN 37027             INSURER C: AMERICAN HOME ASSURANCE COMPANY      19429
                                INSURER D: N/A
                                INSURER E: N/A

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED
ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR
CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES
DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH
POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

                                                                   POLICY      POLICY
                                                                  EFFECTIVE  EXPIRATION
INSR  ADD'L                                                         DATE        DATE
 LTR  INSRD           TYPE OF INSURANCE           POLICY NUMBER  (MM/DD/YY)  (MM/DD/YY)                  LIMITS
----  -----           -----------------           -------------  ----------  ----------  --------------------------------------
A            GENERAL LIABILITY                      680-1416     01/01/2004  01/01/2005  EACH OCCURRENCE             $1,000,000
                                                                                         DAMAGE TO RENTED            $100,000
             [X] COMMERCIAL GENERAL LIABILITY                                            PREMIES (EA. OCCURRENCE)
             [ ] CLAIMS MADE [X] OCCUR                                                   MED EXP (Any one person)    $N/A
             [ ] _____________________________                                           PERSONAL & ADV INJURY       $1,000,000
             [ ] _____________________________                                           GENERAL AGGREGATE           $2,000,000
             GEN'L AGGREGATE LIMIT APPLIES PER:                                          PRODUCTS - COMP/OP AGG      $2,000,000
             [X] POLICY [ ] PROJECT [ ] LOC
                                                                                         COMBINED SINGLE LIMIT       $N/A
             AUTOMOBILE LIABILITY                                                        (Ea accident)

             [ ] ANY AUTO                                                                BODILY INJURY               $N/A
             [ ] ALL OWNED AUTOS                                                         (Per person)
             [ ] SCHEDULED AUTOS                                                         BODILY INJURY               $N/A
             [ ] HIRED AUTOS                                                             (Per accident)
             [ ] NON-OWNED AUTOS                                                         PROPERTY DAMAGE             $N/A
             [ ] _____________________________                                           (Per accident)
             [ ] _____________________________                                           AUTO ONLY - EA ACCIDENT     $N/A

             GARAGE LIABILITY                                                            OTHER THAN          EA ACC  $N/A
             [ ] ANY AUTO                                                                AUTO ONLY:             AGG  $N/A
             [ ] _____________________________                                           EACH OCCURRENCE             $N/A

             EXCESS/UMBRELLA LIABILITY                                                   AGGREGATE                   $N/A
             [ ] OCCUR [ ] CLAIMS MADE                                                                               $N/A
             [ ] DEDUCTIBLE                                                                                          $N/A
             [ ] RETENTION                                                                                           $N/A

B     WORKERS COMPENSATION AND                   WC4552913       06/01/2004  06/01/2005  [X] WC STATU- [ ] OTHER
C     EMPLOYERS' LIABILITY                       WC4552914 (CA)  06/01/2004  06/01/2005      TORY LIMITS
C     ANY PROPRIETORSHIP/PARTNER/EXECUTIVE       WC4552915 (WI)  06/01/2004  06/01/2005  E.L. EACH ACCIDENT          $1,000,000
      OFFICER/MEMBER EXCLUDED?                                                           E.L. DISEASE - EA EMPLOYEE  $1,000,000
      If yes, describe under                                                             E.L. DISEASE POLICY LIMIT   $1,000,000
      SPECIAL PROVISIONS below

      OTHER
A     HEALTHCARE PROFESSIONAL LIABILITY (CLAIMS     680-1416     01/01/2004  01/01/2005  $1,000,000 EACH MEDICAL INCIDENT
      MADE)                                                                              $3,000,000 AGGREGATE
                                                                                         $10,000,000 TOTAL POLICY AGGREGATE


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY
ENDORSEMENT/SPECIAL PROVISIONS

WC - COVERED STATES: AR, AZ, CA, CO, DC, DE, FL, GA, ID, IL, IN, KS, KY, LA, MA,
MD, ME, MI, MN, MO, MS, NC, NJ, NM, NY, NV, OK, OR, PA, RI, SC, TN, TX, UT, VA,
VT, WI.

FOR PROFESSIONAL AND GENERAL LIABILITY, THIS INSURANCE APPLIES AS EXCESS
COVERAGE TO THAT WHICH IS AFFORDED TO ANY INSURED PER THE CONTRACTUAL
INDEMNIFICATION BY THE CITY OF NEW YORK. PROFESSIONAL AND GENERAL LIABILITY
LIMITS ARE INCLUSIVE OF APPLICABLE SELF-INSURED RETENTION. WITH REGARDS TO
WORKERS' COMPENSATION, BLANKET ADDITIONAL INSURED AND BLANKET WAIVER OF
SUBROGATION AS REQUIRED BY CONTRACT.

CERTIFICATE HOLDER                      CANCELLATION

NEW YORK CITY HEALTH & HOSPITALS        SHOULD ANY OF THE ABOVE DESCRIBED
CORPORATION                             POLICIES BE CANCELLED BEFORE THE
125 WORTH STREET                        EXPIRATION DATE THEREOF, THE ISSUING
NEW YORK, NY 10013                      INSURER WILL ENDEAVOR TO MAIL 30 DAYS
                                        WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT, BUT FAILURE TO DO SO
                                        SHALL IMPOSE NO OBLIGATION OR LIABILITY
                                        OF ANY KIND UPON THE INSURER, ITS AGENTS
                                        OR REPRESENTATIVES

                                        AUTHORIZED REPRESENTATIVE


                                        /s/ Illegible
                                        ----------------------------------------

ACORD 25 (2001/08)                                       @ACORD CORPORATION 1988

                                    IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

                                   DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extent for alter the coverage afforded by the policies listed thereon.

ACORD 25 (2001/08)

                                                                        DATE
ACORD(TM) CERTIFICATE OF LIABILITY INSURANCE  Page 1 of 2             03/25/2004


PRODUCER                 877-945-7378   THIS CERTIFICATE IS ISSUED AS A MATTER
Willis North America, Inc. -            OF INFORMATION ONLY AND CONFERS NO
Regional Cert Center                    RIGHTS UPON THE CERTIFICATE HOLDER. THIS
26 Century Blvd.                        CERTIFICATE DOES NOT AMEND, EXTEND OR
P.O. Box 305191 Nashville,              ALTER THE COVERAGE ACCORDED BY THE
TN 372305191                            POLICIES BELOW.

                                        INSURERS AFFORDING COVERAGE
                                        ---------------------------

INSURED                                 INSURER A: Hartford Fire Insurance Company  19682-001
Prison Health Services, Inc.            INSURER B: __________________________________________
Attn: Rochelle Payne                    INSURER C: __________________________________________
105 Westpark Drive                      INSURER D: __________________________________________
Suite 300                               INSURER E: __________________________________________
Brentwood, TN 37027

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED
ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR
CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES
DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH
POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

                                                            POLICY      POLICY
                                                           EFFECTIVE  EXPIRATION
INSR                                                         DATE        DATE
 LTR            TYPE OF INSURANCE          POLICY NUMBER  (MM/DD/YY)  (MM/DD/YY)                    LIMITS
----            -----------------          -------------  ----------  ----------                    ------
      GENERAL LIABILITY                                                           EACH OCCURRENCE                 $_________

      [X] COMMERCIAL GENERAL LIABILITY                                            FIRE DAMAGE (Any one fire)      $_________
      [ ] [ ] CLAIMS MADE [ ] OCCUR                                               MED EXP (Any one person)        $_________
      [ ] _______________________________                                         PERSONAL & ADV INJURY           $_________
      [ ] _______________________________                                         GENERAL AGGREGATE               $_________
      GEN'L AGGREGATE LIMIT APPLIES PER:                                          PRODUCTS - COMP/OP AGG          $_________
      [ ] POLICY [ ] PROJECT [ ] LOC

  A   AUTOMOBILE LIABILITY                  20UUNGY8394    1/1/2004    1/1/2005   COMBINED SINGLE LIMIT           $1,000,000
                                                                                  (Ea accident)
      [X] ANY AUTO                                                                BODILY INJURY (Per person)      $_________
      [ ] ALL OWNED AUTOS
      [X] SCHEDULED AUTOS                                                         BODILY INJURY (Per accident)    $_________
      [X] HIRED AUTOS
      [ ] NON-OWNED AUTOS                                                         PROPERTY DAMAGE (Per accident)  $_________
      [ ] _______________________________
      [ ] _______________________________

      GARAGE LIABILITY                                                            AUTO ONLY - EA ACCIDENT         $_________
      [ ] ANY AUTO                                                                OTHER THAN        EA ACC        $_________
      [ ] _______________________________                                         AUTO ONLY:        AGG           $_________

      EXCESS LIABILITY                                                            EACH OCCURRENCE                 $_________
      [ ] OCCUR [ ] CLAIMS MADE                                                   AGGREGATE                       $_________
                                                                                                                  $_________
      [ ] DEDUCTIBLE                                                                                              $_________
      [ ] RETENTION $ ________                                                                                    $_________
      WORKERS COMPENSATION AND EMPLOYERS'                                         [ ] WC STATUTORY LIMITS
      LIABILITY                                                                   [ ] OTHER
                                                                                  E.L. EACH ACCIDENT              $_________
                                                                                  E.L. DISEASE - EA EMPLOYEE      $_________
                                                                                  E.L. DISEASE - POLICY LIMIT     $_________
  A   OTHER                                 20UUNGY8394    01/01/2004 01/01/2005  ACV Less
      Business Automobile                                                         $1,000 Comprehensive Deductible
      Physical Damage                                                             $1,000 Collission Deductible

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY
ENDORSEMENT/SPECIAL PROVISIONS

Certificate holder, the City, its officers, officials and employees are named as additional insured to the automobile liability coverage with respects to the named insured's operations, regarding healthcare services for inmates and infants of female inmates who are held in correctional institutions under the charge of the commissioner of corrections the City of New York (the head of the Dept. of Corrections).

CERTIFICATE HOLDER  [ ] Additional INSURED; INSURER LETTER:___    CANCELLATION

                                        SHOULD ANY OF THE ABOVE DESCRIBED
                                        POLICIES BE CANCELLED BEFORE THE
                                        EXPIRATION DATE THEREOF, THE ISSUING
                                        INSURER WILL MAIL 30 DAYS WRITTEN NOTICE
                                        TO THE CERTIFICATE HOLDER NAMED TO THE
                                        LEFT.

New York City Health & Hospitals Corporation
Attn: President
125 Worth Street
Room 514
New York, NY 10013

                                        AUTHORIZED REPRESENTATIVE


                                        /s/ Illegible
                                        ----------------------------------------

ACORD 25-S (7/97) Coll: 953383 Tpl: 233903 Cert: 4214110 @ACORD CORPORATION 1988

                                    IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

                                   DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extent for alter the coverage afforded by the policies listed thereon.

ACORD 25-S (7/97) Coll: 953383 Tpl: 233903 Cert: 4214110

                           ANNEX A: SCOPE OF SERVICES

I.     CLINICAL SERVICES
A.     Medical Services.
       1.  Intake
       2.  Sick Call
       3.  Follow-up
       4.  Laboratory Services
       5.  Pharmacy
       6.  Specialty Care
       7.  Emergency Care
       8.  Infection Control
       9.  Chronic Conditions.
           a. HIV
           b. Tuberculosis
           c. Dialysis
       10. Substance Abuse Treatment.
       11. Referrals.
       12. Sharps.
       13. Pilot Programs.
       14. Reporting.
       15. Disaster Planning/Emergencies.
       16. Blood-borne Pathogen Exposure.
       17. Women's Health Care Services.
       18. Infants.
       19. Prosthetic Devices.
       20. Transitional Healthcare.
       21. Smoking Cessation.
       22. Accreditation.
       23. Patient Advocates
       24. Condom Distribution
B.     Dental Services
C.     Mental Health.
       1.  Timely and Appropriate Mental Health

II.    DOC RELATED ACTIVITIES
A.     Cooperation
B.     Food Handlers
C.     First Aid
D.     Staff

III.   ON-ISLAND TRANSPORT

IV.    TRANSLATION AND INTERPRETATION SERVICES

V.     CULTURAL SENSITIVITY

Annex A
11/5/2004

VI.    LEASES

VII.   STAFFING AND SUPERVISION
A.     Staffing Requirements.
B.     Modifications in Staffing Requirements.
C.     Vacancies.
D.     Specific Staffing Requirements.

VIII.  PHYSICIAN PROVIDER QUALIFICATIONS

IX.    TRAINING AND ORIENTATION

X.     NON-PHYSICIAN PROVIDER QUALIFICATIONS

XI.    HIRING
A.     Program Directors.
B.     Other staff.

XII.   ASSIGNMENT OF PROVIDERS

XIII   QUALITY ASSURANCE/IMPROVEMENT AND RISK MANAGEMENT
A.     Quality Improvement.
B.     Mortality and Morbidity Meetings.
C.     Risk Management.
D.     Quality Assurance.

XIV.   COMPUTERS

XV.    INFORMATION SYSTEMS

XVI.   CONFIDENTIALITY

XVII.  ELECTRONIC MEDICAL RECORD

XVIII. ELECTRONIC RECORDKEEPING

XIX.   RESPONSIBILITIES OF PROFESSIONAL EMPLOYEES

XX     MAINTENANCE OF MEDICAL RECORDS

XXI.   EQUIPMENT
A.     Maintenance
B.     Ownership
C.     Repairs, Replacement
D.     Inventory

Annex A
11/5/2004

XXII.  WAREHOUSE: PROVISION OF SUPPLIES

XXIII. SUPPLIES AND MEDICATIONS
A.     Forms.
B.     Review.
C.     Inventory.
D.     Supplies.
E.     Additional Services.

Annex A
11/5/2004

ANNEX A: SCOPE OF SERVICES

The Contractor by means of a Medical and Dental SubContract(s) shall provide medically necessary services in accordance with the terms set forth herein, community standards, the Department's Policy and Procedure manuals incorporated by reference, the Minimum Standards of the New York City Board of Correction and the applicable State laws and regulations. Such services shall be evaluated periodically using the performance indicators, performance measures and outcome indicators specified herein as well as site visits and document inspections at the Department's discretion. All services shall be funded in accordance with the Budget contained in Annex B attached hereto and incorporated herein. The Budget may be modified, as agreed upon, pursuant to Part I, Article IV(A).

I.   CLINICAL SERVICES

A. Medical Services. The Contractor and its Medical and Dental SubContractors shall provide all medically necessary services on a timely basis, except those requiring treatment at an inpatient hospital and specialty care services which are not included under this agreement, and shall ensure that one or more Physician providers will be physically on the premises of each institution at all times. The Contractor and the Medical and Dental SubContractors shall provide services to inmates transported to the designated Institutions from other DOC operated facilities when the required medical care is not available at such other facilities.

     1. Intake. The Medical SubContractor shall perform an intake examination of all inmates in accordance with protocols and timeframes developed by the Department and consistent with the Minimum Standards promulgated by the Board of Correction. Intake examinations must be available 24 hours per day, seven days per week. Unless otherwise agreed upon, all intake examinations shall be performed and completed within four (4) hours from the time the inmate is presented by DOC and is ready to be seen by a physician, physician's assistant or nurse practitioner.

          a. The Medical SubContractor shall monitor the time from when the patient is presented until the completion of the exam and DOC is notified that the exam has been completed.

          b. Medical SubContractor shall utilize the most current intake forms designed and distributed by the Department. Such forms may be amended periodically.

          c. All forms and other documents shall be filed in the patient's chart upon completion. Completion shall include all required signatures.

     2.   Sick Call.

Annex A
11/5/2004                                                                      4

          a. Routine sick call visits must be performed in each facility within 24 hours of request except for requests received on Fridays or Saturdays, or prior to a holiday, in which case the inmate shall be seen at the next scheduled time or as otherwise agreed upon. Sick call shall be performed under the supervision of a physician.

          b. Emergency sick call shall be available at all times in each facility.

          c. The Medical SubContractor may implement with the Department's approval a nurse triage model for sick-call requests, Patients will be referred, as appropriate, to a physician, nurse or to the pharmacy. Such model shall incorporate a mutually agreed upon patient education component. All such services shall be performed pursuant to a protocol that has been annually reviewed and approved by the site medical director and the Medical SubContractor's Medical Director.

          d. Subject to the approval of DOC and the Department, Medical SubContractor shall develop a protocol whereby inmates in CPSU who require medical consultation are permitted to complete and submit a confidential sick-call request form ("slip system").

          e. Subject to the approval of DOC and the Department, Medical SubContractor may make sick call available in the housing areas.

     3.   Follow-up.

          a. The Medical and Dental Subcontractors shall, in each facility, schedule patients for follow-up care or treatment when clinically indicated or necessary. The Contractor shall notify DOC, in accordance with policies and procedures, when patients are required to be seen in clinic for follow-up. Patients shall be seen or treated as initially scheduled. In the event of circumstances beyond the control of the Contractor or Medical SubContractor, including but not limited to DOC's failure to produce the patient, the Medical SubContractor shall make reasonable efforts to reschedule the patient as medically appropriate.

          b. The Medical SubContractor shall ensure that all patients with known or suspected chronic conditions are seen by a clinician for further examination no more than 14 calendar days from intake or discovery of such condition. Subsequent medical appointments shall take place no later than 30 days from the intake examination or discovery of the condition. Further appointments shall be scheduled as medically appropriate.

     4.   Laboratory Services.

Annex A
11/5/2004                                                                      5

          a. The Contractor shall be responsible for the provision of laboratory services in accordance with community standards including but not limited to prescribing laboratory tests targeted to diagnose presenting symptoms, and to confirm or rule out suspected conditions. The Medical SubContractor shall review all laboratory results and reports in a timely fashion which shall be reflected in the patient's treatment plan.

          b. Services may be provided by a SubContractor subject to Department approval.

          c. The Department shall reimburse the Contractor for all reasonable and necessary costs associated with laboratory services in accordance with Annex B.

          d. Laboratory services shall include but not be limited to courier services of lab reports and/or samples, reports as required by the Medical SubContractor and the Department, and the provision of supplies and technical support related to laboratory services.

     5.   Pharmacy.

          The Medical SubContractor shall provide, in accordance with Department policies and procedures, pharmacy management services including but not limited to the preparation and dispensing of medicines prescribed by clinical staff. Pharmacy staff shall be responsible for managing the inventory and submitting all required reports.

     6.   Specialty Care.

          The Medical SubContractor shall provide specialty care in accordance with Department policies and procedures at facilities designated by and on a schedule approved by the Department. On-Island Specialty Services to be provided by the Medical SubContractor shall include:
          Cardiology; Dermatology; Ears, Nose, Throat; Gastroenterology; Neurology; Ophthalmology; Optometry; Orthopedics; Physical Therapy; Podiatry; Surgery; Urology; Hand Surgery; Ob/GYN; at the hours of service specified in Attachment 4 attached hereto and incorporated by reference. This list is subject to change upon request from the Department subject to Part I Article IV (A) (1) of this Agreement. The Contractor shall immediately notify the Department if at any time it is not able to staff a scheduled specialty clinic.

          At the discretion of the Department, Medical SubContractor may hire a certified specialist in wound care to provide care in the NIC and other designated facilities, as deemed necessary.

     7.   Emergency Care.

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          The Medical SubContractor shall provide emergency services, intervention and referrals 24 hours/day, 7 days/week. At each facility, during any tour when at least one physician is assigned to that facility, at least one physician will be assigned to respond to medical emergencies. Depending upon the severity of the emergency; inmates may be treated at the facility, at Urgi-Care or transferred to a hospital in accordance with the Department's protocol.

          The Contractor shall establish an Emergency Training Committee to conduct at least annually and critique "mandown" drills in each facility on each tour. Such Committee shall report to the Department as part of the Quality Assurance process.

     8.   Infection Control

          The Medical SubContractor shall maintain an Infection Control Program monitored by the Infection Control Committee, a multidisciplinary committee including medical, nursing, administrative and ancillary personnel of the Medical SubContractor responsible for making decisions and implementing programs designed to effect maximum protection for inmates and staff. There shall be an Infection Control Coordinator -- to be designated by the Medical SubContractor and who shall report to the Department's Director of Nursing -- to implement programs and act as liaison with the Department and other interested government agencies including the Centers for Disease Control and Prevention. Infection Control staff shall offer training to staff on such matters as infection control, decontamination and isolation based on appropriate laws, regulations and federal guidelines.

     9.   Chronic Conditions.

          a. HIV. HIV counseling and testing, including rapid HIV testing, shall be offered to all new admissions whose HIV status is unknown during tours of duty in which mental health clinicians are scheduled pursuant to agreed-upon staffing patterns, and shall ensure the availability of a such mental health clinicians before making test results available to the patient All HIV counseling and testing shall be performed by qualified, staff in accordance with all applicable laws, regulations and established protocols. The Medical SubContractor shall refer all inmates with positive test results to MedSpan.

          b. Tuberculosis. The Medical SubContractor shall cooperate with the Department to carry out the goals of identifying and treating active disease and preventing future disease in high risk groups. The Medical SubContractor shall test all inmates, or categories of inmates designated by the Department, for tuberculosis at the initial intake exam or other time specified by the Department. Unless otherwise indicated, the Medical

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               SubContractor shall provide TB case management as clinically indicated, using established Department protocols for treatment and reporting. When medically necessary, patients will be referred to the CDU.

          c. Dialysis. The Medical SubContractor shall provide hemodialysis to all male patients requiring such services. Male patients shall be assessed by the nephrologist employed by the SubContractor who shall determine the appropriate treatment and who shall refer patients to an HHC hospital as medically necessary. Male patients requiring hemodialysis will be housed at BBKC or at a facility identified by the Department and DOC. Female patients shall receive services at Elmhurst Hospital or a facility to be determined by the Department.

     10. Substance Abuse Treatment. The Medical SubContractor shall assess patients during the intake examination for alcohol and drug dependency and/or symptoms of withdrawal. As appropriate, patients will be detoxified using Methadone and referred to program counselors. Patients may be housed in the infirmary for close monitoring. Mental health staff shall also evaluate all inmates admitted to mental health services for the presence of substance abuse and may, as clinically appropriate, refer inmates for participation in the MICA program housed in a mental health observation unit. Appropriate patients will be considered for methadone maintenance. The Medical SubContractor shall offer grant-funded programs to patients including but not limited to KEEP (methadone maintenance/opiate detoxification) and MADE (Motivating Adolescents Through Diversion and Education)

     11. Referrals. Contractor shall develop and implement, in collaboration with the Department, a protocol by which any patient discharged with identified clinical diagnoses requiring follow up shall be referred for appropriate community services. Such protocol shall require that the Contractor obtain from the patient a signed consent consistent with all applicable laws and regulations prior to sharing information with the community provider.

     12. Sharps. The Medical SubContractor shall implement a protocol whereby sharps are counted at the change of each tour and the count is recorded. Such record shall be submitted to the Department and DOC. The Medical SubContractor shall immediately report discrepancies to DOC and the Department. The Department and DOC reserve the right to conduct random, unscheduled audits and to supervise the count.

     13. Pilot Programs. The Department reserves the right to develop protocols which the Contractor and Medical SubContractor will implement on a pilot basis. Such protocols may include but not be limited to chronic care management and the distribution of certain over-the-counter medications. Such pilot

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          projects will be funded within the maximum amounts allowed per Annex B herein. Appropriate performance measures and data collection instruments shall be subject to negotiation. In the event that a pilot project becomes a standard of care, the Department reserves the right to select the related performance measure as a Performance Indicator subject to the requirements of Part I, Article IX (9)(C) of this Agreement.

          The Department shall provide the Contractor with a written proposal, specifying the scope, and duration and anticipated performance standards of any pilot project. The Contractor shall respond with a cost estimate. No pilot project shall proceed without the final approval of the Deputy Commissioner.

     14. Reporting. The Contractor through its Medical SubContractor shall be responsible for reporting to the designated Department Bureau all communicable diseases, including but not limited to sexually transmitted diseases, as required by law and regulation. At such time as the Department's Registry shall become available to the Contractor, the Medical SubContractor shall be required to consult the Registry and to report positive results electronically.

     15.  Disaster Planning/Emergencies.

          a. The Contractor shall review its disaster plan annually and revise it as necessary. Such plan will be consistent with National Commission on Correctional Health Care (NCCHC) or other identified standards, and appropriate drills will be conducted to ensure preparedness for emergency.

          b. The Contractor shall participate as necessary and appropriate in the Emergency Preparedness Plan in cooperation with DOC and the Department. An appropriate member of the Contractor's staff shall be present in the DOC Command Center whenever the Emergency Preparedness Plan is activated.

          c. The Contractor shall provide all Contract Services in a timely and appropriate manner regardless of the occurrence of any unanticipated incidents, contingencies or circumstances at the Institutions, and regardless of fluctuations in the Inmate census, except to the extent prevented by disasters, catastrophes or other acts of God or strikes by non-Contractor personnel. The Contractor and Medical SubContractor shall have developed contingency plans approved by the Department that ensure the availability of staffing sufficient to provide all Contract Services in the event of an emergency (e.g., job action or strike by health professionals or other employees, emergency opening of a closed housing area of Institution which necessitates additional staff beyond the number and type of health professionals specified herein) The Contractor recognizes that certain circumstances (such as Inmate riots or rebellions or

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               actions by DOC) may cause a temporary disruption in the normal volume of or demand for, Patient Care Services. The Contractor and Medical SubContractor agree that, upon cessation of any such disruption, they will meet any increased volume of such Patient Care in accordance with, and within the time limits specified in this Agreement.

          d. In the event of an emergency including DOC changes in the location or classification of a jail when advance notice is not possible, the Contractor shall have thirty (30) days in which to implement a contingency plan approved by the Department. Such plan may allow "holiday" staffing. At the end of thirty (30) days, the Contractor and its sub contractors shall provide full services, as provided herein.

          e. The Contractor and Medical SubContractor shall cooperate fully with the Department to provide emergency or other services not otherwise specified herein whenever an emergency is declared by the City of New York or upon request from the Department, the New York City Office of Emergency Management or by another city agency on behalf of the Mayor of the City of New York. Such cooperation may include but not be limited to the provision of medical services by staff employed by the Contractor or Medical SubContractor in locations to be determined.

     16. Blood-borne Pathogen Exposure. The Medical SubContractor shall provide emergency care for DOC employees who may have been exposed to blood-borne pathogens in one of the Institutions or a job-related accident, The Medical SubContractor shall provide HIV counseling and testing, including rapid HIV testing, as deemed clinically appropriate by the Medical SubContractor, during off hours and weekends. Initial post exposure prophylaxis will be provided as clinically indicated.

     17.  Women's Health Care Services.

          a. The Medical Sub-Contractor shall provide comprehensive medical, mental health, and psychosocial services as clinically indicated at the Rose M. Singer Center including but not limited to obstetrics and gynecology; mental health/depression; preventive health, including PAP smears and mammograms; communicable disease screening and treatment; substance abuse/dependence screening and treatment.

          b. Pre-natal nurses shall have administrative and direct clinical responsibilities for ensuring all pre-natal care is provided in accordance with the standards of care promulgated by the American College of Obstetrics and Gynecology in addition to the Department's policies and procedures

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     18.  Infants.

          a. Medical SubContractor shall provide on-site well-baby health care services to Infants, and child care and parenting services to their Inmate mothers, as set forth herein and in the Department's Nursery Program Policy and Procedures. Any Infant requiring health care at a level not available will be transported by EMS to a designated Hospital (or to another Hospital, if required in an emergency). The Contractor will bear no responsibility for the costs of such transportation, the timeliness of the response by EMS to a call for service, or the care that EMS or the hospital provides or fails to provide.

          b. The Medical SubContractor shall ensure the presence in the Nursery of medical staff with appropriate pediatric experience and nursing staff for routine care, sick call and emergencies. When nursery staff is not on duty it shall be the responsibility of the Medical SubContractor's staff at the Rose M. Singer Center to respond to sick calls and emergencies in the Nursery. Such staff, in conjunction with the Urgi-Care, shall be responsible for determining when an Infant is to be transferred to a hospital and shall identify a staff member to accompany the infant to the hospital.

     19. Prosthetic Devices. With the prior approval of the Department, Contractor may, employing a competitive selection process, enter into one or more Agreements for the on-site fitting and dispensing of prostheses including but not limited to eyeglasses, dentures and/or hearing aids. In the event of such Agreement, Contractor shall cooperate with the Department to develop and implement a protocol for the fitting, delivery within the facilities and in the community, storage and disposal of such devices.

     20. Transitional Healthcare. The Contractor and its Medical SubContractor shall cooperate with the Department's Bureau of Transitional Healthcare Coordination and implement initiatives designed to increase medically appropriate community referrals for inmates upon re-entry, including those with chronic illness, promote better access to healthcare and improve screening and education. Contractor shall provide the Bureau of Transitional Healthcare Coordination with access, as needed, to charts and data.

          The Medical SubContractor shall refer patients with chronic diseases to the Bureau, as necessary, prior to release to the community.

     21. Smoking Cessation. The Medical SubContractor shall conduct a smoking cessation program with the prior approval of the Department. Such program shall include but not be limited to counseling provided by trained public health educators combined with over the counter nicotine replacement devices

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          dispensed by the pharmacy to patients enrolled in such programs, subject to staffing and resources as set forth in the budget.

     22. Accreditation. The Contractor and the Medical and Dental SubContractors will cooperate fully with any effort which may be taken by the Department to obtain and maintain any applicable accreditation of all jails during the term of the Agreement on a schedule to be mutually agreed upon. Subject to the provisions of Annex B, activities associated with the Accreditation process shall be paid for or reimbursed by the Department.

     23. Patient Advocates. The Medical SubContractor shall employ patient advocates who shall cooperate with Department staff to respond to patient inquiries and complaints pursuant to Article XIII. C below and to assist, where possible, the Department in ensuring patient compliance with medical treatment plans.

     24. Condom Distribution. The Medical SubContractor shall participate in a condom distribution program in accordance with Department polices and procedures.

B.   Dental Services.

     1. The Dental SubContractor shall, in accordance with Department policies and procedures, provide dental care and treatment including but not limited to dental examinations; instruction on oral hygiene; emergency care; oral cancer screening; diagnosis; oral prophylactics; endodontics; restoration; periodontics; access to specialty care as clinically necessary; dental prosthetics as prescribed by a dentist; oral surgery. Dental services shall be available on a schedule to be determined jointly by the Medical SubContractor and the Department.

     2. The Dental SubContractor shall perform a precursory oral cancer screening during intake. A dental consult may be generated at which time a more comprehensive dental exam is performed. The dentist shall do a brush biopsy screening as clinically indicated followed by referral for oral surgery as medically appropriate.

     3. The Dental SubContractor shall use and maintain computer software and radiology equipment to enable access to dental records from any facility.

     4. Dental staff shall count all sharps no less than twice each day: once at the beginning of the shift and once at the end of the shift and maintain records pursuant to an approved protocol which includes reporting to the Department and DOC. The Department and DOC reserve the right to conduct random unscheduled audits and to supervise the count.

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C.   Mental Health.

     1. Timely and Appropriate Mental Health. Services shall be provided in accordance with all applicable laws and regulations including but not limited to the Minimum Standards promulgated by the New York City Board of Correction and the New York State Commission of Correction.

          a. Psychiatric services shall be provided in the Mental Health Center at all times. Patients who have routine referrals for mental health services shall be evaluated within 72 hours of referral. Emergency referrals shall be processed immediately and evaluated by the first available staff. Patients who require inpatient hospitalization shall be promptly referred to the appropriate HHC psychiatric facility. Patients identified as requiring continued mental health treatment shall be scheduled for follow-up appointments with an appropriate mental health staff member. Patients shall be assigned to the appropriate housing location. Psychotropic medication shall be prescribed and safely administered according to accepted medical practice standards. Suicide prevention measures shall be performed according to Department policy.

          b. The Medical SubContractor shall utilize, the most current forms designed and distributed by the Department Such forms may be amended periodically.

          c. At the discretion of the Department, the Medical SubContractor may pilot treatment protocols including but not limited to the organization of an Intensive Management Unit for the identification and treatment of inmates with personality disorders.

II.  DOC RELATED ACTIVITIES

A. Cooperation. The Medical SubContractor shall cooperate with DOC. Such cooperation shall include (i) the completion for each Inmate, upon admission to the Institution, a Department form that will indicate any contradictions connected with the use of stun shields or chemical agents (or other specified security equipment) by DOC personnel and notification to DOC staff that the use of a stun shield or chemical agent (or other specified security equipment) is or is not contraindicated; (ii) assistance in implementing a program pursuant to which certain terminally ill Inmates are released from the custody of DOC (the "Compassionate Release Program");
     (iii) completing an Injury to Inmate form as appropriate; and (iv) medical screening of Inmates referred into DOC programs.

B. Food Handlers. Contractor shall process the Certification of Food Handlers in accordance with DOHMH guidelines and DOC requirements. When the DOC requests food handling clearances for inmates, the Contractor shall conduct a

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     chart review that includes a review of the inmate's admission history and physical, laboratory studies, PPD test and chest x-ray, and health or mental health conditions. The Contractor shall complete the certification process for each individual within 24 hours. In the event the Department revises its protocol for screening and testing for tuberculosis, the Medical SubContractor shall provide PPD tests and chest X-rays as necessary and appropriate for Certification of Food Handlers.

C.   First Aid.

     1. The Medical SubContractor shall provide on-site first aid services to correctional personnel working at the Institutions and to civilian personnel onsite. In the event of an emergency, DOC will, at the same time, call both EMS and a health professional employed by the Medical SubContractor. The Services to be rendered by the health professional will consist first of triage-type evaluation, then, in the event of an emergency, stabilization pending the arrival of EMS. If there is no emergency, the health professional will refer the correctional officer or civilian to his or her private physician, or provide first aid to the correctional officer or civilian at the site so that he or she may return to work, whichever is indicated.

     2.   The services to be rendered by health professionals will not include
          (i) taking a complete medical history (although it will include taking such history as is warranted under the circumstances); (ii) providing a full physical examination, lab work, x-rays; or (iii) dispensing or prescribing medication, except for the administration of medication in an emergency.

     3. The Medical SubContractor shall complete a DOC injury report for every correction officer and civilian to whom it provides first aid.

     4. The Medical SubContractor shall respond to emergencies inside and outside facilities on Rikers Island where they provide medical care pursuant to this Agreement. Such response may include the provision of first aid and emergency triage for visitors and other civilians.

     5. Such Services do not include or permit the rendering of health care services at courthouse facilities operated by DOC.

D.   Staff.

     1. The Contractor shall provide to DOC, on a monthly basis, a list of employees and sub contractor's employees with a cover sheet indicating new hires, suspensions and terminations.

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     2.   The Contractor shall, at its own expense, take the fingerprints of all staff members whose fingerprints are not already on file with DOC. The Contractor shall provide DOC with all fingerprints.

     3. The Contractor shall ensure that all prospective and new employees and employees of its sub contractors are advised, in writing, that vital information will be shared with both DOC and DOC for the purposes of background investigations, including home and cell telephone numbers. DOC reserves the right to revoke an employee's security clearance at any time.

     4. The Contractor shall provide all employees and sub contractors with clearly identifiable name tags indicating first initial, last name and title to be worn at all times while on duty. Such tags shall comply with DOC requirements for design and materials. The Contractor's personnel policy shall be amended to reflect this requirement.

     5. The Contractor and/or the Medical SubContractor shall attend all regularly scheduled meetings as directed by the Department It is expected that DOC requests for the Contractor's attendance will be communicated through the Department's On Island Administrator or designee.

     6. The Contractor shall make appropriate staff available to attend security orientation and seminars conducted periodically by DOC, pursuant to a schedule negotiated between DOC and the Department.

III. ON-ISLAND TRANSPORT

     The Contractor shall manage parking pass requests by its staff and sub contractors for vehicles on Rikers Island to maximize programmatic needs, subject to directions of DOC. The Contractor shall make its van available to transport staff between facilities. All drivers on Rikers Island shall respect the DOC traffic and parking regulations. The Contractor shall be responsible for collecting and returning to DOC any parking permits issued to staff members whose services are terminated or whose parking privileges are revoked or suspended by DOC. DOC reserves the right to revoke or suspend parking privileges.

IV.  TRANSLATION AND INTERPRETATION SERVICES

     The Medical and Dental SubContractors shall employ its best efforts to ensure that its Providers providing Patient Care are sufficiently proficient in languages that are understood and used by the patients. It shall also ensure that screening, patient history and exams are accomplished in such a manner as to accommodate Inmates whose hearing or sight may be impaired, including obtaining the services of a sign language interpreter, if necessary. In addition, the Medical and Dental SubContractors shall provide the services of a language bank (such as that

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     provided by AT&T), which services shall be accessible to all health professionals in all Facilities twenty-four (24) hours per day, seven (7) days per week. If the Contractor fails to arrange for the provision of such services promptly upon the execution of this Agreement, then the Department may do so and recover the cost from the Contractor.

V.   CULTURAL SENSITIVITY

     The Contractor shall ensure that within 30 days from the date of hire, all new employees of the Contractor and Medical and Dental SubContractors shall receive comprehensive training on cultural diversity. All managerial staff of the Contractor and Medical and Dental SubContractor shall receive cultural diversity training on an annual basis in order to ensure the goals of the cultural diversity program are monitored and achieved. Nonmanagerial employees shall receive remedial training where indicated.

VI.  LEASES

     The Contractor shall, with Department approval, acquire or lease space within ready access to Rikers Island to perform such functions as are deemed necessary to support the services provided on Rikers Island. Such lease shall include language making the lease assignable to the successor Contractor upon termination of the Agreement.

VII. STAFFING AND SUPERVISION

A.   Staffing Requirements.

     The Contractor shall ensure the provision at all times during the term of the Agreement of Services at each Institution through the number and types of qualified health professionals specified in Attachment 2, subject to any modifications herein. ("Staffing"). The Contractor acknowledges and agrees that such Staffing specified herein is sufficient to enable it to provide all required services based upon the community standards of care, treatment patterns, locations of service delivery at the Institutions and Regulations in effect as of the date hereof; taking into account sporadic and unanticipated daily fluctuations in service needs, emergency conditions and vacations and absences of Providers. The Contractor acknowledges that it shall not be entitled to additional payment for salaries except to the extent the prior approval of the department is obtained for additional Providers that the Contractor or Medical SubContractor may subsequently determine to be necessary.

B.   Modifications in Staffing Requirements.

     1. The Department may, in its sole discretion elect to increase Staffing Requirements.

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     2.   Should DOC close an Institution, health professionals assigned to such
          Institution will no longer provide Services, unless reassigned by the Contractor or the Medical or Dental SubContractor. Staffing modifications related to such closings shall be performed in accordance with Part I Article XI (F) of this Agreement.

     3. The Department and the Contractor shall, at least every three (3) months during the first year of this Agreement, and every six (6) months during the remaining term of the Agreement, review and discuss changes in the type and number of Providers at each Institution. The Budget and Staffing Requirements may be adjusted accordingly to reflect any agreement reached with respect to reconfiguration.

     4. Any changes to the Budget as a result of modifications to the staffing requirements shall be made in accordance with Part I Article IV (A)
          (3).

C.   Vacancies.

     1. The Contractor and Medical and Dental SubContractors shall immediately notify the Department when a critical position becomes vacant. Critical positions shall include the Program Director, the Medical Director, the Director of Dentistry, the Director of Mental Health Services, the Director of Pharmacy and the Medical Site Directors.

     2. The Medical and Dental SubContractors shall fill any vacancy in any position with a replacement at an equivalent level of qualifications and skill and at the same or lower salary as the departing health professional however, no vacant position requiring a Psychiatrist may be filled with a professional with any other level of qualifications and skill.

     3. The Medical and Dental SubContractors, shall fill all vacancies, including new positions resulting from an authorized increase in Staffing Requirements, no later than sixty (60) days of the occurrence of such vacancy or increase, by the employment of Providers that conforms to the requirements herein. In no event shall overtime expenditures exceed 10% of the total annual personnel (PS) cost, except that expenditures to temporarily fill a staff vacancy during the sixty day period after the occurrence of such vacancy will not be counted towards the 10 % limitation. The Contractor and Medical and Dental SubContractors may require that newly hired medical, dental or mental health staff be assigned to flexible or part time schedules.

D. Specific Medical Staffing Requirements. The following provisions apply at all times, including the period when a vacancy is unfilled or a Provider is absent due to vacation, illness or otherwise.

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     1.   Except as otherwise specified in Attachment 2 during each Tour, the following staff must be present at the assigned Facilities as specified in Attachment 1, and, except as indicated herein, replaced with a current full-time health professional during the period of any vacancy or absence:

          a. Physicians, Physician Assistants, RNs, NAs and LPNs in all Infirmaries the Communicable Disease Unit and Urgi-Care.

          b.   All titles in all specialty clinics.

     2. During each Tour at each Institution, all staff titles not encompassed above will be grouped into three discrete units as follows:

          a. Unit 1 Administrative/Clerical (Health Service Administrator, Medical Records Administrator, Medical Records Clerk, Administrative Assistant, Patient Advocate, Clinic
               Coordinator/Scheduler)

          b.   Unit 2 Medical Practitioner (MD, PA, APRN, RN, LPN)

          c. Unit 3 Medical, Other (Director of Nursing, QA RN, Site Medical Director, Assistant Site Medical Director, HIV Counselor, NA, Dentist, Dental Assistant, Radiologist, X-ray Technician, Phlebotomist, Pharmacist, Pharmacy Technician, Discharge Planner)

     3. During each Tour, the staff in each Unit above must be present at the assigned Institutions as specified in Attachment 1, except that one
          (1) staff vacancy or absence is permitted for each Unit in an Institution with fewer than 15 staff members and two (2) vacancies in Institutions with 15 or more staff members. No staff vacancy or absence is permitted when only one (1) staff member in a Unit in an Institution is scheduled on a Tour.

     4. The Contractor's Administrative Director shall maintain a daily log of schedules for all sites, including the medical site director and mental health unit chief and shall make such log available to the Department by the close of business the next day.

E. Mental Health Staffing. Consistent with Article XII herein, and unless otherwise specified, during each Tour, the staff specified in Attachment 1 must be present including the period when a vacancy is unfilled or a Provider is absent due to vacation, illness or otherwise.

VIII. PHYSICIAN PROVIDER QUALIFICATIONS

A. The Contractor shall ensure that, except as otherwise provided in this Agreement or by written authorization of the Deputy Commissioner, all site medical directors and assistant site medical directors shall be board certified in a primary care


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

     specialty. All physicians working in specialty clinics shall be board certified in the respective specialty; Urgi-Care physicians shall be board certified in emergency medicine. All Physicians and Dentists shall be duly licensed in the Sate and by the U.S. Drug Enforcement Agency, if required.

B. All staff physicians, site medical directors and assistant site medical directors shall have current certification in Advanced Cardiac Life Support
     (ACLS) no later than 90 days past the effective date of this Agreement. All other clinical staff shall have current certification in Basic Life Support and in the operation of an Automated Electronic Defibrillator. In addition, all clinical providers shall annually attend a minimum of 12 hours of Department-approved - continuing education courses appropriate to their correctional health duties.

C. Prior to employment, each provider shall have a complete medical evaluation comparable to that required for health care providers at hospitals by
     Section 405 of the New York State Sanitary Code.

IX.  TRAINING AND ORIENTATION

A. All clinicians (physicians and non-physicians) and professional staff shall satisfy the New York State requirements for licensure including continued education in their respective fields.

B. All clinicians shall have current certification in Basic Life Support and the operation of an Automated Electronic Defibrillator. In addition, all clinical providers shall annually attend a minimum of 12 hours of Department approved continuing education.

C.   1.   The Contractor shall ensure the development and implementation by
          March 1, 2005 of an orientation program for all staff and sub-contractors. Such program shall be submitted to the Department for review and approval and shall be updated every two years or sooner as necessary.

     2. Orientation shall include but, not be limited to a review of the Department's and the Contractor's policies and procedures; a review of security procedures; infection control; confidentiality; and the appropriate response to emergency situations.

     3. All new hires shall be provided with basic orientation during the first week of employment and shall be required within 60 days of employment to attend a comprehensive training class offered by the Contractor. Attendance shall be documented and kept on file.

X.   NON-PHYSICIAN PROVIDER QUALIFICATIONS


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     In addition to the requirements set forth herein, the Contractor shall ensure that each Non-Physician Provider employed by the Contractor and its medical SubContractor(s) shall:

     1. Meet such professional standards as are established in the Regulations; and

     2. Have, and shall maintain, all required credentials and qualifications, including, but not limited to, graduation from an accredited education or training program, and where appropriate and if available, special certification. Records pertaining to such credentials and qualifications shall be updated annually for each Non-Physician Provider and shall be made available to the Department within ten (10) days of request.

XI.  HIRING

A.   Program Directors.

     1. The Department reserves the right to approve candidates being considered by the Contractor for the following positions: a full-time Program Director who shall have responsibility for all aspects of Contract Services and who shall be on Rikers Island as reasonably necessary; a full-time Deputy Medical Director; a full-time Program Medical Director, employed by the Medical SubContractor, who shall have responsibility for all clinical aspects of Contract Services; a full-time Director of Dentistry employed by the Dental SubContractor who shall have responsibility for all dental services provided; and a full-time Program Mental Health Director employed by the Medical SubContractor who shall report directly to the Program Medical Director. The Program Medical Director and the Program Mental Health Director shall both be on Rikers Island during their working hours, except as reasonably necessary to discharge their duties.

     2. The Program Director shall have at least ten (10) years of progressively responsible managerial experience in corrections, or in a correctional health, hospital or other health care setting or a related field, and a bachelor's degree from an accredited college, except to the extent such requirements are waived by the Deputy Commissioner. The duties of the Program Director shall include, but not limited to, the following:

          a. ensuring compliance with the contractually-defined scope of services, reporting requirements and adherence to regulatory guidelines and accepted standards of care;

          b. ensuring that the provision of Contract Services adheres to all Department established policies and procedures (clinical and operational) and that appropriate new protocols are recommended to address emerging practices;


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          c.   ensuring that all facilities are appropriately staffed, equipped and supplied;

          d. ensuring that competent staff is recruited, hired, trained, retained, evaluated and supervised;

          e. ensuring full development of, and appropriate representation and cooperation with, all Contract Services activities and full cooperation with the Department and its representatives;

          f. Monitoring medical subcontract(s) to ensure compliance with its contractual terms; and

          g. Ensuring that the terms of the medical subcontract(s) are at all times consistent with the terms of the instant agreement.

     3. The Program Medical Director, to be employed by the Medical SubContractor, shall be a licensed physician, board certified in Internal Medicine, Family Practice or Surgery and shall have a minimum of fifteen (15) years of experience since graduation from medical school and a minimum of five (5) years experience in correctional health care.

     4. The Director of Dentistry to be employed by the Dental SubContractor shall be licenses and shall have a minimum of 15 years experience since graduation from dental school.

     5. The Program Mental Health Director, to be employed by the Medical SubContractor, shall be a licensed physician, board certified in Psychiatry and shall have a minimum of fifteen (15) years of experience since graduation from medical school and a minimum of five
          (5) years experience in correctional health care.

B.   Other Staff.

     The Department shall inform the Contractor and Medical SubContractor of information in its possession concerning prospective hires including but not limited to prior unfavorable Department performance evaluations.

XII. ASSIGNMENT OF PROVIDERS

     The Contractor or its Medical SubContractor shall ensure that adequate and appropriate Physician Provider and Non-Physician Provider staff are assigned and provided in accordance with provisions of this Agreement, the Regulations and in compliance with appropriate Department policies.

     1. It is expected that at least seven (7) Mental Health unit chiefs will be present at work on any given work day.

     2. A designated staff member is one who is assigned to a specific work site. Designated mental health staff are indicated in Attachment 1 hereto. Mental


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

          health staff; site medical directors, assistant site medical directors and/or infirmary clinicians may not be designated to more than one work site at one time, and such work site designation may not be changed for at least three months without the prior approval of the Department for good cause. Such approval shall not be unreasonably withheld. If the Department fails to respond to a request for redesignation within three (3) business days the request shall be deemed granted.

          A designated staff member may be temporarily reassigned to another work site, but cannot serve as a designated staff member at this temporary location.

     3. The Contractor shall provide to the Department, on a regular basis, a current and updated list of Contract Services Providers assigned to work on Rikers Island. The list shall include names, dates of appointment, titles and vehicle information. Such updated information shall be furnished expeditiously whenever a new appointment, retirement or termination occurs.

XIII. QUALITY ASSURANCE/IMPROVEMENT AND RISK MANAGEMENT

     The Contractor shall establish and implement such effective mechanisms as are necessary to ensure that the quality and appropriateness of Patient Care and the clinical performance of the Medical SubContractor and all Contract Services Providers providing Patient Care are monitored and evaluated, and that timely efforts are made to ensure the quality and appropriateness of the care delivered.

A. Quality Improvement. The Contractor shall participate fully in the activities of the Department's Quality Improvement Plan ("QIP") incorporated herein as Attachment 5 and any subsequent version, including the establishment of a committee structure as outlined in the QIP. Committees established at each Institution served by the Contractor, as well as the Rikers Island-wide committee shall meet as required by the QIP, and agendas, attendance sheets and minutes shall be maintained and forwarded to the Department's Director of Quality Assurance & Improvement after each meeting. Contractor staff shall attend other departmental and system-wide quality improvement meetings as described in the QIP. The Contractor's committees shall develop quality improvement meetings as described in the QIP. The Contractor's' committees shall develop quality improvement projects within and across Institutions, and the Contractor shall provide Continuous Quality improvement training to all relevant personnel.

B. Mortality and Morbidity Meeting. In addition to the Contractor's participation in the Mortality and Morbidity ("M&M") meetings as described in the QIP and scheduled by the Department, the Contractor shall conduct its own peer review of all deaths and significant occurrences, as identified by the Medical Director or the


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

     Program Medical Director, concerning Inmates who were in the Contractor's care. The reviews shall include the drafting of chart summaries and findings of fact, following a format determined by the Department, that shall be submitted to the joint M&M committee. The Contractor shall also be responsible for presenting all such cases to the joint M&M committee and in implementing any and all corrective actions that are developed as a result of those meetings, and/or are directed by the Medical Director. The Department may request, from time to time, that physicians employed by the Medical SubContractor attend M&M meetings as necessary and appropriate.

     The Contractor's staff and the Medical SubContractor's medical and mental health directors and senior mental health staff, including mental health chiefs, shall also participate in monthly Suicide Attempt M&M meetings with Department staff. For each suicide attempt in an Institution for which Contract Services are provided by the Contractor, the Contractor shall be required to submit in advance of these meetings a written report, following a format determined by the Department, including a description of the incident, facts leading up to the incident and the outcome of the incident including a corrective action plan, if necessary.

C. Risk Management. The Contractor shall designate an individual to whom the Department may forward complaints and other inquiries and will be expected to have staff of patient advocates to conduct investigations and report back findings and results within five working days, unless the response time is extended by the Department Director of Risk Management. Patient advocates will also be expected to receive complaints from inmates. The Contractor shall maintain a log of interactions between patient advocates and patients that present complaints or inquiries about health care services and make it available to the Department on demand.

     The above notwithstanding, designated Department staff members shall have direct access to the Contractor's clinical and administrative staff at the Institutions who shall cooperate fully with regard to any investigations undertaken by such Department staff. Department staff shall also have direct access to all patient records and other patient records and other patient care-related material, such as logbooks, which shall include information maintained by the Contractor's patient advocates. The Contractor shall comply promptly with any corrective action that may be recommended by the Department upon the conclusion of its investigation.

     The Contractor shall report all Inmate deaths promptly upon their occurrence to the Department Director of Risk Management and Department Medical Director. Other reportable incidents shall be reported in accordance with Department policy.

D.   Quality Assurance


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

     Notwithstanding other quality assurance activities required herein, supervisory clinical staff delineated below and quality assurance nurses employed by the Medical Subcontractor shall conduct on-going clinical chart reviews.

     1. The quality assurance nurses shall review, at a minimum, 40 active medical charts per facility each month, selected using systematic random sampling in accordance with guidelines to be provided by the Department except as follows.

          Only 20 charts are required for the CDU. Of the 40 charts at NIC, one-half must be charts for infirmary patients and one-half for non-infirmary patients; at RMSC, one-fourth shall be charts for infirmary patients and the remainder for non-infirmary patients.

     2. Absent the approval of the Department's Medical Director for Correctional Health, at least one-half of the charts to be reviewed must be for patients incarcerated a minimum of 60 days; the remainder must be for incarcerations of at least 30 days.

     3. The selected charts shall be reviewed in their entirety, including medical and mental health encounters, utilizing a form to be provided by the Department. Such form shall include but not be limited to an evaluation of the continuity of care and appropriateness of follow-up during the course of the patient's incarceration.

     4. Chart reviews conducted by the quality assurance nurses shall be reviewed by senior supervisors for patterns and trends. Corrective action plans shall be developed and submitted to the Department if shortcomings in care are noted.

     5. The site medical director, or his/her designee, at each facility shall conduct peer reviews of the appropriateness of services provided by non-mental health physicians, physician's assistants and nurse practitioners, utilizing forms to be provided by the Department. Such review shall be based on a systematic random sample of episodes of care provided in the prior month by the practitioner whose practice is being peer reviewed. An episode of care may include, but is not limited to, a chronic care visit, a sick call visit, or an intake evaluation, together with any follow-up visits by the same practitioner, which were generated as a result of the initial interaction.

     6. Each quarter, a minimum of 15 episodes of care shall be reviewed for each practitioner.

     7. The medical director or deputy medical director for the Medical Subcontractor, or designee, shall conduct the peer review of each Urgi-care physician.


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

     8. Subject to the availability of resources, an administrative supervisory psychiatrist shall conduct peer reviews of all psychiatrists, psychiatric physician's assistants and nurse practitioners, reviewing a minimum of 5 charts per practitioner per quarter.

     9. Ph.D.-level clinical supervisors shall conduct quarterly peer reviews of mental health clinicians and non-Ph.D.-level clinical supervisors, reviewing a minimum of 10 charts per clinician per quarter.

     10. The deputy mental health director for the Medical Subcontractor shall conduct the peer review of each Ph.D.-level clinical supervisor.

     11. The director of dentistry for the Medical Subcontractor shall conduct peer reviews of the dentists.

     12. On a quarterly basis, the review forms for each practitioner shall be evaluated, and patterns that are identified will be commented upon on a summary form and corrective action plans developed and shared with the Department if necessary.

          The Medical Subcontractor shall maintain an individual Quality Assurance ("QA") file for each of its clinicians subject to peer review, which, at a minimum, shall contain copies of these peer review evaluation forms.

          The Medical Subcontractor shall present the results of the chart reviews conducted by quality assurance nurses, along with the supervisory reviews and any corrective action plan(s), to the Department's Medical Director of correctional health no later than 30 days after the end of each month during which the reviews occurred. The peer review summary forms, together with any corrective action plan(s), shall be submitted no later than 30 days after the end of each quarter in which the reviews occurred.

XIV. COMPUTERS

     The Contractor shall maintain a computing center on Rikers Island that houses the needed servers and special hardware. The Contractor shall, with Department approval, develop and implement an upgrade/replacement program that ensures that server and storage systems are sufficient/technologically up to date and have the storage capacity for medical and administrative needs. All purchases shall be subject to the requirements set forth in Part I of this Agreement and the Budget contained in Annex B.

     The Contractor shall provide the Department with access to its network.

XV.  INFORMATION SYSTEMS


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

     During the term of this Agreement and after termination, the Contractor shall grant to the Department a perpetual, non-exclusive license to all software purchased or developed by or for the Contractor as described in
     Article XIII of Part I herein. Other than the software described in Article XIII of Part I herein, the Department shall own all hardware and software funded herein, specifically to assist in the performance of Contract Services hereunder (and not owned or leased by the Contractor prior to the commencement of the term of this Agreement). All licenses for software and hardware established by the Contractor hereunder will be transferred to the Department or a successor Contractor upon termination, if assignable. All new licenses obtained by the Contractor during the term of this Agreement, to assist in the performance of Contract Services, shall be assignable to the Department or successor Contractor. In the event the Department decides to implement, in any of the Department's other facilities, the information systems provided by the Contractor hereunder, the Contractor shall provide all initial technical assistance and support.

     1. The information systems shall meet, at a minimum, the following specifications:

          a.   The network and servers will be set up in the following manner:

               i. Any data network design provided by the Contractor must be independent of the DOC network infrastructure, with the exception of telecommunication service from DOC Telecommunications, from the Institutions to the proposed Institutions-based correctional health data center.

               ii. Any data network design provided by the Contractor shall include connection to the Department's central office at transmission speeds no less than those provided as of the date of this Agreement. The Contractor shall ensure that the Department is able to utilize the data network for both applications the Contractor installs and for managerial applications that the Department develops including, but not limited to, data collection applications for on-site audits.

               iii. All aspects of the information systems provided by the
                    Contractor shall operate independently of systems servicing the Contractor's own facilities, except as authorized by the Department, including but not limited to the Contractor's payroll system, e-mail system, and internal web page

     2. The Contractor shall have available for its use existing voice/telephone service and networks provided by and maintained by DOC Telecommunications. Any proposed plans to re-engineer voice networks must be approved in writing by the Deputy Commissioner, who will consult with DOC.

     3. The Contractor shall maintain existing applications in ancillary service areas (e.g., pharmacy, laboratory, radiology) and, the application supporting the


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

          mental observation units until such time as any change may be approved by the Deputy Commissioner.

XVI. CONFIDENTIALITY

     The Contractor is responsible for the accuracy and completeness of Inmate information databases maintained by the Contractor pursuant to this Agreement. Except as otherwise provided herein, all Inmate information, including both electronic and manual records, shall be held confidential by the Contractor and shall not be disclosed, unless required by law, and then only upon notice to, and approval by, the Department. As set out forth herein, the Department shall respond, on behalf of the Contractor, to all subpoenas duces tecum, court orders and requests for Medical Records Data obtained by the Contractor through the information system shall be used by the Contractor solely to ensure appropriate medical care and discharge planning for Inmates. The Contractor shall keep strictly confidential Inmate identifiers, movement and classification data. The Contractor shall indemnify and hold harmless the Department and its agents and employees, and DOC and its agents and employees from any and all claims, suits, actions, proceedings, costs, expenses, losses or damages arising from, or in any way related to, the Contractor's wrongful disclosure of such data.

     The Contractor shall provide and ensure adequate security of the information systems to protect the confidentiality of all information with respect to the Department, the Institutions and the Inmates in the course of installing, maintaining and supporting the information systems. The Contractor will ensure protection from inside and outside threats to security including, but not limited to, controlling access to information systems, controlling remote connectivity, controlling access to data, and ensuring accountability. The Contractor shall defend, and indemnify the Department and its agents and employees, and DOC and its agents and employees from and against any and all claims, losses and actions that arise from a breach of this Section.

XVII. ELECTRONIC MEDICAL RECORDS

     At the discretion of the Department, and with the prior approval of the Department, the Contractor may provide and maintain an Electronic Medical Records system for the medical records of patients and infants subject to modifications by the Department. Such system shall allow a real time, fully integrated medical record to be available to all authorized users at any time; track all components of an inmate's medical history and treatment and be based on user-defined protocols that may be updated. The Contractor shall cooperate fully with the Department to develop and implement such a system.

XVIII. ELECTRONIC RECORDKEEPING


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

     Consistent with the above, the Contractor may, with the prior approval of the Department, subcontract for the development, testing and installation of software for intake, processing, patient appointment tracking, patient encounters (S.O.A.P. notes), consultation tracking, infirmary utilization tracking, HIV and hepatitis tracking. The Contractor shall be reimbursed for all ordinary expenses associated with such sub-contract in accordance with the Budget contained in Annex B. The Department shall have the right to review and request changes to the proposed scope of services and to approve in advance each component of the system. In case of dispute, the decision of the Deputy Commissioner shall be final. The Department shall cooperate with the Contractor to establish IIS linkages for relevant demographic information. The Department shall provide all necessary hardware to deploy, host and operate the system.

     The Contractor shall cooperate with the Department in the use of other Databases maintained by the Department, including database developed in conjunction with Brad H. Such cooperation shall include data entry, data collection and other related tasks as directed by the Department.

     Notwithstanding the requirements set forth elsewhere in this Agreement, the Contractor shall cooperate with the Department to explore the use of information technology or medical technology included electronic medical records and digital radiography.

XIX. RESPONSIBILITIES OF PROFESSIONAL EMPLOYEES

     The Medical SubContractor shall require that its professional employees, as a condition of their continued assignment by the Medical SubContractor to the Institution, be responsible for performing their duties in accordance with the Regulations and for the efficient delivery of such Contract Services included in their job descriptions. Each professional employee shall participate in such activities as are so identified and assigned and shall cooperate fully with Department personnel. Such duties shall include, but not be limited to the following, as appropriate:

     1.   Participation in in-service education and continuing education;

     2.   Attendance at meetings, as required;

     3. Monitoring and evaluating all activities supportive of Patient Care Services for timeliness, quality and appropriateness as part of the Institution's overall quality-of-care review process;

     4.   Timely completion and maintenance of Medical Records;

     5. Delivery of Contract Services by a Non-Physician Provider under the supervision of a designated Physician Provider, if required by applicable law;


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

     6. Action in accordance with the Regulations and the Performance Indicators, as well as Department policies and procedures.

     7. Delivery of Contract Services in compliance with Inmates' rights, as set forth herein;

     8.   Participation in performance improvement activities;

     9. Cooperation with any Research that may be conducted at the Institutions; and

     10. Participation in the processes pursuant to which appointment and reappointment are made.

XX.  MAINTENANCE OF MEDICAL RECORDS

     1. All Medical Records maintained by the Contractor are the property of the Department, and as such, appropriate Department staff are entitled to immediate access to them. All Medical Records shall be maintained by the Contractor in accordance with the standards set forth by the Department and in accordance with all applicable Regulations. The Contractor shall maintain all current documents as well as those for two prior years on-site or, with the Department's approval, in a nearby location. Thereafter, upon being indexed, bar-coded and boxed by the Contractor in boxes provided by the Department, such Medical Records will be transported by the Department to its off-site storage location. DOHMH may, upon written notice to the Contractor, reduce the period of time for retention of such documents.

     2. The Medical Records of an Inmate or an Infant shall be maintained at the Institution in which he or she is, housed, and, upon discharge of a patient in the off island location to be leased by the Contractor. The Medical Records of a correctional officer or on-site civilian personnel treated hereunder shall be maintained in a location determined by the Department. To the extent that Medical Records are in electronic form, Department employees shall have instant access to them at all times (including print capability) at each Institution. In addition, if Medical Records are in electronic form, Department employees must be provided access at sites determined by the Department.

     3. The Contractor shall ensure that Medical Records are complete, in order (as required by Department policy), and contain all progress notes pertaining to the care of Inmates and Infants by the close of the following business day of the care being provided, or sooner, if possible, in the event an Inmate is being transferred to another Institution. The Contractor must make Medical Records available in time frames to be determined by the Department when requested for M&M reviews and preparation of responses to subpoenas, court orders and other authorized requests (including those of regulatory agencies).


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

          Unless otherwise directed by the Department, all requested Medical Records must be produced directly to the Department for further dissemination. Requested records must be provided to the Department within ten (10) business days of the request unless the Department requests that the records be provided on an expedited basis, in which case the Contractor shall make best efforts to provide them within the requested time frame. The Department shall make every effort to coordinate requests for documents.

     4. Medical Providers shall provide clear, accurate documentation within each Medical Record of the care rendered. Such documentation shall be in compliance with the Regulations. The Contractor shall, on a quarterly basis and, more often as necessary, notify all Contract Services Providers of their responsibilities to complete the Medical Record as indicated and within the required time frame.

     5. The Contractor or Medical SubContractor shall immediately refer to the Department subpoenas and other requests for medical records. The Department shall promptly provide instructions for handling.

     6. The Contractor or Medical SubContractor shall immediately notify the Department of any subpoena. requiring testimony of its employees or agents regarding patient Medical Records, and shall consult with the Department regarding such subpoena. Upon the direction of the Department, Contractor or Medical SubContractor shall ensure attendance by the personnel named in such subpoena or if not so named, the personnel having the requested information.

     7. The Contractor shall, under direction from the Department, make available staff with appropriate clinical expertise to review patient charts for confidential medical information and to redact such information from copies of the charts as necessary.

     8. In the event the Department makes digital radiography available to the Contractor, the Contractor shall be responsible for equipment maintenance, staff training and the appropriate use, storage and access of such images.

     9. The Medical SubContractor shall cooperate with the Department in developing a feasible system of uniform coding for diagnosis and procedures upon request from the Department.

XXI. EQUIPMENT

A. Maintenance. The Contractor is responsible for maintenance and preventive maintenance of all equipment. Preventive maintenance of any item shall be at a level sufficient to enable the item to remain useful throughout its expected useful


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

     life. All maintenance contracts shall include language making them assignable to the successor Contractor upon termination of this Agreement. The Department shall reimburse the Contractor for the reasonable costs of such maintenance pursuant to Annex B. Notwithstanding the provisions set forth below, the Department shall not be obligated to pay for any repair or replacement which the Department reasonably determines is required due to the Contractor's demonstrable failure to fulfill its responsibility for maintenance and preventive maintenance of the item requiring repair or replacement. In addition, the Contractor shall be responsible for the sanitation of all medical equipment and medical storage areas.

B. Ownership. The Department shall own all equipment, furnishings, supplies and fixtures at the Institutions, whether present at the commencement or purchased during the term of this Agreement, and shall reimburse the Contractor for the repair, replacement, purchase or lease of any such item, pursuant to Annex B. The Department's written approval, which shall not be unreasonably withheld or delayed, is required for the repair, replacement, purchase or lease of any item costing $500 or more (in purchase price or in annual lease payment amounts). In the event a request to repair, replace, purchase or lease is not approved by the Department, and if in the opinion of the Medical Director, such repair, replacement, purchase or lease would not jeopardize patient care, then the Contractor may, at its own option and expense, proceed with such repair, replacement, purchase or lease.

C. Repairs, Replacement. The Department may, within thirty (30) days of notification by the Contractor (or within a reasonable shorter time frame specifically requested by. the Contractor in any instance), choose whether or not to pay for a repair, replacement, purchase or lease. Should it choose to pay, the Department may do so, at its option, by paying the vendor directly or by reimbursing the Contractor for its payments to the vendor, net of any discounts, credits, rebates or other price reductions applied by the vendor in connection therewith. All leases entered into by the Contractor for approved items that extend beyond the term of this Agreement shall have language making them assignable to a successor Contractor.

D.   Inventory

     1. The parties shall conduct an inventory prior to January 1, 2005, and compile a list of items deemed to be in substandard condition as of the date of such inventory and which will be repaired or replaced. The Contractor shall provide the Department with the maintenance history as well as the condition of all equipment. The parties shall also include in such list the nature of the repairs or replacements that will be required. The Department shall have the final authority to determine the items on the list and the extent of any repairs or replacements. The Department shall be responsible to promptly effect and pay for repairs or replacements specified on such list.


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

     2. At the expiration of this Agreement or upon notification of termination prior to the expiration date, the parties shall conduct an Inventory to verify the existence and condition of the equipment and supplies belonging toe ach party, identify equipment subject to lease or maintenance contracts. In the event of discrepancy, reference shall be made to the January 2005 inventory.

XXII. WAREHOUSE: PROVISION OF SUPPLIES

     The Department shall maintain a warehouse for the provision of medical supplies, pharmaceuticals and office supplies.

XXIII. SUPPLIES AND MEDICATIONS

A. Forms. All forms used for medical, mental health, administrative, fiscal and operational purposes must be in a format approved by the Department, and must be provided by the Contractor at its cost.

B. Review. Before January 1, 2005, the parties will review the existing inventory of medical, surgical and pharmaceutical supplies ("supplies") and of the equipment at each of the Institutions and will prepare a list of such supplies. Possession of such supplies and equipment will be transferred to the Contractor as of the commencement of this Agreement.

C. Inventory. The Contractor will maintain an inventory of all medications and supplies used at each of the Institutions so that in no event will any necessary medication or supplies ever be unavailable at any Institution. By January 1, 2005, the parties will agree upon appropriate par levels for such medication and supplies, including re-order points.

D. Supplies. Supplies (including all drugs and durable medical equipment) required for the provision of Services herein shall be provided to the Contractor by the Department In the event the Department is unable to provide necessary supplies, the Contractor shall purchase such supplies from other sources, upon prior notice to and consent by the Department, except in cases of emergency where no such consent will be necessary. The Department shall reimburse the Contractor for the cost of such purchases.

     1. The Contractor shall maintain separate records documenting the purchases of medical supplies and drugs; the bills received therefore, payments made and the proposed use of the item.

     2. The Contractor shall purchase all necessary administrative supplies, services and equipment to operate the program from within amounts allotted in Annex B. provided, however, that no such purchase or requisition of administrative supplies, services or equipment (including all components thereof) by the Contractor at a cost which exceeds $500 shall be made without written approval from the Department which shall not be unreasonably withheld or delayed. The Contractor shall maintain records adequately documenting all purchases, including the appropriate authorization given prior to making the actual purchase.

          Copies of all receipts, purchase orders and requisitions must be retained by the Contractor per established procurement and payment processes.

E. Additional Services. At the discretion of the Department, and subject to the terms of Article IV section A of Part I of this Agreement, the Contractor shall provide the following services:

     1. Chronic Care Management. Medical SubContractor shall provide medically appropriate care for patients with chronic conditions in accordance with the Department protocols and all appropriate standards. The Contractor and Medical SubContractor shall operate chronic care clinic programs for the management of chronic care diseases including but not limited to diabetes, HIV, asthma, hypertension, and hepatitis in accordance with Department policies and procedures. Individual treatment plans will be established collaboratively by the physician in charge and the nurses assigned to the clinic.

     2. Public Health. The Contractor and Medical SubContractor shall cooperate with DOHMH public, health investigations and initiatives undertaken in the Institutions. Such cooperation shall include the creation of a Public Health Activities Unit to implement surveillance and reporting activities as required by the Department. Such initiatives may include detection and surveillance of communicable diseases, rapid HIV testing, illness prevention, education, and re-entry services:

     3. Mental Health Training. The Medical SubContractor shall provide training in metal health issues at the DOC Academy as scheduled by DOC. Such training, to be developed in cooperation with the Department, shall contain clinical and procedural elements including but not limited to recognition of signs and symptoms and the appropriate response to inmates.

     4. Terminal Desk Nurses and Schedulers. The Medical SubContractor shall designate and assign to high volume buildings selected by the Department teams of nurses and schedulers to review new admissions and sick call charts to ensure medically appropriate follow-up appointments for patients.

     5. Hepatitis. The Medical SubContractor shall offer Hepatitis B and C testing to all patients pursuant to Department procedures. All eligible patients with positive test results shall be referred for chronic care management for the implementation of an appropriate diagnostic and treatment plan. The Medical SubContractor shall report all positive results to the Department and refer inmates, as appropriate, to MedSpan for education and counseling.

          All patients who, upon testing, have no active immunity to Hepatitis B will be offered immunization subject to applicable law and regulations concerning patient consent.

                       NEW YORK CITY DEPARTMENT OF HEALTH
                 DIVISION OF HEALTH CARE ACCESS AND IMPROVEMENT
                     BUREAU OF CORRECTIONAL HEALTH SERVICES
                                     ANNEX B
                       PRISON HEALTH SERVICES, INC. BUDGET
                         JANUARY 1, 2005 - JUNE 30, 2005
                                FISCAL YEAR 2005

                                  MAXIMUM     CLOSED FACILITIES      MAXIMUM
                                 AUTHORIZED          AND          REIMBURSIBLE
          LINE ITEM                BUDGET      SPECIAL PROJECTS      AMOUNT
          ---------             -----------   -----------------   ------------
Personnel Services              $ 4,221,123       $  668,928       $ 4,890,051
Fringe Benefits                 $   973,711       $  173,921       $ 1,147,632
Total Personnel Services        $ 5,194,834       $  842,849       $ 6,037,683
Other Than Personnel Services   $42,573,196       $8,880,692       $51,453,888
Indirect Fee                    $ 2,375,000       $   42,243       $ 2,417,243
FISCAL YEAR BUDGET TOTAL        $50,143,030       $9,765,783       $59,908,813


                                     APPROVED: /s/ THOMAS GROGAN
                                               ---------------------------------
                                               THOMAS GROGAN
                                               ASSISTANT COMMISSIONER OF FINANCE
                                               DIVISION OF FINANCIAL AND
                                               STRATEGIC MANAGEMENT

NOVEMBER 15, 5004

                       NEW YORK CITY DEPARTMENT OF HEALTH
                 DIVISION OF HEALTH CARE ACCESS AND IMPROVEMENT
                     BUREAU OF CORRECTIONAL HEALTH SERVICES
                                     ANNEX B
                       PRISON HEALTH SERVICES, INC. BUDGET
                          JULY 1, 2005 - JUNE 30, 2006
                                FISCAL YEAR 2006

                                   MAXIMUM     CLOSED FACILITIES      MAXIMUM
                                 AUTHORIZED           AND          REIMBURSIBLE
          LINE ITEM                BUDGET       SPECIAL PROJECTS      AMOUNT
          ---------             ------------   -----------------   ------------
Personnel Services              $  8,442,246      $ 1,337,855      $  9,780,101
Fringe Benefits                 $  1,947,422      $   347,842      $  2,295,264
Total Personnel Services        $ 10,389,668      $ 1,685,697      $ 12,075,365
Other Than Personnel Services   $ 85,146,392      $17,761,383      $102,907,775
Indirect Fee                    $  4,750,000      $    84,485      $  4,834,485
FISCAL YEAR BUDGET TOTAL        $100,286,060      $19,531,565      $119,817,625


                                     APPROVED: /s/ THOMAS GROGAN
                                               ---------------------------------
                                               THOMAS GROGAN
                                               ASSISTANT COMMISSIONER OF FINANCE
                                               DIVISION OF FINANCIAL AND
                                               STRATEGIC MANAGEMENT

NOVEMBER 15, 5004

                             NEW YORK CITY DEPARTMENT OF HEALTH
                       DIVISION OF HEALTH CARE ACCESS AND IMPROVEMENT
                           BUREAU OF CORRECTIONAL HEALTH SERVICES
                                           ANNEX B
                             PRISON HEALTH SERVICES, INC. BUDGET
                                JULY 1, 2006 - JUNE 30, 2007
                                      FISCAL YEAR 2007

                                   MAXIMUM     CLOSED FACILITIES      MAXIMUM
                                 AUTHORIZED           AND           REIMBURSIBLE
          LINE ITEM                BUDGET       SPECIAL PROJECTS       AMOUNT
          ---------             ------------   -----------------   -------------
Personnel Services              $  8,442,246      $ 1,337,855      $  9,780,101
Fringe Benefits                 $  1,947,422      $   347,842      $  2,295,264
Total Personnel Services        $ 10,389,668      $ 1,685,697      $ 12,075,365
Other Than Personnel Services   $ 85,146,392      $17,761,383      $102,907,775
Indirect Fee                    $  4,750,000      $    84,485      $  4,834,485
FISCAL YEAR BUDGET TOTAL        $100,286,060      $19,531,565      $119,817,625


                                        Approved: /s/ Thomas Grogan
                                                  ------------------------------
                                                  Thomas Grogan, Assistant
                                                  Commissioner of Finance
                                                  Division of Financial and
                                                  Strategic Management

November 15, 5004

                             NEW YORK CITY DEPARTMENT OF HEALTH
                       DIVISION OF HEALTH CARE ACCESS AND IMPROVEMENT
                           BUREAU OF CORRECTIONAL HEALTH SERVICES
                                           ANNEX B
                             PRISON HEALTH SERVICES, INC. BUDGET
                              JULY 1, 2007 - DECEMBER 31, 2007
                                      FISCAL YEAR 2008

                                  MAXIMUM     CLOSED FACILITIES      MAXIMUM
                                 AUTHORIZED          AND           REIMBURSIBLE
          LINE ITEM                BUDGET      SPECIAL PROJECTS       AMOUNT
          ---------             -----------   -----------------   -------------
Personnel Services              $ 4,221,123       $  668,928       $ 4,890,051
Fringe Benefits                 $   973,711       $  173,921       $ 1,147,632
Total Personnel Services        $ 5,194,834       $  842,849       $ 6,037,683
Other Than Personnel Services   $42,573,196       $8,880,692       $51,453,887
Indirect Fee                    $ 2,375,000       $   42,243       $ 2,417,243
FISCAL YEAR BUDGET TOTAL        $50,143,030       $9,765,783       $59,908,813


                                        Approved: /s/ Thomas Grogan
                                                  ------------------------------
                                                  Thomas Grogan, Assistant
                                                  Commissioner of Finance
                                                  Division of Financial and
                                                  Strategic Management

November 15, 5004

ATTACHMENT 1

                           Prison Health Services Inc.
                              Staffing Pattern for
                              Anna M. Kross Center

            POSITION              MON   TUE   WED   THU   FRI   SAT   SUN   HRS./WK     FTE
            --------              ---   ---   ---   ---   ---   ---   ---   -------   ------
                                    DAY SHIFT
Health Services Administrator       8     8     8     8     8                   40       1.0
Site Medical Director               8     8     8     8     8                   40       1.0
Asst. Medical Director              8     8     8     8     8                   40       1.0
Physician                          24    24    24    24    24    24    16      160       4.0
Physician Assistant                40    40    40    40    40    16     8      224       5.6
Director of Nursing                 8     8     8     8     8                   40       1.0
Nurse Practitioner                 24    24    24    24    24                  120       3.0
Pharmacist                         16    16    16    16    16    16    16      112       2.8
Pharmacist - Float                  8     8     8     8     8     0     0       40       1.0
Pharmacy Tech                      44    44    44    44    44    40    40      300       7.5
Pharmacy Tech - Float               8     8     8     8     8     0     0       40       1.0
RNs                                24    24    24    24    24    16    16      152       3.8
LPNs                               32    32    32    32    32    32    32      224       5.6
NA                                  8     8     8     8     8                   40       1.0
Dentist                             8     8     8     8     8                   40       1.0
Dental Assistant                    8     8     8     8     8                   40       1.0
X-Ray Technician/CT Tech           28    20    28    20    28     8     8      140       3.5
Radiology Clerks                   16    16    16    16    16                   80       2.0
Senior Psychiatrist                16    16    16    16    16                   80       2.0
Psychiatrist                       16    16    16    16    16    32    32      144       3.6
Psychiatrist - Float                8     8     8     8     8                   40       1.0
Mental Health Clinician - Float    24    24    24    24    24                  120       3.0
Mental Health Clinician            32    32    32    32    32    32    32      224       5.6
Unit Chief                         16    16    16    16    16                   80       2.0
Asst. Unit Chief                    8     8     8     8     8                   40       1.0
Clinical Supervisor                16    16    16    16    16    16    16      112       2.8
Substance Abuse Counselor          16    16    16    16    16                   80       2.0
Activity Therapist                 12    12    12    12    12                   60       1.5
Mental Health Secretary             8     8     8     8     8                   40       1.0
Medical Records Administrator       8     8     8     8     8                   40       1.0
Medical Records Clerk              16    16    16    16    16     8     8       96       2.4
Medical Records Clerk - Float      16    20    16    20    16     8     8      104       2.6
Clinic Coordinator/Scheduler        8     8     8     8     8                   40       1.0
Administrative Assistant            8     8     8     8     8                   40       1.0

                                  EVENING SHIFT
Physician                          16    16    16    16    16    24    16      120       3.0
Physician Assistant                24    24    24    24    24    16     8      144       3.6
Pharmacist                          8     8     8     8     8     8     8       56       1.4
Pharmacy Tech                      36    36    36    36    36    36    36      252       6.3
Pharmacy Tech - Float               8     8     8     8     8     8     8       56       1.4
RNs                                16    16    16    16    16    16    16      112       2.8
LPNs                               32    32    32    32    32    32    32      224       5.6
X-Ray Technician/CT Tech           12    12    12    12    12                   60       1.5
Psychiatrist                       32    32    32    32    32    32    32      224       5.6
Clinical Supervisor                16    16    16    16    16    16    16      112       2.8
Mental Health Clinician            32    32    32    32    32    32    32      224       5.6
Substance Abuse Counselor           8     8     8     8     8                   40       1.0
Clinic Coordinator/Scheduler        8     8     8     8     8                   40       1.0
Mental Health Clerk                 8     8     8     8     8                   40       1.0
Activity Therapist                  4     4     4     4     4                   20       0.5
Medical Records Clerk               8     8     8     8     8     8     8       56       1.4
Medical Records Clerk - Float       8     8     8     8     8     0     0       40       1.0

                                   NIGHT SHIFT
Physician                          16    16    16    16    16    16     8      104       2.6
Physician Assistant                16    16    16    16    16    16    16      112       2.8
RNs                                16    16    16    16    16    16    16      112       2.8
LPNs                               24    24    24    24    24    24    24      168       4.2
Medical Records Clerk               8     8     8     8     8     8     8       56       1.4
Medical Records Clerk - Float       8     8     8     8     8     8     8       56       1.4
Mental Health Clinician             8     8     8     8     8     8     8       56       1.4
Psychiatrist                        8     8     8     8     8     8     8       56       1.4
                                                                              ----    ------
   TOTAL HOURS/FTE per week                                                   5752    143.80
                                                                              ====    ======

                           Prison Health Services Inc.
                              Staffing Pattern for
                      Adolescent Reception Detention Center

             POSITION            MON   TUE   WED   THU   FRI   SAT   SUN   HRS./WK    FTE
             --------            ---   ---   ---   ---   ---   ---   ---   -------   ----
                                   DAY SHIFT
Health Services Administrator      8     8     8     8     8                    40    1.0
Site Medical Director              8     8     8     8     8                    40    1.0
Physician                          8     8     8     8     8     8     8        56    1.4
Physician Assistant               16    16    16    16    16     8     8        96    2.4
Director of Nursing                8     8     8     8     8                    40    1.0
Pharmacist - Float                 8     8     8     8     8     8     8        56    1.4
Pharmacy Tech - Float             12    12    12    12    12     8     8        76    1.9
RNs                               16    16    16    16    16     8     8        96    2.4
LPNs                               8     8     8     8     8     8     8        56    1.4
NA                                 8     8     8     8     8                    40    1.0
Dentist - Float                    8     8     8     8     8                    40    1.0
Dental Assistant - Float           8     8     8     8     8                    40    1.0
Senior Psychiatrist                8     8     8     8     8                    40    1.0
Psychiatrist                       8     8     8     8     8     8     8        56    1.4
Mental Health Clinician           16    16    16    16    16     8     8        96    2.4
Mental Health Clerk                8     8     8     8     8                    40    1.0
Unit Chief                         8     8     8     8     8                    40    1.0
Clinical Supervisor                8     8     8     8     8                    40    1.0
Medical Records Administrator      8     8     8     8     8                    40    1.0
Medical Records Clerk             16    16    16    16    16     8     8        96    2.4
Clinic Coordinator / Scheduler     8     8     8     8     8                    40    1.0
Administrative Assistant           8     8     8     8     8                    40    1.0

                                 EVENING SHIFT
Physician                          8     8     8     8     8     8     8        56    1.4
Physician Assistant                8     8     8     8     8     8     8        56    1.4
Pharmacy Tech - Float              8     8     8     8     8     8     8        56    1.4
RNs                                8     8     8     8     8     8     8        56    1.4
LPNs                              16    16    16    16    16     8     8        96    2.4
Psychiatrist -- Float              8     8     8     8     8                    40    1.0
Mental Health Clinician           16    16    16    16    16                    80    2.0
Medical Records Clerk              8     8     8     8     8     8     8        56    1.4

                                  NIGHT SHIFT
Physician                          8     8     8     8     8     8     8        56    1.4
RNs                                8     8     8     8     8     8     8        56    1.4
LPNs                              16    16    16    16    16     8     8        96    2.4
Medical Records Clerk              8     8     8     8     8     8     8        56    1.4
                                                                            ------   ----
   TOTAL HOURS/FTE per week                                                 1964.0   49.1
                                                                            ======   ====

                          Prison Health Services, Inc.
                              Staffing Pattern for
                     Eric M. Taylor Center (previously CIFM)

            POSITION            Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
            --------            ---   ---   ---   ---   ---   ---   ---   ------    ----
                                  DAY SHIFT
Health Services Administrator     8     8     8     8     8                   40    1.0
Site Medical Director             8     8     8     8     8                   40    1.0
Asst. Site MD                     8     8     8     8     8                   40    1.0
Physician                        24    24    24    24    24     8     8      136    3.4
Physician Assistant              24    24    24    24    24    16    16      152    3.8
Director of Nursing               8     8     8     8     8                   40    1.0
Pharmacist                        8     8     8     8     8     8     8       56    1.4
Pharmacist - float                8     8     8     8     8     8     8       56    1.4
Pharmacy Tech                    12    12    12    12    12     8     8       76    1.9
Pharmacy Tech - float             8     8     8     8     8     0     0       40    1.0
RNs                              16    16    16    16    16     8     8       96    2.4
LPNs                             16    16    16    16    16    16    16      112    2.8
Nurses Aide                       8     8     8     8     8     8     8       56    1.4
Dentist                           8     8     8     8     8                   40    1.0
Dental Assistant                  8     8     8     8     8                   40    1.0
Senior Psychiatrist               8     8     8     8     8                   40    1.0
Psychiatrist                      8     8     8     8     8     8     8       56    1.4
Mental Health Clinician          16    16    16    16    16     8     8       96    2.4
Mental Health Clerk               8     8     8     8     8                   40    1.0
Unit Chief                        8     8     8     8     8                   40    1.0
Asst. Unit Chief                  8     8     8     8     8                   40    1.0
Clinical Supervisor               8     8     8     8     8     8     8       56    1.4
Medical Records Administrator     8     8     8     8     8                   40    1.0
Medical Records Clerk            16    16    16    16    16     8     8       96    2.4
Medical Records Clerk - float     8     8     8     8     8                   40    1.0
Clinic Coordinator/Scheduler      8     8     8     8     8                   40    1.0
Administrative Assistant          8     8     8     8     8                   40    1.0

                                EVENING SHIFT
Physician                         8     8     8     8     8     8     8       56    1.4
Physician Assistant              16    16    16    16    16     8     8       96    2.4
Pharmacy Tech                     8     8     8     8     8     8     8       56    1.4
Pharmacy Tech - float             0     0     0     0     0     4     4        8    0.2
RNs                              16    16    16    16    16     8     8       96    2.4
LPNs                             16    16    16    16    16    16    16      112    2.8
Psychiatrist - float              8     8     8     8     8                   40    1.0
Mental Health Clinician          16    16    16    16    16     0     0       80    2.0
Substance Abuse Counselor         4     4     4     4     4                   20    0.5
Clinic Coordinator/Scheduler      8     8     8     8     8                   40    1.0
Medical Records Clerk             8     8     8     8     8     8     8       56    1.4
Medical Records Clerk - float     8     8     8     8     8                   40    1.0

                                 NIGHT SHIFT
Physician                         8     8     8     8     8     8     8       56    1.4
Physician Assistant               8     8     8     8     8     8     8       56    1.4
RNs                               8     8     8     8     8     8     8       56    1.4
LPNs                             16    16    16    16    16    16    16      112    2.8
Medical Records Clerk             8     8     8     8     8     8     8       56    1.4
                                                                          ------   ----
   TOTAL HOURS/FTE PER WEEK                                               2680.0   67.0
                                                                          ======   ====

                          Prison Health Services, Inc.
                              Staffing Pattern for
                         George Motchan Detention Center

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   -----
                                    DAY SHIFT
Health Services Administrator     8     8     8     8     8                  40      1.0
Site Medical Director             8     8     8     8     8                  40      1.0
Physician                        24    24    24    24    24     8     8     136      3.4
Physician Assistant              32    32    32    32    32     8     8     176      4.4
Director of Nursing               8     8     8     8     8                  40      1.0
Pharmacist                        8     8     8     8     8     8     8      56      1.4
Pharmacist - float                8     8     8     8     8     4     4      48      1.2
Pharmacy Tech                    12    12    12    12    12     8     8      76      1.9
Pharmacy Tech - float             8     8     8     8     8     8     0      48      1.2
RNs                               8     8     8     8     8     8     8      56      1.4
LPNs                             16    16    16    16    16     8     8      96      2.4
Dentist                           8     8     8     8     8                  40      1.0
Dental Assistant                  8     8     8     8     8                  40      1.0
Senior Psychiatrist               8     8     8     8     8                  40      1.0
Psychiatrist                     16    16    16    16    16     8     8      96      2.4
Mental Health Clinician          24    24    24    24    24     8     8     136      3.4
Mental Health Clerk               8     8     8     8     8                  40      1.0
Unit Chief                        8     8     8     8     8                  40      1.0
Asst. Unit Chief                  8     8     8     8     8                  40      1.0
Clinical Supervisor               8     8     8     8     8     8     8      56      1.4
Medical Records Administrator     8     8     8     8     8                  40      1.0
Medical Records Clerk            16    16    16    16    16     4     4      88      2.2
Medical Records Clerk - float     8     8     8     8     8                  40      1.0
Clinic Coordinator/Scheduler      8     8     8     8     8                  40      1.0
Administrative Assistant          8     8     8     8     8                  40      1.0

                                  EVENING SHIFT
Physician                         8     8     8     8     8     8     8      56      1.4
Physician Assistant              16    16    16    16    16     8     8      96      2.4
Pharmacy Tech                     8     8     8     8     8     8     8      56      1.4
RNs                              16    16    16    16    16    16    16     112      2.8
LPNs                              0     0     0     0     0     0     0       0        0
Psychiatrist - float              8     8     8     8     8                  40      1.0
Mental Health Clinician          24    24    24    24    24     0     0     120      3.0
Clinic Coordinator/Scheduler      8     8     8     8     8                  40      1.0
Medical Records Clerk             8     8     8     8     8     4     4      48      1.2

                                   NIGHT SHIFT
Physician                         8     8     8     8     8     8     8      56      1.4
RNs                              16    16    16    16    16    16    16     112      2.8
   TOTAL HOURS/FTE PER WEEK                                                2324    58.10

                           Prison Health Services Inc.
                              Staffing Pattern for
                             George R. Vierno Center

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   -----
                                    DAY SHIFT
Health Services Administrator     8     8     8     8     8                  40      1.0
Site Medical Director             8     8     8     8     8                  40      1.0
Physician                         8     8     8     8     8     8     8      56      1.4
Physician Assistant              12    12    12    12    12     8     8      76      1.9
Director of Nursing               8     8     8     8     8                  40      1.0
Pharmacist - float               12    12    12    12    12     8     8      76      1.9
Pharmacy Tech - float             8     8     8     8     8     8     8      56      1.4
RNs                               8     8     8     8     8     8     8      56      1.4
LPNs                             16    16    16    16    16     8     8      96      2.4
On-Island Scheduler              16    16    16    16    16                  80      2.0
Senior Psychiatrist               8     8     8     8     8                  40      1.0
Psychiatrist                      0     0     0     0     0     8     8      16      0.4
Mental Health Clinician          16    16    16    16    16     8     8      96      2.4
Mental Health Clerk               8     8     8     8     8                  40      1.0
Unit Chief (share w/NIC Main)     4     4     4     4     4                  20      0.5
Clinical Supervisor               8     8     8     8     8                  40      1.0
Medical Records Administrator     8     8     8     8     8                  40      1.0
Medical Records Clerk             8     8     8     8     8     4     4      48      1.2
Medical Records Clerk - float                 4     4     4                  12      0.3
Clinic Coordinator/Scheduler      8     8     8     8     8                  40      1.0
Administrative Assistant          8     8     8     8     8                  40      1.0

                                 EVENING SHIFT
Physician                         8     8     8     8     8     8     8      56      1.4
Pharmacy Tech - float             8     8     8     8     8     4     4      48      1.2
RNs                               8     8     8     8     8     8     8      56      1.4
LPNs                              8     8     8     8     8     8     8      56      1.4
Psychiatrist                      8     8     8     8     8                  40      1.0
Mental Health Clinician          16    16    16    16    16     0     0      80      2.0

                                  NIGHT SHIFT
Physician                         8     8     8     8     8     8     8      56      1.4
RNs                               8     8     8     8     8     8     8      56      1.4
LPNs                              8     8     8     8     8     8     8      56      1.4
   TOTAL HOURS/FTE PER WEEK                                                1552    38.80

                          Prison Health Services, Inc.
                              Staffing Pattern for
                             North Infirmary Command

           POSITION                 Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------                 ---   ---   ---   ---   ---   ---   ---   ------   -----
                                   DAY SHIFT
Health Services Administrator         8     8     8     8     8                   40     1.0
Site Medical Director                 8     8     8     8     8                   40     1.0
Physician                            24    24    24    24    24     8     8      136     3.4
Physician Assistant                  48    84    48    48    48     8     8      256     6.4
Director of Nursing                   8     8     8     8     8                   40     1.0
Pharmacist - float                    8     8     8     8     8     8     8       56     1.4
Pharmacy Tech - float                12    12    12    12    12     8     8       76     1.9
RNs                                  40    40    40    40    40    32    32      264     6.6
LPNs                                 24    24    24    24    24    24    24      168     4.2
Nurses Aides                         24    24    24    24    24    24    24      168     4.2
Senior Psychiatrist                   8     8     8     8     8                   40     1.0
Psychiatrist                          4     4     4     4     4                   20     0.5
Mental Health Clinician - float       8     8     8     8    12                   44     1.1
Mental Health Clinician               8     8     8     8     8                   40     1.0
Mental Health Clinician - AMOU                                      4     4        8     0.2
Mental Health Clerk                   4     4     4     4     4                   20     0.5
Unit Chief Infirm. (share w/West)     8     8     8     8     8                   40     1.0
Unit Chief Main (share w/GRVC)        4     4     4     4     4                   20     0.5
Medical Records Administrator         8     8     8     8     8                   40     1.0
Medical Records Clerk                 8     8     8     8     8     4     4       48     1.2
Medical Records Clerk - float         8     8     8     8     8                   40     1.0
Clinic Coordinator/Scheduler          8     8     8     8     8                   40     1.0
Administrative Assistant              8     8     8     8     8                   40     1.0

                                 EVENING SHIFT
Physician                             8     8     8     8     8     8     8       56     1.4
Physician Assistant                   8     8     8     8     8     8     8       56     1.4
Pharmacy Tech - float                 8     8     8     8     8     4     4       48     1.2
RNs                                  24    24    24    24    24    24    24      168     4.2
LPNs                                 24    24    24    24    24    24    24      168     4.2
Nurses Aides                         16    16    16    16    16    16    16      112     2.8
Medical Records Clerk                 8     8     8     8     8     4     4       48     1.2
Mental Health Clinician - AMOU        8     8     8     8     8                   40     1.0

                                  NIGHT SHIFT
Physician                             8     8     8     8     8     8     8       56     1.4
Physician Assistant                   8     8     8     8     8     8     8       56     1.4
RNs                                  24    24    24    24    24    24    24      168     4.2
LPNs                                 16    16    16    16    16    16    16      112     2.8
Nurses Aides                          8     8     8     8     8     8     8       56     1.4
   TOTAL HOURS/FTE PER WEEK                                                   2884.0   72.10

                           Prison Health Services Inc.
                              Staffing Pattern for
                         Otis Bantum Correctional Center

            POSITION              Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
            --------              ---   ---   ---   ---   ---   ---   ---   ------   -----
                                         DAY SHIFT
Health Services Administrator       8     8     8     8     8                  40      1.0
Site Medical Director               8     8     8     8     8                  40      1.0
Physician                          24    24    24    24    24    16     8     144      3.6
Physician Assistant                24    24    24    24    24    16    16     152      3.8
Director of Nursing                 8     8     8     8     8                  40      1.0
Pharmacist                         12    12    12    12    12    12    12      84      2.1
Pharmacist - float                  4     4     4     4     4     0     0      20      0.5
Pharmacy Tech - float              12    12    12    12    12     8     8      76      1.9
RNs                                16    16    16    16    16    16     8     104      2.6
LPNs                               16    16    16    16    16    16    16     112      2.8
Nurses Aide                         8     8     8     8     8                  40      1.0
Dentist                             8     8     8     8     8                  40      1.0
Dental Assistant                    8     8     8     8     8                  40      1.0
Dental Assistant-Oral Surgery       8     8     8     8                        32      0.8
Senior Psychiatrist                 8     8     8     8     8                  40      1.0
Psychiatrist                        8     8     8     8     8     8     8      56      1.4
Mental Health Clinician - float    16    16    16    16    16                  80      2.0
Mental Health Clinician            16    16    16    16    16     8     8      96      2.4
Mental Health Clerk                 8     8     8     8     8                  40      1.0
Unit Chief                          8     8     8     8     8                  40      1.0
Asst. Unit Chief                    8     8     8     8     8                  40      1.0
Clinical Supervisor                 8     8     8     8     8     8     8      56      1.4
Medical Records Administrator       8     8     8     8     8                  40      1.0
Medical Records Clerk              16    16    16    16    16     8     8      96      2.4
Medical Records Clerk - float       8     8     8     8     8                  40      1.0
Clinic Coordinator/Scheduler        8     8     8     8     8                  40      1.0
Administrative Assistant            8     8     8     8     8                  40      1.0

                                       EVENING SHIFT
Physician                           8     8     8     8     8     8     8      56      1.4
Physician Assistant                24    24    24    24    24    16     8     144      3.6
Pharmacy Tech                      12    12    12    12    12    12    12      84      2.1
Pharmacy Tech - float               4     4     4     4     4     4     4      28      0.7
RNs                                16    16    16    16    16    16    16     112      2.8
LPNs                                8     8     8     8     8     8     8      56      1.4
Clinical Supervisor                 8           8           8                  24      0.6
Psychiatrist - float                8     8     8     8     8                  40      1.0
Psychiatrist                        8     8     8     8     8     8     8      56      1.4
Mental Health Clinician            16    16    16    16    16     8     8      96      2.4
Medical Records Clerk               8     8     8     8     8                  40      1.0

                                        NIGHT SHIFT
Physician                           8     8     8     8     8     8     8      56      1.4
Physician Assistant                 8     8     8     8     8     8     8      56      1.4
RNs                                16    16    16    16    16    16    16     112      2.8
LPNs                                8     8     8     8     8     8     8      56      1.4
Phlebotomist                                                                    0      0.0
Medical Records Clerk                                                           0      0.0
Medical Records Clerk               8     8     8     8     8                  40      1.0
                                                                            ------   -----
   TOTAL HOURS/FTE per week                                                 2684.0   68.10
                                                                            ======   =====

                           Prison Health Services Inc.
                              Staffing Pattern for
                                   CDU at West

            POSITION              Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
            --------              ---   ---   ---   ---   ---   ---   ---   ------   -----
                                         DAY SHIFT
Site Medical Director               8     8     8     8     8                   40     1.0
Physician                          16    16    16    16    16     8     8       96     2.4
Physician Assistant                16    16    16    16    16     8     8       96     2.4
Director of Nursing                 8     8     8     8     8                   40     1.0
Pharmacist - float                  4     4     4     4     4     4     4       28     0.7
Pharmacy Tech - float               4     4     4     4     4     4     4       28     0.7
RNs                                16    16    16    16    16    16    16      112     2.8
Nurses Aides                        8     8     8     8     8     8     8       56     1.4
HIV Discharge Planner               8     8     8     8     8                   40     1.0
Medical Records Administrator       8     8     8     8     8                   40     1.0
Medical Records Clerk               4     4     4     4     4     4     4       28     0.7
Medical Records Clerk - float      12     8    12     8    12                   52     1.3
Administrative Assistant            8     8     8     8     8                   40     1.0

                                       EVENING SHIFT
Physician                           8     8     8     8     8     8     8       56     1.4
Physician Assistant                 8     8     8     8     8     8     8       56     1.4
RNs                                16    16    16    16    16    16    16      112     2.8

                                        NIGHT SHIFT
Physician                           8     8     8     8     8     8     8       56     1.4
Physician Assistant                 8     8     8     8     8     8     8       56     1.4
RNs                                16    16    16    16    16    16    16      112     2.8
                                                                            ------   -----
   TOTAL HOURS/FTE per week                                                 1144.0   28.60
                                                                            ======   =====

                                 UrgiCareCenter

            POSITION              Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
            --------              ---   ---   ---   ---   ---   ---   ---   ------   -----
                                         DAY SHIFT
Physician                          8     8     8     8     8     8     8        56     0.0
RNs                                8     8     8     8     8     8     8        56     1.4
                                       EVENING SHIFT
Physician                          8     8     8     8     8     8     8        56     0.0
RNs                                8     8     8     8     8     8     8        56     1.4
                                        NIGHT SHIFT
Physician                          8     8     8     8     8     8     8        56     0.0
RNs                                8     8     8     8     8     8     8        56     1.4
                                                                            ------   -----
   TOTAL HOURS/FTE per week                                                  336.0    4.20
                                                                            ======   =====

                           Prison Health Services Inc.
                              Staffing Pattern for
                              Rose M. Singer Center

            POSITION              Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk     FTE
            --------              ---   ---   ---   ---   ---   ---   ---   ------   ------
                                         DAY SHIFT
Health Services Administrator       8     8     8     8     8                   40      1.0
Site Medical Director               8     8     8     8     8                   40      1.0
Asst. Site MD                       8     8     8     8     8                   40      1.0
Physician                          40    40    40    40    40    16    16      232      5.8
Nurse Practitioner                  8     8     8     8     8                   40      1.0
Physician Assistant                48    48    48    48    48    16    16      272      6.8
Director of Nursing                 8     8     8     8     8                   40      1.0
Pharmacist                         16    16    16    16    16    16    16      112      2.8
Pharmacist - float                  8     8     8     8     8                   40      1.0
Pharmacy Tech                      16    16    16    16    16    12    12      104      2.6
Pharmacy Tech - float               8     8     8     8     8     8     8       56      1.4
RNs                                32    32    32    32    32    24    24      208      5.2
LPNs                               40    40    40    40    40    32    32      264      6.6
Nurses Aide                        16    16    24    16    16    16    16      120      3.0
Dentist                             8     8     8     8     8                   40      1.0
Dental Assistant                    8     8     8     8     8                   40      1.0
Dental Assistant-Oral Surgery                               8                    8      0.2
Senior Psychiatrist                 8     8     8     8     8                   40      1.0
Psychiatrist                        8     8     8     8     8    16    16       72      1.8
Mental Health Clinician - float    16    16    16    16    16     8     8       96      2.4
Mental Health Clinician            24    24    24    24    24    24    24      168      4.2
Substance Abuse Counselor           8     8     8     8     8                   40      1.0
Unit Chief                          8     8     8     8     8                   40      1.0
Asst. Unit Chief                    8     8     8     8     8                   40      1.0
Clinical Supervisor                 8     8     8     8     8     8     8       56      1.4
Activity Therapist                  4     4     4     4     4                   20      0.5
Mental Health Secretary             8     8     8     8     8                   40      1.0
Medical Records Administrator       8     8     8     8     8                   40      1.0
Medical Records Clerk              16    16    16    16    16     8     8       96      2.4
Medical Records Clerk - float      16     8    16    16     8     8     8       80      2.0
Clinic Coordinator/Scheduler        8     8     8     8     8                   40      1.0
Administrative Assistant            8     8     8     8     8                   40      1.0

                                       EVENING SHIFT
Physician                          16    16    16    16    16    16    16      112      2.8
Physician Assistant                24    24    24    24    24    16    16      152      3.8
Pharmacist                          8     8     8     8     8     8     8       56      1.4
Pharmacy Tech                      16    16    16    16    16    16    16      112      2.8
Pharmacy Tech - float               8     8     8     8     8     4     4       48      1.2
RNs                                24    24    24    24    24    24    24      168      4.2
LPNs                               32    32    32    32    32    32    32      224      5.6
Nurses Aides                       16    16    16    16    16    16    16      112      2.8
Psychiatrist - float                8     8     8     8     8     4             44      1.1
Psychiatrist                        8     8     8     8     8     8     8       56      1.4
Mental Health Clinician - float    16    16    16    16    16     8     8       96      2.4
Mental Health Clinician            16    16    16    16    16    16    16      112      2.8
Activity Therapist                  4     4     4     4     4                   20      0.5
Clinical Supervisor                 8     8     8     8     8                   40      1.0
Clinic Coordinator/Scheduler        8     8     8     8     8                   40      1.0
Mental Health Clerk                 8     8     8     8     8                   40      1.0
Medical Records Clerk              16    16     8     8     8     8     8       72      1.8
Medical Records Clerk - float       8    16    16    16    16     8     8       88      2.2

                                        NIGHT SHIFT
Physician                          16    16    16    16    16    16    16      112      2.8
Physician Assistant                 8     8     8     8     8     8     8       56      1.4
RNs                                24    24    24    24    24    24    24      168      4.2
LPNs                               24    24    24    24    24    24    24      168      4.2
Nurses Aides                       16    16    16    16    16    16    16      112      2.8
Medical Records Clerk               8     8     8     8     8     8     8       56      1.4
Medical Records Clerk - float       8     8     8     8     8                   40      1.0
                                                                             -----   ------
   TOTAL HOURS/FTE per week                                                  4,924   124.10
                                                                             =====   ======

                           Prison Health Services Inc.
                              Staffing Pattern for
                             Bernard B. Kerik Center

            POSITION              Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk     FTE
            --------              ---   ---   ---   ---   ---   ---   ---   ------   ------
                                         DAY SHIFT
Health Services Administrator       8     8     8     8     8                  40      1.0
Medical Director                    8     8     8     8     8                  40      1.0
Physician                          16    16    16    16    16     8     8      96      2.4
Physician Assistant                24    24    24    24    24     8     8     136      3.4
Pharmacist                          8     8     8     8     8     8     8      56      1.4
Pharmacy Tech - float               8     8     8     8     8     8     8      56      1.4
RNs                                16    16    16    16    16    16    16     112      2.8
LPNs                               16    16    16    16    16    16    16     112      2.8
Dentist                             8           8           8                  24      0.6
Dental Assistant                    8           8           8                  24      0.6
Psychiatrist                        8     8     8     8     8     8     8      56      1.4
Mental Health Clinician             8     8     8     8     8     8     8      56      1.4
Mental Health Clerk                 8     8     8     8     8                  40      1.0
Unit Chief                          8     8     8     8     8                  40      1.0
Medical Records Administrator       8     8     8     8     8                  40      1.0
Medical Records Clerk               8     8     8     8     8     8     8      56      1.4
Medical Records Clerk - float             8     8     8                        24      0.6
Clinic Coordinator/Scheduler        8     8     8     8     8                  40      1.0
Administrative Assistant            8     8     8     8     8                  40      1.0

                                       EVENING SHIFT
Physician                           8     8     8     8     8     8     8      56      1.4
Physician Assistant                 8     8     8     8     8     8     8      56      1.4
RNs                                16    16    16    16    16    16    16     112      2.8
LPNs                               16    16    16    16    16    16    16     112      2.8
Nurses Aides                        8     8     8     8     8                  40      1.0
Psychiatrist                        8     8     8     8     8                  40      1.0
Mental Health Clinician             8     8     8     8     8     0     0      40      1.0
Medical Records Clerk               8     8     8     8     8     8     8      56      1.4

                                        NIGHT SHIFT
Physician                           8     8     8     8     8     8     8      56      1.4
Physician Assistant                 8     8     8     8     8     8     8      56      1.4
RNs                                 8     8     8     8     8     8     8      56      1.4
LPNs                               16    16    16    16    16    16    16     112      2.8
Medical Records Clerk               8     8     8     8     8     8     8      56      1.4
Hemodialysis RN                    13     0    13     0    14                  40      1.0
Hemodialysis Tech                  13     0    13     0    14                  40      1.0
                                                                             ----     ----
   TOTAL HOURS/FTE per week                                                  1880     50.4
                                                                             ====     ====

                          Prison Health Services, Inc.
                              Staffing Pattern for
                            Regional Office/Services

             POSITION                 Mon     Tue     Wed     Thu     Fri    Sat   Sun   Hrs/Wk     FTE
             --------                -----   -----   -----   -----   -----   ---   ---   ------   ------
Program Manager                          8       8       8       8       8                   40      1.0
Regional Vice President                  8       8       8       8       8                   40      1.0
Medical Director                         8       8       8       8       8                   40      1.0
Deputy Medical Director                  8       8       8       8       8                   40      1.0
Diabetic Coordinator                     8       8       8       8       8                   40      1.0
Dental Supervisor                        8       8       8       8       8                   40      1.0
Nursing Direction                        8       8       8       8       8                   40      1.0
Deputy Dir. Nursing                      8       8       8       8       8                   40      1.0
Director of Mental Health                8       8       8       8       8                   40      1.0
Deputy Dir. Of Mental Health             8       8       8       8       8                   40      1.0
Supervising Psychiatrist                24      24      24      24      24    24    24      120      3.0
Mental Health Administrator              8       8       8       8       8                   40      1.0
Director of CQI                          8       8       8       8       8                   40      1.0
DA RN                                   72      72      64      72      72                  352      8.8
Supervising X-Ray Tech                   8       8       8       8       8                   40      1.0
Nurse Educator                           8       8       8       8       8                   40      1.0
Infection Control Coordinator            8       8       8       8       8                   40      1.0
Regional ID Nurse                       16      16      16      16      16                   80      2.0
Regional ID Clerk                        8       8       8       8       8                   40      1.0
Director of UM/Case Management           8       8       8       8       8                   40      1.0
Case Manager                            16      16      16      16      16                   80      2.0
Staffing Coordinator                     8       8       8       8       8                   40      1.0
Staff Scheduler                         24      24      24      24      24                  120      3.0
UM Clerk                                16      16      16      16      16                   80      2.0
Prenatal Nurse                           8       8       8       8       8                   40      1.0
Medical Records Director                 8       8       8       8       8                   40      1.0
Assistant Medical Records Director       8       8       8       8       8     8     8       40      1.0
Medical Records Clerk                   24      24      24      24      24                  120      3.0
Director of Finance                      8       8       8       8       8                   40      1.0
Accounting Manager                      24      24      24      24      24                  120      3.0
Accounts Payable Clerk                   8       8       8       8       8                   40      1.0
Payroll Clerk                           24      24      24      24      24                  120      3.0
Human Resources Director                 8       8       8       8       8                   40      1.0
Human Resources Generalist              16      16      16      16      16                   80      2.0
Credentialling Coordinator               8       8       8       8       8                   40      1.0
Employee Relations Manager               8       8       8       8       8                   40      1.0
Recruiter                               16      16      16      16      16                   80      2.0
Materials Management Director            8       8       8       8       8                   40      1.0
Driver                                  32      32      32      32      32    20    20      200      5.0
Admin Assistant of Materials Mgmt        8       8       8       8       8                   40      1.0
Admin Assistant of Peer Review           8       8       8       8       8                   40      1.0
Admin Assistant for Credentialing        8       8       8       8       8                   40      1.0
Receiving Clerk                          8       8       8       8       8                   40      1.0
Supply Clerk                            16      16      16      16      16                   80      2.0
MIS Director                             8       8       8       8       8                   40      1.0
MIS - Network Administrator              8       8       8       8       8                   40      1.0
MIS Specialist                          16      16      16      16      16                   80      2.0
Data Base Support Tech                   8       8       8       8       8                   40      1.0
Hardware/Network Tech                    8       8       8       8       8                   40      1.0
Secretary                               40      40      40      40      40                  200      5.0
PA - Employee Health                     8       8       8       8       8                   40      1.0
                                                                                           ----    -----
   TOTAL HOURS/FTE per week                                                                3352    83.80
                                                                                           ====    =====

                          System Wide Clinical Support

Tour Supervisor (Evenings)               8       8       8       8       8     8     8       56      1.4
Tour Supervisor (Days)                                                         8     8       16      0.4
Administrative Assistant                                                       8     8       16      0.4
Roving Supervisor (Evenings)                             8       8       8     8             32      0.8
Roving Supervisor (Nights)                                       8       8     8             24      0.6
Administrative Assistant                 8       8       8       8       8     8     8       56      1.4
Tour Supervisor (Nights)                 8       8       8       8       8     8     8       56      1.4
Administrative Assistant                 8       8       8       8       8                   56      1.4
Infectious Disease Supervisor            8       8       8       8       8                   40      1.0
Patient Advocates                       24      24      24      24      24    24    24      120      3.0
Substance Abuse Counselor               24      24      24      24      24    24    24      120      3.0
HIV COORDINATOR                          8       8       8       8       8                   40      1.0
HIV COUNSELOR (DAYS)                 114.4   114.4   114.4   114.4   114.4                  572     14.3
HIV COUNSELOR (EVENINGS)              62.4    62.4    62.4    62.4    62.4                  312      7.8
HIV COUNSELOR (NIGHTS)                10.4    10.4    10.4    10.4    10.4                   52      1.3
LPN (Medical Records Redaction)          8       8       8       8       8                   40      1.0
Medical Records Clerks (Brad H)         16      16      16      16      16                   80      2.0
Director of Pharmacy                     8       8       8       8       8                   40      1.0
Asst. Director of Pharmacy              16      16      16      16      16                   80      2.0
Manager Q1                               8       8       8       8       8                   40      1.0
Supervising Pharmacists                 40      40      40      40      40                  192      4.8
Pharmacist                              12      12      12      12      12                   60      1.5
Packaging Techs                         32      32      32      32      32                  160      4.0
Pharmacist Packaging - Float             4       4       4       4       4                   20      0.5
Driver Tech                              8       8      16      16      16     8     8       80      2.0
Secretary                                8       8       8       8       8                   40      1.0
Administrative Assistant                 8       8       8       8       8                   40      1.0
                                                                                           ----    -----
         TOTAL HOURS/FTE per week                                                          2440    61.00
                                                                                           ====    =====
                                                                                           ----   ------
         TOTAL HOURS/FTE per week                                                          5792   144.80
                                                                                           ====   ======

                           Prison Health Services Inc.
                              Staffing Pattern of
                               KEEP GRANT PROGRAM

                 POSITION                   Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
                 --------                   ---   ---   ---   ---   ---   ---   ---   ------   -----
                                             DAY SHIFT
Administrator of Addiction Medicine (EMT)     6     6     6     6     6                   30     0.8
Educator/Supervisor (EMTC)                    8     8     8     8     8                   40     1.0
Methadone Counselor (EMTC)                   24    24    24    24    24                  120     3.0
Methadone Counselor (RMSC)                   16    16    16    16    16                   80     2.0
Methadone Counselor (AMKC)                   24    24    24    24    24                  120     3.0
Secretary (EMTC)                              8     8     8     8     8                   40     1.0
Secretary (RMSC)                              8     8     8     8     8                   40     1.0
Pharmacist                                    8     8     8     8     8                   40     1.0
LPN (EMTC)                                    8     8     8     8     8                   40     1.0
LPN (RMSC)                                    8     8     8     8     8                   40     1.0
LPN (AMKC)                                    8     8     8     8     8     8     8       56     1.4
                                                                                       -----   -----
   TOTAL HOURS/FTE per week                                                            646.0   16.15
                                                                                       =====   =====

                           Prison Health Services Inc.
                              Staffing Pattern for
                               MADE GRANT PROGRAM

                 POSITION                   Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
                 --------                   ---   ---   ---   ---   ---   ---   ---   ------   ----
                                             DAY SHIFT
Administrator of Addiction Medicine (EMT)    2     2     2     2     2                    10    0.3
Educator/Supervisor (EMTC)                   8     8     8     8     8                    40    1.0
Substance Abuse Cstr (ARDC)                  8     8     8     8     8                    40    1.0
Substance Abuse Cstr (RMSC)                  8     8     8     8     8                    40    1.0
                                                                                       -----   ----
   TOTAL HOURS   TOTAL HOURS/FTE per week                                              130.0   3.25
                                                                                       =====   ====

                           Prison Health Services Inc.
                              Staffing Pattern for
                          James A. Thomas Center (JATC)

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   ----
                                       DAY SHIFT
Health Services Administrator     8     8     8     8     8                  40     1.0
Medical Director                  8     8     8     8     8                  40     1.0
Physician                         8     8     8     8     8    8     8       56     1.4
Physician Assistant              12    12    12    12    12    8     8       76     1.9
Director of Nursing               8     8     8     8     8                  40     1.0
Pharmacist                        8     8     8     8     8    8     8       56     1.4
Pharmacy Tech                     8     8     8     8     8    8     8       56     1.4
RNs                               8     8     8     8     8    8     8       56     1.4
LPNs                              8     8     8     8     8    8     8       56     1.4
HIV Counselor                     8     8     8     8     8                  40     1.0
QA RN                             8     8     8     8     8                  40     1.0
Dentist                           8           8           8                  24     0.6
Dental Assistant                  8           8           8                  24     0.6
Phychiatrist                      4     4     4     4     4    4     4       28     0.7
MH Clinician                     16    16    16    16    16    4     4       88     2.2
Unit Chief                        4     4     4     4     4                  20     0.5
Clinical Supervisor               4     4     4     4     4                  20     0.5
Medical Records Administrator     8     8     8     8     8                  40     1.0
Medical Records Clerk             8     8     8     8     8                  40     1.0
Clinic Coordinator/Scheduler      8     8     8     8     8                  40     1.0
Administrative Assistant          8     8     8     8     8                  40     1.0

                                     EVENING SHIFT
Physician                         8     8     8     8     8    8     8       56     1.4
RNs                               8     8     8     8     8    8     8       56     1.4
Pharm Tech                        8     8     8     8     8    8     8       56     1.4
Medical Records Clerk             8     8     8     8     8                  40     1.0

                                      NIGHT SHIFT
Physician                         8     8     8     8     8    8     8       56     1.4
RNs                               8     8     8     8     8    8     8       56     1.4
                                                                           ----    ----
   TOTAL HOURS/FTE per week                                                1248    31.2
                                                                           ====    ====

                           Prison Health Services Inc.
                              Staffing Pattern for
                        Brooklyn Detention Center (BKDC)

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   ----
                                       DAY SHIFT
Health Services Administrator     8     8     8     8     8                  40     1.0
Medical Director                  8     8     8     8     8                  40     1.0
Physician                        16    16    16    16    16     8     8      96     2.4
Physician Assistant              24    24    24    24    24     8     8     136     3.4
Director of Nursing               8     8     8     8     8                  40     1.0
Pharmacist                        8     8     8     8     8     8     8      56     1.4
Pharmacy Tech - Float             8     8     8     8     8     8     8      56     1.4
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                             16    16    16    16    16    16    16     112     2.8
HIV Counselor                     8     8     8     8     8                  40     1.0
QA RN                             8     8     8     8     8                  40     1.0
Dentist                           8     8           8                        24     0.6
Dental Assistant                  8     8           8                        24     0.6
Psychiatrist                      8     8     8     8     8     8     8      56     1.4
MH Clinician                      8     8     8     8     8     8     8      56     1.4
Unit Chief                        8     8     8     8     8                  40     1.0
Medical Records Administrator     8     8     8     8     8                  40     1.0
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4
Medical Records Clerk - Float           8     8     8                        24     0.6
Clinic Coordinator/Scheduler      8     8     8     8     8                  40     1.0
Administrative Assistant          8     8     8     8     8                  40     1.0

                                     EVENING SHIFT
Physician                         8     8     8     8     8     8     8      56     1.4
Physician Assistant               8     8     8     8     8     8     8      56     1,4
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                             16    16    16    16    16    16    16     112     2.8
Nurses Aide                       8     8     8     8     8     8            40     1.0
Psychiatrist                      4     4     4     4     4                  20     0.5
MH Clinician                      8     8     8     8     8     8     8      56     1.4
Pharmacy Tech                     8     8     8     8     8     8     8      56     1.4
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4

                                      NIGHT SHIFT
Physician                         8     8     8     8     8     8     8      56     1.4
Physician Assistant               8     8     8     8     8     8     8      56
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                              8     8     8     8     8     8     8      56     1.4
Nurses Aide                                                                   0     0.0
Medical Records Clerk                                                         0     0.0
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4
                                                                           ----    ----
   TOTAL HOURS/FTE per week                                                2012    51.7
                                                                           ====    ====

                           Prison Health Services Inc.
                              Staffing Pattern for
                         Bronx Detention Center (BKDC)

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   ----
                                       DAY SHIFT
Health Services Administrator     8     8     8     8     8                  40     1.0
Medical Director                  8     8     8     8     8                  40     1.0
Physician                        16    16    16    16    16     8     8      96     2.4
Physician Assistant              16    16    16    16    16     8     8      96     2.4
Director of Nursing               8     8     8     8     8                  40     1.0
Pharmacist                        8     8     8     8     8     8     8      56     1.4
Pharmacy Tech - Float             8     8     8     8     8     8     8      56     1.4
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                             16    16    16    16    16    16    16     112     2.8
HIV Counselor                     8     8     8     8     8                  40     1.0
QA RN                             8     8     8     8     8                  40     1.0
Dentist                           8           8           8                  24     0.6
Dental Assistant                  8           8           8                  24     0.6
Psychiatrist                      8     8     8     8     8     8     8      56     1.4
MH Clinician                      8     8     8     8     8     8     8      56     1.4
Unit Chief                        8     8     8     8     8                  40     1.0
Medical Records Administrator     8     8     8     8     8                  40     1.0
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4
Medical Records Clerk - Float           8     8     8                        24     0.6
Clinic Coordinator/Scheduler      8     8     8     8     8                  40     1.0
Administrative Assistant          8     8     8     8     8                  40     1.0

                                     EVENING SHIFT
Physician                         8     8     8     8     8     8     8      56     1.4
Physician Assistant               8     8     8     8     8     8     8      56     1.4
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                              8     8     8     8     8     8     8      56     1.4
Psychiatrist                      4     4     4     4     4                  20     0.5
MH Clinician                      8     8     8     8     8     8     8      56     1.4
Pharmacy Tech                     8     8     8     8     8     8     8      56     1.4
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4

                                      NIGHT SHIFT
Physician                         8     8     8     8     8     8     8      56     1.4
Physician Assistant               8     8     8     8     8     8     8      56
RNs                              16    16    16    16    16    16    16     112     2.8
LPNs                              0     0     0     0     0     0     0       0     0.0
Medical Records Clerk             8     8     8     8     8     8     8      56     1.4
                                                                           ----    ----
   TOTAL HOURS/FTE per week                                                1820    46.9
                                                                           ====    ====

                           Prison Health Services Inc.
                              Staffing Pattern for
                             Queens Detention Center

           POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
           --------             ---   ---   ---   ---   ---   ---   ---   ------   ----
                                       DAY SHIFT
Health Services Administrator    8     8     8     8     8                  40      1.0
Medical Director                 8     8     8     8     8                  40      1.0
Physician                       16    16    16    16    16     8     8      96      2.4
Physician Assistant             16    16    16    16    16     8     8      96      2.4
Director of Nursing              8     8     8     8     8                  40      1.0
Pharmacist                       8     8     8     8     8     8     8      56      1.4
Pharmacy Tech - Float            8     8     8     8     8     8     8      56      1.4
RNs                             16    16    16    16    16    16    16     112      2.8
LPNs                            16    16    16    16    16    16    16     112      2.8
HIV Counselor                    8     8     8     8     8                  40      1.0
QA RN                            8     8     8     8     8                  40      1.0
Dentist                          8           8           8                  24      0.6
Dental Assistant                 8           8           8                  24      0.6
Psychiatrist                     8     8     8     8     8     8     8      56      1.4
MH Clinician                     8     8     8     8     8           8      48      1.2
Unit Chief                       8     8     8     8     8                  40      1.0
Medical Records Administrator    8     8     8     8     8                  40      1.0
Medical Records Clerk            8     8     8     8     8     8     8      56      1.4
Medical Records Clerk - Float          8     8     8                        24      0.6
Clinic Coordinator/Scheduler     8     8     8     8     8                  40      1.0
Administrative Assistant         8     8     8     8     8                  40      1.0
                                     EVENING SHIFT
Physician                        8     8     8     8     8     8     8      56      1.4
Physician Assistant              8     8     8     8     8     8     8      56      1.4
RNs                             16    16    16    16    16    16    16     112      2.8
LPNs                             8     8     8     8     8     8     8      56      1.4
Psychiatrist                     4     4     4     4     4                  20      0.5
MH Clinician                     8     8     8     8     8     8     8      56      1.4
Pharmacy Tech                    8     8     8     8     8     8     8      56      1.4
Medical Records Clerk            8     8     8     8     8     8     8      56      1.4
                                      NIGHT SHIFT
Physician                        8     8     8     8     8     8     8      56      1.4
Physician Assistant              8     8     8     8     8     8     8      56
RNs                             16    16    16    16    16    16    16     112      2.8
LPNs                            08     0     0     0     0     0     0       0      0.0
Medical Records Clerk            8     8     8     8     8     8     8      56      1.4
                                                                           ----    ----
   TOTAL HOURS/FTE per week                                                1812    46.7
                                                                           ====    ====

                           Prison Health Services Inc.
                               Staffing Pattern for
                                KEEP GRANT PROGRAM

          POSITION             Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
          --------             ---   ---   ---   ---   ---   ---   ---   ------   -----
                                       DAY SHIFT
Administrator of Addiction
   Medicine (EMT)               6     6     6     6     6                  30      0.8
Educator/Supervisor (EMTC)      8     8     8     8     8                  40      1.0
Methadone Counselor (EMTC)      24    24    24    24    24                 120     3.0
Methadone Counselor (RMSC)      16    16    16    16    16                 80      2.0
Methadone Counselor (AMKC)      24    24    24    24    24                 120     3.0
Secretary (EMTC)                8     8     8     8     8                  40      1.0
Secretary (RMSC)                8     8     8     8     8                  40      1.0
Pharmacist                      8     8     8     8     8                  40      1.0
LPN (EMTC)                      8     8     8     8     8                  40      1.0
LPN (RMSC)                      8     8     8     8     8                  40      1.0
LPN (AMKC)                      8     8     8     8     8     8     8      56      1.4
                                                                          -----   -----
   TOTAL HOURS/FTE per week                                               646.0   16.15
                                                                          =====   =====

                           Prison Health Services Inc.
                              Staffing Pattern for
                               MADE GRANT PROGRAM

          POSITION            Mon   Tue   Wed   Thu   Fri   Sat   Sun   Hrs/Wk    FTE
          --------            ---   ---   ---   ---   ---   ---   ---   ------   ----
                                      DAY SHIFT
Administrator of Addiction
   Medicine (EMT)              2     2     2     2     2                  10      0.3
Educator/Supervisor (EMTC)     8     8     8     8     8                  40      1.0
Substance Abuse Cstr (ARDC)    8     8     8     8     8                  40      1.0
Substance Abuse Cstr (RMSC)    8     8     8     8     8                  40      1.0
                                                                         -----   ----
   TOTAL HOURS/FTE per week                                              130.0   3.25
                                                                         =====   ====

                        Amended Proposal Matrix 9-01-04

                                 ATTACHMENT 1 A

                    MENTAL HEALTH MINIMUM/DESIGNATED STAFFING

                 MINIMUM MENTAL HEALTH STAFFING                            MIN. DESIGNATED STAFF
---------------------------------------------------------------   ---------------------------------------
FACILITY            TITLE             TOUR    MIN FTE   DAYS/WK       MIN FTE              DAYS/WK                 NOTE
--------   -----------------------   ------   -------   -------   ---------------   ---------------------   ------------------
C71        Unit Chief                  2         1        M-F            1                   M-F
C71        Clinic Supervisor           2        1.4        7            1.4                   7
C71        Clinic Supervisor           3        1.4        7            1.4                   7
C71        Psychiatrist                2        2.8        7            2.8                   7
C71        Psychiatrist                3        2.8        7            2.8                   7
C71        Psychiatrist                1        1.4        7
C71        Mental Health Clinician     2        2.8        7            2.8                   7
C71        Mental Health Clinician     3        2.8        7            2.8                   7
C95        Unit Chief                  2         1        M-F            1                   M-F
C95        Clinic Supervisor           2        1.4        7            1.4                   7
C95        Clinic Supervisor           3        1.4        7            1.4                   7
C95        Psychiatrist                2        2.8        7            2.8                   7
C95        Psychiatrist                3        2.8        7            2.8                   7
C95        Mental Health Clinician     2        2.8        7            2.8                   7
C95        Mental Health Clinician     3        2.8        7            2.8                   7
C95        Mental Health Clinician     1        1.4        7            1.4                   7
RMSC       Unit Chief                  2         1        M-F            1                   M-F
RMSC       Clinic Supervisor           2         1        M-F            1                   M-F
RMSC       Clinic Supervisor         2 or 3     0.4       S/S           0.4                  S/S
RMSC       Psychiatrist                2        2.8        7            2.8                   7
RMSC       Psychiatrist                3        1.4        7            1.4                   7             Plus 1.1 Psy float
RMSC       Mental Health Clinician     2        4.2        7            4.2                   7
RMSC       Mental Health Clinician     3        2.8        7            2.8                   7
OBCC       Unit Chief                  2         1        M-F            1                   M-F
OBCC       Clinic Supervisor           2        1.4        7            1.4                   7
OBCC       Clinic Supervisor           3        0.6      M/W/F          0.6                 M/W/F
OBCC       Psychiatrist                2        1.4        7            1.4                   7
OBCC       Psychiatrist                2         1        M-F            1                   M-F
OBCC       Psychiatrist                3        1.4        7            1.4                   7
OBCC       Mental Health Clinician     2        1.4        7            1.4                   7
OBCC       Mental Health Clinician     2         1        M-F            1                   M-F
OBCC       Mental Health Clinician     3        1.4        7            1.4                   7
OBCC       Mental Health Clinician     3         1        M-F            1                   M-F
GMDC       Unit Chief                  2         1        M-F            1                   M-F
GMDC       Clinic Supervisor         2 or 3     1.4        7            1.4                   7
GMDC       Psychiatrist              2 or 3      2        M-F            1                   M-F
GMDC       Psychiatrist              2 or 3     1.4        7
GMDC       Mental Health Clinician     2        1.4        7      1 (tour 2 or 3)            M-F            S/S tour 2 or 3
GMDC       Mental Health Clinician     2         2        M-F     2 (tour 2 or 3)            M-F
GMDC       Mental Health Clinician     3         2        M-F                                               Plus 1 MHC float
EMTC       Unit Chief                  2         1        M-F            1                   M-F
EMTC       Clinic Supervisor         2 or 3      1        M-F            1                   M-F
EMTC       Psychiatrist              2 or 3     1.4        7
EMTC       Psychiatrist              2 or 3      1        M-F            1                   M-F
EMTC       Mental Health Clinician     2        1.4        7      1 (tour 2 or 3)            M-F            S/S tour 2 or 3
EMTC       Mental Health Clinician     2         1        M-F     1 (tour 2 or 3)            M-F
EMTC       Mental Health Clinician     3         2        M-F     1 (tour 2 or 3)            M-F
GRVC       Unit Chief                  2         1        M-F            1                   M-F            Shared with NIC/M
GRVC       Clinic Supervisor         2 or 3      1        M-F            1                   M-F
GRVC       Psychiatrist                2        1.2        7                                                4 hrs. S/S
GRVC       Psychiatrist                3        1.2        7                                                4 hrs. S/S
GRVC       Mental Health Clinician     2        1.2        7      1 (tour 2 or 3)                           4 hrs. S/S
GRVC       Mental Health Clinician     2         1        M-F
GRVC       Mental Health Clinician     3        1.2        7      1 (tour 2 or 3)                           4 hrs. S/S
GRVC       Mental Health Clinician     3         1        M-F
NIC        Unit Chief                  2         1        M-F            1                   M-F            shared with West
NIC        Psychiatrist              2 or 3     1.5       M-F
NIC        Mental Health Clinician     2         1        M-F            1                   M-F
NIC        Mental Health Clinician     3         1        M-F            1                   M-F

                                 ATTACHMENT 1 A

                    MENTAL HEALTH MINIMUM/DESIGNATED STAFFING

ARDC       Unit Chief                  2         1        M-F            1                   M-F
ARDC       Clinic Supervisor           2         1        M-F            1                   M-F
ARDC       Psychiatrist              2 or 3     1.4        7
ARDC       Psychiatrist              2 or 3      1        M-F            1                   M-F
ARDC       Mental Health Clinician     2        1.4        7      1 (tour 2 or 3)            M-F            S/S tour 2 or 3
ARDC       Mental Health. Clinician    2         1        M-F     1 (tour 2 or 3)            M-F
ARDC       Mental Health Clinician     3         2        M-F     1 (tour 2 or 3)            M-F
BBKC       Unit Chief                  2         1        M-F            1                   M-F
BBKC       Psychiatrist                2        1.4        7            1.4                   7             S/S tour 2 or 3
BBKC       Psychiatrist                3         1        M-F
BBKC       Mental Health Clinician     2        1.4        7            1.4                   7
BBKC       Mental Health Clinician     3         1        M-F
BBKC                    For BBKC, the designated post can be fill by 1 Psychiatrist or 1 Mental Health Clinician.

NOTES;

Designated staff are staff members assigned to a specific work site. A staff member may only be designated to one site and once assigned may not be reassigned to a different work site for 3 months without the Department's approval.

No more than 3 Unit Chiefs or 3 Clinical Supervisors may be out on any weekday.

ADDITIONAL STAFF: SUPERVISING PSYCHIATRISTS

2 FTE PSYCHIATRISTS - to review prescribing practices, monitor suicide watch and provide case consultation.

                                  ATTACHMENT 2
                   PERFORMANCE INDICATORS/PERFORMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE
NUMBER      RATE         RATE       PERFORMANCE INDICATOR(1)   INDICATOR MEASUREMENT(2)   REMARKS
------   ----------   -----------   ------------------------   ------------------------   -------
  1      WOMEN'S HEALTH SERVICES (GENERAL)

  1a        100%          95%       WOMEN'S HEALTH SERVICES    % of eligible women
                                    - Pap Test Screening -     tested within
                                    All women who do not       appropriate time frames
                                    decline a pap test will    (calculated net of
                                    have the test performed    refusals, unavailable
                                    upon admission, unless     patients, patients who
                                    there is a history of a    report a history of a
                                    prior pap test in the      prior pap test in the
                                    last 12 months or unless   last 12 months and
                                    clinically                 discharges).
                                    contraindicated. If
                                    clinically
                                    contraindicated on
                                    admission (and so
                                    documented) the pap test
                                    will be performed within
                                    14 days of admission.

  2      WOMEN'S HEALTH SERVICES (PREGNANCY)

  2a        100%          95%       WOMEN'S HEALTH SERVICES    % of pregnant women
                                    - Pregnancy: HIV           receiving HIV counseling
                                    Counseling - Pregnant      within appropriate
                                    women who refuse HIV       timeframes and with
                                    testing upon admission     records containing the
                                    will be counseled and      properly executed
                                    offered testing again      form(s) (calculated net
                                    within 7 days of           of refusals, unavailable
                                    refusal. Women             patients, patients whose
                                    determined to be           HIV status is known and
                                    pregnant after admission   discharges).
                                    will receive HIV
                                    counseling, which will
                                    include an offer of
                                    testing, within 7 days
                                    of the time it is
                                    determined that the
                                    patient is pregnant. The
                                    patient's chart will
                                    contain documentation of
                                    at least one of the
                                    following: a progress
                                    note, an informed
                                    consent for HIV testing,
                                    or a signed refusal
                                    form.

  2b        100%          95%       WOMEN'S HEALTH SERVICES    % of pregnant women
                                    - Pregnancy: Prenatal      receiving a timely
                                    Exam - Pregnant women      prenatal exam
                                    will receive a prenatal    (calculated net of
                                    exam within 7 days of      refusals, unavailable
                                    admission.                 patients and
                                                               discharges).

(1) Documentation of compliance must be included in patient charts for all Indicators and Measures (excluding Indicators/ Measures #20c, 20d, 17 and
     18).

(2) With the exception of those patients who are discharged from the system, al exclusions from the calculated net universe of the sample measured for each indicator must be documented in patients' charts.

                                  ATTACHMENT 2
                   PERFORMANCE INDICATORS/PERFORMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE
NUMBER      RATE         RATE       PERFORMANCE INDICATOR(1)   INDICATOR MEASUREMENT(2)   REMARKS
------   ----------   -----------   ------------------------   ------------------------   -------
  2c        100%          95%       WOMEN'S HEALTH SERVICES    % of pregnant women
                                    - Pregnancy: Sonogram-     receiving sonograms
                                    Women in their 1st         within time frames as
                                    trimester who have risk    specified in the
                                    factors, which suggest a   performance indicator
                                    sonogram is appropriate,   (calculated net of
                                    will receive the           refusals, unavailable
                                    sonogram within 7 days     patients, discharges and
                                    of the 1st prenatal        clinically
                                    exam. Women in their 2nd   contraindicated
                                    and 3rd trimesters will    patients).
                                    have a sonogram as
                                    follows: 1) Those who
                                    had their initial
                                    prenatal exam during
                                    their 1st trimester and
                                    did not otherwise have a
                                    sonogram, will have a
                                    sonogram within 7 days
                                    of the beginning of
                                    their 2nd trimester;
                                    2) Those who had their
                                    initial prenatal exam
                                    during their 2nd or 3rd
                                    trimesters will have a
                                    sonogram within 7 days
                                    of the exam; and
                                    3) Those who refuse an
                                    initial prenatal exam
                                    will have the sonogram
                                    within 7 days of the
                                    refusal.

  3      HIV CARE

  3a        100%          95%       HIV CARE - Rapid           % of patients offered a
                                    Testing: Offer at Intake   rapid HIV test upon
                                    - All patients will be     admission (calculated
                                    offered a rapid HIV test   net of patients whose
                                    upon admission             HIV status is

  3b        100%          95%       HIV CARE - Post Rapid      % of patients tested who
                                    Test Counseling -          receive post rapid test
                                    Post-test counseling       counseling (calculated
                                    will be provided by a      net of refusals).
                                    clinician certified in
                                    HIV counseling when the
                                    results - positive or
                                    negative - have been
                                    determined.

  3c        100%          95%       HIV CARE - Confirmatory    % of patients testing
                                    Testing - All inmates      positive on a rapid HIV
                                    who test positive on a     test who have blood
                                    rapid HIV test will have   drawn for confirmatory
                                    blood drawn for a          testing (calculated net
                                    confirmatory test during   of refusals).
                                    post-test counseling
                                    unless they decline the
                                    test.

  3d        100%          95%       HIV CARE - Viral Load      % of HIV positive
                                    and T-Cell Testing -       patients who receive
                                    During post confirmatory   viral load and T-cell
                                    test counseling, HIV       testing during post
                                    positive patients will     confirmatory test
                                    receive viral load and     counseling (calculated
                                    T-cell (CD4) testing.      net of refusals,
                                                               unavailable patients an
                                                               discharges).

                                  ATTACHMENT 2
                    PERFORMANCE INDICATOR/PERFOMANCE MEASURES

          REQUIRED   SUBSTANTIAL
  PI     COMPLIANCE   COMPLIANCE             PERFORMANCE
NUMBER      RATE         RATE                INDICATOR(1)             INDICATOR MEASUREMENT(2)    REMARKS
------   ----------  -----------   -------------------------------   -------------------------   ---------
    3e         100%          95%   HIV CARE - Mental Health          % of patients who tested    $500 per
                                   Follow-up - Within 1 day of a     positive for HIV who are    patient.
                                   patient being informed that       seen by Mental Health
                                   he/she tested positive for HIV    Services within 1 day of
                                   (on either a rapid or a           post-test counseling
                                   confirmatory test), the patient   (calculated net of
                                   will be seen by Mental Health     refusals, unavailable
                                   Services.                         patients and discharges).

    3f         100%          95%   HIV CARE - Viral Load and         % of patients with          $500 per
                                   T-Cell Test Follow-up and         initial viral load and      patient.
                                   Treatment - Within 2 days of      T-cell results who are
                                   the vendor receiving both the     seen and evaluated by an
                                   initial viral load and the        MD/PA or NP, and
                                   T-cell results, the patient       prescribed
                                   will be seen and evaluated by     antiretroviral drug
                                   the MD/PA or NP, and prescribed   therapy, if clinically
                                   antiretroviral drug therapy, if   indicated, within 2 days
                                   clinically indicated.             of both results being
                                                                     received (calculated net
                                                                     of refusals, unavailable
                                                                     patients and discharges).

    3g         100%          97%   HIV CARE - PCP and MAC            % of HIV+ patients who      Critical
                                   Prophylaxis - All HIV+ patients   1) upon admission, are      Indicator
                                   who, upon admission, report       continued on PCP and/or
                                   being on PCP and/or MAC           MAC prophylaxis
                                   prophylaxis will be maintained    treatment or 2) are
                                   on such treatment; all other      prescribed PCP and MAC
                                   HIV+ patients will, within 2      prophylaxis, if
                                   days of receipt of CD4 results,   clinically indicated,
                                   be prescribed PCP and MAC         within 2 days of receipt
                                   prophylaxis, if clinically        of CD4 results
                                   indicated.                        (calculated net of
                                                                     refusals, unavailable
                                                                     patients and discharges).

     4   DIABETIC CARE

    4a         100%          95%   DIABETIC CARE - Funduscopic       % of patients with
                                   Exam - Patients with diabetes     diabetes who received
                                   will receive a dilated            the dilated
                                   opthalmological funduscopic       opthalmological exam
                                   exam (after the initial           within 14 days of
                                   undilated funduscopic exam at     admission or discovery
                                   intake) within 14 days of         of condition (calculated
                                   admission or discovery of         net of refusals,
                                   condition.                        discharges and
                                                                     unavailable patients).

    4b         100%          95%   DIABETIC CARE - Aspirin Therapy   % of patients with
                                   - Patients with diabetes over     diabetes over 30 years
                                   30 years of age will be           of age who are
                                   prescribed aspirin therapy        prescribed aspirin
                                   unless clinically                 therapy (calculated net
                                   contraindicated.                  of medical
                                                                     contraindications,
                                                                     refusals and discharges).

     5   ASTHMA CARE

    5a         100%          95%   ASTHMA CARE - Peak Flow Exam -    % of patients with
                                   Patients with asthma will         asthma who receive a
                                   receive a basic peak flow exam    peak flow exam on
                                   on admission.                     admission (calculated
                                                                     net of refusals and
                                                                     discharges).

    5b         100%          95%   ASTHMA CARE - Patient Education   % of patients with
                                   - Patients with asthma will       asthma who receive
                                   receive patient education         patient education within
                                   within 3 days of admission.       3 days of admission
                                                                     (calculated net of
                                                                     refusals, unavailable
                                                                     patients and discharges).

     6   INTAKE HISTORY & PHYSICAL EXAM

          REQUIRED   SUBSTANTIAL
  PI     COMPLIANCE   COMPLIANCE             PERFORMANCE
NUMBER      RATE         RATE                INDICATOR(1)             INDICATOR MEASUREMENT(2)    REMARKS
------   ----------  -----------   -------------------------------   -------------------------   ---------
    6a         100%          95%   INTAKE HISTORY & PHYSICAL EXAM    % of intake history and
                                   - Intake history and physical     physical exams
                                   exams will be appropriated        appropriated completed
                                   completed within 4 hours of the   (within 4 hours of
                                   patient being produced to the     patient being produced
                                   provider by DOC.                  to the provider)
                                                                     (calculated net of
                                                                     refusals, discharges,
                                                                     and unavailable
                                                                     patients).

     7   TUBERCULOSIS

    7a         100%          95%   TUBERCULOSIS - TST Read - TSTs    % of medical records
                                   will be read 48-72 hours after    with TST reading
                                   implantation.                     documented (calculated
                                                                     net of discharges before
                                                                     72 hours).

     8   SEXUALLY TRANSMITTED DISEASES

    8a         100%          95%   SEXUALLY TRANSMITTED DISEASES -   % of patients tested,
                                   Testing - Patients will be        per policy, for
                                   tested, per policy, for           syphilis, gonorrhea,
                                   syphilis, gonorrhea,              trichomoniasis and
                                   trichomoniasis and Chlamydia      Chlamydia upon admission
                                   upon admission.                   (calculated net of
                                                                     refusals and discharges).

     9   SICK CALL

    9a         100%          N/A   SICK CALL -  Patients who are     % of patients present at    $500 per
                                   brought to sick call and remain   sick call who are timely    patient,
                                   available to be seen will be      seen/treated (calculated    up to a
                                   seen/ treated within mandated     net of refusals and         maximum
                                   time frames.                      unavailable patients).      of $5,000
                                                                                                 per
                                                                                                 quarter.

    10   RADIOLOGY

   10a         100%          95%   RADIOLOGY - Abnormal radiology    % of records with           Critical
                                   reports will be reviewed by a     documented abnormal         Indicator
                                   clinic physician and a            laboratory results
                                   treatment plan addressing the     timely reviewed by a
                                   abnormality will be documented    clinic physician and
                                   in a progress note within 2       addressed by a treatment
                                   days of the diagnostic exam.      plan.

    11   LABORATORY

   11a         100%          95%   LABORATORY - CBC & SMA -          % of records with           Critical
                                   Abnormal CBC & SMA lab results    documented abnormal         Indicator
                                   will be reviewed by a clinic      laboratory results
                                   physician and a treatment plan    timely reviewed by a
                                   addressing the abnormality will   clinic physician and
                                   be documented in a progress       addressed by a treatment
                                   note within 24 hours of receipt   plan.
                                   of the lab result.

    12   MEDICAL FOLLOW-UP

   12a         100%          95%   MEDICAL FOLLOW-UP - Patients      % of patients referred
                                   who are referred for medical      for follow-up who are
                                   follow-up will be seen/treated    seen/ treated within
                                   within time frame specified by    time frame specified by
                                   clinician.  (Unavailable          clinician for condition
                                   patients must be rescheduled by   requiring referral as
                                   the clinician.)                   documented in progress
                                                                     note (calculated net of
                                                                     refusals, discharges and
                                                                     patients unavailable for
                                                                     the follow-up
                                                                     appointment).

    13   MENTAL HEALTH

                                  ATTACHMENT 2
                    PERFORMANCE INDICATOR/PERFOMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE             PERFORMANCE
NUMBER      RATE          RATE                INDICATOR(1)             INDICATOR MEASUREMENT(2)      REMARKS
------   ----------   -----------   -------------------------------   -------------------------   ------------
   13a          100%           97%  MENTAL HEALTH - Referrals -       % of patients referred to   Critical
                                    Patients referred to mental       mental health who are       Indicator
                                    health on a non-emergency basis   seen and designated as
                                    will be seen for an initial       Likely SPMI or Not Likely
                                    mental health assessment and be   SPMI within 72 hours(3)
                                    designated as Likely SPMI or      of referral (calculated
                                    Not Likely SPMI within 72 hours   net of refusals,
                                    of referral.                      unavailable patients and
                                                                      discharges).

(3) Timeliness will be assessed via Timeliness Reports, using data entered into the DOHMH/CHS Mental Health database.

   13b          100%           95%  MENTAL HEALTH - Documentation     % of patients for whom      Critical
                                    Timelines - Required Mental       all required MH documents   Indicator
                                    HEALTH documents (i.e.,           are completed timely.
                                    Psychosocial Evaluation,
                                    Psychiatric Assessment,
                                    Comprehensive Treatment and
                                    Discharge Plan, Treatment Plan
                                    Review(4)) will be completed,
                                    per policy timeframes.

   13c          100%           95%  MENTAL HEALTH - Documentation     % of patients for whom
                                    Completeness - Required Mental    all required MH documents
                                    Health documents (i.e.,           are present in the chage
                                    Psychosocial Evaluation,          and completed fully.
                                    Psychiatric Assessment,
                                    Comprehensive Treatment and
                                    Discharge Plan, Treatment Plan
                                    Review) will be fully
                                    completed.

   13d          100%           95%  MENTAL HEALTH - Encounters -      % of patients with MH
                                    Mental health progress notes      progress notes completed
                                    written by mental health care     per policy timeframes
                                    staff(5) reflecting patient       (calculated net of
                                    encounters should be present in   discharges).
                                    the chart per policy
                                    timeframes.

   13e          100%           97%  MENTAL HEALTH - Medication        % of medication orders      Critical
                                    Orders: Timeliness -              prescribed according to     Indicator
                                    Psychotropic medications are      guidelines.
                                    prescribed per policy
                                    timeframes.

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE             PERFORMANCE
NUMBER      RATE          RATE                INDICATOR(1)             INDICATOR MEASUREMENT(2)      REMARKS
------   ----------   -----------   -------------------------------   -------------------------   ------------
   13f          100%           97%  MENTAL HEALTH - Suicide Watch     % of patients on suicide    Critical
                                    Supervision and Treatment - 1)    watch for whom all          Indicator
                                    Daily Suicide Watch notes will    required suicide watch-
                                    reflect: (a) assessment of risk   related documentation is
                                    of self-harm, (b) treatment       present in the chart and
                                    intervention targeting risk of    is completed fully and
                                    self-harm, and (c) explanation    timely, per policy.
                                    as to why suicide watch was
                                    continued or discontinued; 2)
                                    Supervisory notes will be
                                    present in the chart for Days 4
                                    and 8 for watches of sufficient
                                    duration; and 3)
                                    Contemporaneous treatment
                                    plan(s) will reflect patient's
                                    suicide watch status, the
                                    intervention(s), and the reason
                                    for placement on and/or
                                    continuation/discontinuation of
                                    suicide watch.

(3) Timeliness will be assessed via Timeliness Reports, using data entered into the DOHMH/CHS Mental Health database.

(4) Timeliness of the Treatment Plan Review will begin to be assessed only when such data becomes available from the Mental Health database.

(5) Mental health care staff includes: psychiatrists (including psychiatric NPs and PAs), psychologists, licensed social workers and masters-level clinicians.

                                  ATTACHMENT 2
                    PERFORMANCE INDICATOR/PERFOMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE             PERFORMANCE
NUMBER      RATE         RATE                 INDICATOR(1)            INDICATOR MEASUREMENT(2)          REMARKS
------   ----------   -----------   -------------------------------   ------------------------   --------------------
    14   DENTAL SERVICES

   14a         100%           95%   DENTAL SERVICES - Patients        % of patients seen
                                    requiring a dental exam will be   timely (calculated net
                                    seen by a dentist within 14       of refusals, unavailable
                                    clinic days of initial request.   patients, discharges and
                                                                      referrals from initial
                                                                      chronic care encounters
                                                                      for patients with
                                                                      diabetes.)

    15   SPECIAL HOUSING

   15a         100%           95%   SPECIAL HOUSING(6) - Each         % of patients seen
                                    patient in special housing will   timely with appropriate
                                    be seen once each 24 hours by     documentation
                                    appropriate health care staff,    (calculated net of
                                    including once a week by a        refusals and unavailable
                                    physician. Documentation of       patients).
                                    visits will be recorded in a
                                    medical rounds log book, and
                                    encounters that result in an
                                    intervention will be noted in
                                    patient's chart.

    16   SPECIALTY CARE

   16a         100%           95%   OFF-ISLAND SPECIALTY CLINIC -     % of consults: 1)
                                    Requests for off-Island           complete and 2)
                                    specialty clinic appointments     forwarded to the
                                    must be transmitted to the        respective hospital
                                    off-Island provider within 2      within 2 days of the
                                    days of the consult being         consult being written
                                    written and all consults must     (calculated net of
                                    be complete, including            discharges within the
                                    clinician's signature and         2-day transmittal
                                    printed name or stamp.            requirement).

   16b         100%           95%   ON-ISLAND SPECIALTY CARE -        % of patients assigned a
                                    Patients referred will be         priority code and
                                    assigned a priority code and      seen/treated within that
                                    will receive specialty care       code (calculated net of
                                    within the same frame of that     discharges, refusals,
                                    code.                             and unavailable
                                                                      patients).

    17   CONFIDENTIALITY

   17a         100%           N/A   CONFIDENTIALITY - Medical         # of substantiated         $1,000 per
                                    Subcontractor will ensure         breaches of                violation.
                                    adherence to New York State       confidentiality.
                                    patient confidentiality law and
                                    New York City Board of
                                    Correction mandates.

    18   SHARPS

   18a         100%           N/A   SHARPS - Counts of sharps will    # of required sharps       $500 per failure to
                                    be conducted by Nursing and       counts for which there     count and document
                                    Dentistry and will be             is no documentation,       and $500 per
                                    documented on the Sharps          plus # of sharps counts    discrepancy, up to a
                                    Inventory Sheet, per policy;      that are discrepant.       maximum of $5,000
                                    any discrepancies in sharps                                  per quarter.
                                    counts will be immediately
                                    reported to the CHS Director of
                                    Nursing using the Sharps
                                    Incident Report form.

(6) Special Housing can include, but is not limited to, punitive segregation, mental observation units and medical isolation.

                                  ATTACHMENT 2
                    PERFORMANCE INDICATOR/PERFOMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PI     COMPLIANCE    COMPLIANCE             PERFORMANCE
NUMBER      RATE         RATE                 INDICATOR(1)            INDICATOR MEASUREMENT(2)          REMARKS
------   ----------   -----------   -------------------------------   ------------------------   --------------------
    19   PHARMACY

   19a         100%           95%   PHARMACY MEDICATIONS - Non-stat   % of patients whose
                                    medications will be available     non-stat medications
                                    to patients no later than the     were available to them
                                    next day after the medication     no later than the next
                                    order was written.                day after the order was
                                                                      written (calculated net
                                                                      of non-formulary items
                                                                      and discharges).

    20   MEDICAL RECORDS

   20a         100%           95%   MEDICAL RECORDS - Chart Summary   % of charts with
                                    Sheet - Patient charges will      complete, updated chart
                                    include a completed chart         summary sheets.
                                    summary sheet, continuously
                                    updated to reflect any changes
                                    in patient's health status.

   20b         100%           95%   MEDICAL RECORDS - Transfer        % of charts of patients
                                    Summary - Transfer summary        who have been
                                    forms must be completed fully     transferred with
                                    per policy.                       completed transfer
                                                                      summary forms.

   20c         100%           95%   MEDICAL RECORDS & INFORMATION     % of records available
                                    MANAGEMENT - Chart Availability   for chronic care, MD/PA
                                    - Medical records will be         follow-up and mental
                                    available to the clinician for    health evaluations and
                                    chronic care, MD/PA follow-up     follow-up visits.
                                    and mental health evaluations
                                    and follow-up visits.

   20d         100%           95%   MEDICAL RECORDS - Requests -      % of medical records
                                    Requests for medical records/     received within the
                                    information will be provided to   established time frame.
                                    CHS within 10 business days of
                                    receipt of the request by the
                                    Medical Subcontractor.

    21   CHRONIC CARE

   21a         100%           95%   CHRONIC CARE - Encounters -       % of eligible patients
                                    Patients who meet the criteria    receiving a chronic care
                                    for attending a chronic care      encounter within 14
                                    clinic will receive an initial    calendar days as
                                    chronic care clinic encounter     documented on the
                                    within 14 calendar days of        appropriate chronic care
                                    intake or the determination of    form/progress note and
                                    their condition and will be       referred to Transitional
                                    referred to Transitional Health   Health Care Coordination
                                    Care Coordination per policy      per policy guidelines,
                                    guidelines.                       as evidenced by a
                                                                      consult form (calculated
                                                                      net of refusals,
                                                                      unavailable patients
                                                                      and discharges).

                              PERFORMANCE MEASURES

          REQUIRED    SUBSTANTIAL
 P.M.    COMPLIANCE   COMPLIANCE               PERFORMANCE
NUMBER      RATE          RATE                  MEASURE(1)                    MEASUREMENT(2)                  REMARKS
------   ----------   -----------   --------------------------------   ---------------------------   ------------------------
     1   WOMEN'S HEALTH SERVICES (GENERAL)

    1B         100%           95%   WOMEN'S HEALTH SERVICES -          % of patients with
                                    Abnormal Pap Follow-up - All       abnormal pap smear who
                                    women with an abnormal pap smear   receive a timely
                                    will receive a colposcopy, as      colposcopy, per clinical
                                    per clinical protocol, within 3    protocol (calculated net
                                    business days of receipt of        of refusals, unavailable
                                    result.                            patients and discharges).
     3   HIV Care

    3H          50%           N/A   HIV CARE - Rapid Testing: at       % of amenable patients who    Will remain a
                                    Intake - Patients amenable to      receive a rapid  HIV  test    performance measure
                                    rapid HIV test upon admission.     upon admission.               throughout the contract.


    3I          50%           N/A   HIV CARE - Rapid Testing: All      % of patients who receive     Will remain a
                                    PATIENTS - All patients will       a rapid HIV test within 5     performance measure
                                    receive a rapid HIV Test within    business days of admission    throughout the contract.
                                    5 business days of Admission.      (calculated net of
                                                                       unavailable patients and
                                                                       patients whose HIV status
                                                                       is known).

     4   DIABETIC CARE

    4C         100%           95%   DIABETIC CARE - A1C Monitoring -   % of patients with diabetes
                                    Patients with diabetes will have   who have their A1C measured
                                    their A1C measured every three     three months after their
                                    months                             last measurement
                                                                       (calculated net of refusals
                                                                       and discharges.

    4D         100%           95%   DIABETIC CARE - Blood Pressure -   % of patients with diabetes
                                    Patients will have their blood     who have their blood
                                    pressure measured a minimum of     pressure measured a minimum
                                    once per month.                    of once per month
                                                                       (calculated net of refusals
                                                                       and discharges).

          REQUIRED    SUBSTANTIAL
 P.M.    COMPLIANCE   COMPLIANCE               PERFORMANCE
NUMBER      RATE          RATE                  MEASURE(1)                    MEASUREMENT(2)                  REMARKS
------   ----------   -----------   --------------------------------   ---------------------------   ------------------------
     1   WOMEN'S HEALTH SERVICES (GENERAL)

     5   ASTHMA CARE

    5C         100%           95%   ASTHMA CARE - Long-Term            % of patients with asthma
                                    Medication - Patients with         classified as "persistent"
                                    asthma classified as               who are prescribed
                                    "persistent" will be prescribed    long-term controller
                                    long-term controller medication.   medication; assessment and
                                                                       prescription must be in
                                                                       chart (calculated net of
                                                                       refusals and discharges).

    7B   TUBERCULOSIS

    7B         100%           95%   TUBERCULOSIS - INH THERAPY -       # patients started on INH
                                    Patients eligible for treatment    therapy on a timely basis /
                                    for LTBI will be started in INH    # patients eligible for
                                    therapy within 7 business days     treatment (calculated net
                                    of chest X-ray being taken.        of refusals, unavailable
                                                                       patients, patients with
                                                                       prior treatment or medical
                                                                       contraindications, and
                                                                       discharges).

     8   SEXUALLY TRANSMITTED DISEASES

    8B         100%           95%   SEXUALLY TRANSMITTED DISEASES -    % of patients with positive
                                    All Patients with positive         test(s) for STDs reported
                                    test(s) for syphilis, gonorrhea,   to DOHMH with 1 day of
                                    lymphogranuloma venereum,          diagnosis (calculated net
                                    chancroid, non-gonococcal          of refusals and
                                    urethritis, granuloma inguinale    discharges). Note:
                                    and/or chlamydia will be           Diagnoses must be made
                                    reported to the DOHMH Bureau of    within 7 days of specimen
                                    Sexually Transmitted Disease       collection.
                                    using the Universal Reporting
                                    form with 1 day of diagnosis by
                                    the Medical Subcontractor.

    13   MENTAL HEALTH

   13H         100%           95%   MENTAL HEALTH - Medication         % of patients with
                                    Orders: Target Symptoms -          medication orders that
                                    Medication orders include target   include target symptoms,
                                    symptoms and are appropriate for   which match those in
                                    those symptoms, which should       contemporaneous progress
                                    match the symptoms in              notes and the active
                                    contemporaneous progress notes     treatment plan and are
                                    and the active treatment plan.     appropriate for the
                                                                       symptoms listed.

          REQUIRED    SUBSTANTIAL
 P.M.    COMPLIANCE   COMPLIANCE               PERFORMANCE
NUMBER      RATE          RATE                  MEASURE(1)                    MEASUREMENT(2)                  REMARKS
------   ----------   -----------   --------------------------------   ---------------------------   ------------------------
    20   MEDICAL RECORDS

   20E         100%           95%   MEDICAL RECORDS - Vital Signs -    % of charts with vital
                                    Vital signs must be taken and      signs taken and recorded
                                    recorded per policy.               per policy (calculated net
                                                                       of refusals).

   20F         100%           N/A   MEDICAL RECORDS - Co-Signature -   % of charts with PA notes     $100 per chart with an
                                    PA notes must be co-signed by a    co-signed and dated timely    improperly completed
                                    physician within 24 hours of the   by MD.                        refusal form, up to a
                                    note being written.                                              maximum of $5,000 per
                                                                                                     quarter

   20H         100%           N/A   MEDICAL RECORDS - note format -    % of charts with progress     Will remain a
                                    S.O.A.P., T.O.P. or another        notes documenting patient     performance measure
                                    generally accepted progress note   encounters that conform to    throughout the contract.
                                    format must be used for all        S.O.A.P., T.O.P. or another
                                    progress notes documenting         generally accepted format.
                                    patient encounters written by
                                    MD/PA/RNS.

    21   CHRONIC CARE

                              PERFORMANCE MEASURES

          REQUIRED    SUBSTANTIAL
  PM     COMPLIANCE    COMPLIANCE              PERFORMANCE
NUMBER      RATE          RATE                 MEASURE (1)                    MEASUREMENT(2)         REMARKS
------   ----------   -----------   --------------------------------   ---------------------------   -------
    22  SMOKING CESSATION

   22A         100%           95%   SMOKING CESSATION - Patients who   % of patients
                                    identify themselves as smokers     self-identified as smokers
                                    will be offered smoking            who are offered smoking
                                    cessation counseling upon          cessation counseling upon
                                    admission.                         admission, as evidenced by
                                                                       a consult form (excluding
                                                                       documented pre-emptive
                                                                       refusals).

    23   Immunization

   23A         100%           95%   IMMUNIZATION - Influenza - 1)      % of eligible patients
                                    All patients admitted during the   receiving timely flu
                                    flu season (October 15, through    vaccinations during the
                                    March 31), who are =>50 years      flu season (depending on
                                    old and those classified as        availability of the flu
                                    "high risk", per CDC               vaccine and calculated net
                                    guidelines(7) (including those     of refusals, medical
                                    assigned to a chronic care         contraindications and
                                    client for asthma, diabetes, or    patients who received
                                    HIV), will receive a flu           vaccination prior to
                                    vaccination upon admission; 2)     incarceration).
                                    for patients admitted outside of
                                    the flu season: a) all patients
                                    assigned to a chronic care
                                    clinic for asthma, diabetes, or
                                    HIV will receive a flu
                                    vaccination at their first
                                    chronic care encounter that
                                    occurs during the flu season; b)
                                    all other patients classified as
                                    "high risk" will receive a flu
                                    vaccination within 30 days of
                                    the start of the flu season.

   23b         100%           95%   IMMUNIZATION - Pneumonia - 1)      % of eligible patients
                                    All patients with asthma,          receiving timely
                                    diabetes, or HIV will receive a    pneumococal vaccinations
                                    pneumococal vaccination on or      (calculated net of
                                    before their initial chronic       patients with severe
                                    care encounter; 2) all other       allergies to eggs, medical
                                    patients classified as "high       contraindications,
                                    risk" per CDC guidelines will      refusals and patients who
                                    receive a pneumococal              received vaccination prior
                                    vaccination upon admission or      to incarceration.)
                                    discovery of condition; 3) all
                                    patient =>65 years old not
                                    falling into group 1) or 2) will
                                    receive a pneumococal
                                    vaccination upon admission.

(7) CDC guidelines include patients with heart disease, pulmonary disorders (including asthma), diabetes, kidney disease, hemoglobinopathies, and compromised immune system (HIV or immunosuppressive therapy), and other conditions based on clinical judgment.

          REQUIRED    SUBSTANTIAL
  PM     COMPLIANCE    COMPLIANCE              PERFORMANCE
NUMBER      RATE          RATE                 MEASURE (1)                    MEASUREMENT(2)         REMARKS
------   ----------   -----------   --------------------------------   ---------------------------   -------
    24   HEPATITIS CARE

    25   Infirmary

   25A           100%         95%   INFIRMARY - Disease                % of patients in the
                                    Classification - all infirmary     infirmary and CDU who have
                                    and CD patients must be            been classified and whose
                                    classified per policy, and the     charts contain timely
                                    frequency of progress notes in     progress notes in keeping
                                    the medical charts must comply     with CHS guidelines.
                                    with CHS guidelines.

   25B           100%         95%   INFIRMARY - Wound Care - Care      % of wound care patients
                                    must be provided as ordered by     receiving care as ordered
                                    the physician and in keeping       and in keeping with CHS
                                    with CHS wound care guidelines.    would care guidelines
                                                                       (calculated net of
                                                                       refusals).

                                  ATTACHMENT 3

NYC DEPARTMENT OF HEALTH AND MENTAL HYGIENE
CORRECTIONAL HEALTH SERVICES

                                     REPORTS

         AREA                    REPORT/FORM                 FREQUENCY                    DUE DATE
----------------------   --------------------------   -----------------------   --------------------------
FIELD OPERATIONS         Facility Incident Report     Daily                     Prior to close of business
                                                                                the following business day

                         Clinical Staff Attendance    Daily                     Prior to close of business
                                                                                the following business day

                         Sick Call Houses Daily       Daily                     Prior to close of business
                         Report Including Housing                               the following business day
                         Unit(s) Not Called Down

HUMAN RESOURCES          EEO                          Annually                  30 business days after end
                                                                                of reporting period

                         Personnel Action              Monthly                  30 business days after end
                           To include:                                          of reporting period

                         -    New Hires

                         -    Separations

                         -    Vacancies (60 days+,
                              all others)

                         -    Disciplinary Actions

                         -    Evaluations

         AREA                    REPORT/FORM                 FREQUENCY                    DUE DATE
----------------------   --------------------------   -----------------------   --------------------------
HUMAN RESOURCE (CONT).   In-Service Training          Quarterly                 30 business days after end
                                                                                of reporting period

       FINANCE           Overtime Report              Bi-Weekly                 By Friday of the following
                                                                                week

                         Expenditure/FTE              Monthly, and Annually     45 calendar days after end
                                                                                of month, 120 calendar days
                                                                                after 06/30

                         Check Runs and Invoice       Monthly (supports         45 calendar days after
                         Listing                      Expenditure/FTE Report)   close of reporting period

                         Payroll Detail               Monthly (supports         30 calendar days after
                                                      Expenditure/FTE Report)   close of reporting period

                         Fringe Benefit Report        Monthly (Supports         45 calendar days after
                                                      Expenditure/FTE Report)   close of reporting period

                         Service Contracts Executed   Quarterly                 30 calendar days after
                                                                                close of reporting period

                         Temporary Services Report    Monthly (Supports         45 calendar days after
                                                      Expenditure/FTE Report)   close of reporting period

   AREA              REPORT/FORM            FREQUENCY              DUE DATE
   ----              -----------            ---------              --------
  FINANCE    HIV Pharmaceuticals             Monthly      30 business days after end
  (CONT).                                                 of reporting period

             Pharmaceuticals Usage           Monthly      30 business days after end
                                                          of reporting period

             Fee Statement                  Quarterly     45 calendar days after
                                                          close of reporting period

             Brad H Patients:                Monthly      30 calendar days after
             Non-Discharge Psychotropic                   close of reporting period
             Medication Report

             Discharge                       Monthly      By the 15th of the
             Medication Report (Brad H                    following month
             and non-Brad H)

 MATERIALS   Fixed Asset Report             Quarterly     45 calendar days after
MANAGEMENT                                                close of reporting period

             Inventory Report             Semi-Annually   45 business days after
                                                          close of reporting period

             Expired Medication Report      Bi-Monthly    15 business days after
                                           (6x a year)    close of reporting period

   AREA              REPORT/FORM            FREQUENCY              DUE DATE
   ----              -----------            ---------              --------
 MATERIALS   Medication Distribution         Monthly      15 business days after end
MANAGEMENT   Report                                       of reporting period
  (CONT).

             Relinquishment/Salvage          Annually     30 business days after
             Report                                       close of reporting period
                                                          (based on 06/30 fiscal
                                                          year end)

DENTISTRY    Dental Report                   Monthly      By the 15th of the
                                                          following month

  MEDICAL    Monthly Utilization Report      Monthly      Within 30 business days of
                                                          end of reporting period

             Emergency Hospital Run Log       Daily       Prior to close of business
                                                          on the following business
                                                          day

             Pre-Natal Report                Monthly      By the 15th of the
                                                          following month

             Clinical Credentialing          Monthly      By the 15th of the
             Report                                       following month

   LEGAL     Enhanced Restraint Status       Monthly      By the 10th of the
             /Red ID Medical Reviews                      following month

   AREA              REPORT/FORM            FREQUENCY              DUE DATE
   ----              -----------            ---------              --------
  MENTAL     LS3 - Service Report for        Monthly      By the 15th of the
  HEALTH     Outpatient Programs                          following month

             Patient Characteristic          Annually     For 1 week, usually in
             Survey/Mental Health                         November
             Encounter Report

             Mental Health MD and            Monthly      By the 15th of the
             Non-MD Visit Statistics                      following month

             Uniform Notification for        Ongoing      Within 24 hours of attempt
             Attempted Suicides

             Targeted Evaluation of          Ongoing      Within 24 hours of attempt
             Self-Destructive Behavior

             Attempted Suicide Write-        Ongoing      Within 14 business days
             ups                                          after M&M case conference

             Suicide Watch Facility           Daily       By noon of the following
             Report                                       day

             MHAUII/Mental Health             Weekly      By Tuesday of the
             Center                                       following week

     AREA                  REPORT/FORM           FREQUENCY             DUE DATE
     ----                  -----------           ---------             --------
                   Transfer Report

MENTAL HEALTH      Mental Observation/Mental       Weekly    By Tuesday of the
   (CONT.)         Health Center Violent                     following week
                   Incident Report

                   Daily Facility Mental           Daily     Prior to noon of the
                   Health Report                             following business day

   MEDSPAN         HIV Information               Quarterly   By the 15th of the
                                                             following month

                   HIV Medication                 Monthly    By the 15th of the
                                                             following month

                   Infection Control Report      Quarterly   By the 15th of the
   NURSING                                                   following month

                   Infirmary Report                Daily     Prior to close of business
                                                             the following business day

                   Monthly Report                 Monthly    By the 15th of the
   PHARMACY                                                  following month

                   Medication                     Ongoing    Within 24 hours of incident
                   Variance/Adverse Reaction
                   Report

                   Pharmacy                       Monthly    By the 15th of the

        AREA                  REPORT/FORM           FREQUENCY             DUE DATE
        ----                  -----------           ---------             --------
                      Inspection                                following month

QUALITY IMPROVEMENT   Agenda, Minutes and            Ongoing    Within 1 week of
                      Sign-in Sheets for QI                     finalization of meeting
                      Committee Meetings and RI                 minutes
                      QIC Meetings

                      Administrative Update          Monthly    Within 30 business days of
                      Report                                    end of reporting period

                      Top Ten Diagnoses at            Weekly    Within 7 business days of
                      Routine Sick Call                         end of reporting period

                      Write-ups generated from       Ongoing    Within 14 business days of
                      M&M Meetings                              end of reporting period

                      Status Report - Quality        Monthly    Within 30 business days of
                      Improvement Projects                      end of reporting period

 UTILIZATION REVIEW   BBKC Dialysis Services          Weekly    Prior to close of business
                      Report                                    the following business day

                      Daily Urgicare Center Runs      Daily     Prior to close of business
                      Report                                    the following business day

        AREA                 REPORT/FORM           FREQUENCY             DUE DATE
        ----                 -----------           ---------             --------
UTILIZATION REVIEW   Specialty Clinics -             Daily     Prior to close of business
      (CONT.)        Off-Island Appointment                    the following business day
                     Scheduling Request

                     Specialty Clinic Activity       Weekly    By Wednesday of the
                     Report                                    following week

                     Specialty Clinic               Monthly    By the 15th of the
                     Utilization Report                        following month

                           CLINIC HOURS - ATTACHMENT 4

                 ON-ISLAND SPECIALTY CLINICS AND SESSIONS/HOURS

    SPECIALTY CLINIC                       SESSIONS/HOURS
    ----------------       ----------------------------------------------
CARDIOLOGY                               1 session/Wk (4hr.)

DERMATOLOGY                             8 sessions/Mth (4hr.)

ENT                            1 session/Wk (4hr each) + Soon will add
                                Audiological Tech for 4-hours a week

G.I.                                     1 session/Wk (8hr.)

HAND SURGERY                         2 sessions/Mth (5hr. each)

NEUROLOGY                    8 sessions/Mth (4hr. each) + Enhancement to
                                   increase by one 4-hour session

OB/GYN                                        56hr./Wk

OPHTHALMOLOGY                           1 session/Wk. (6hr.)

OPTOMETRY                            8 sessions/Wk. (8hr. each)

ORTHOPEDIC                 4/Wk (8hr., 2x4hr., 5 hr.) + Increase hours at
                                      GRVC by 4-hours per week

PHYSICAL THERAPY                      9 sessions/Wk (5hr. each)

PODIATRY                      6/Wk (8hr.) + Additional Hours at BBKC &
                                                VCBC

SURGERY                               2 sessions/Wk (4hr. each)

UROLOGY                                  1 session/Wk (4hr.)

                                  ATTACHMENT 5

                                  NEW YORK CITY
                      DEPARTMENT OF HEALTH & MENTAL HYGIENE
                  DIVISION OF HEALTH CARE ACCESS & IMPROVEMENT

                          CORRECTIONAL HEALTH SERVICES

                            QUALITY IMPROVEMENT PLAN

DOHMH QUALITY IMPROVEMENT EXECUTIVE COUNCIL

PURPOSE: The Department of Health & Mental Hygiene ("DOHMH") Quality Improvement Executive Council ("QIEC") is responsible for improving the quality of care within DOHMH facilities by promoting the establishment and operation of an effective agency-wide quality assessment and Quality Improvement Program. The QIEC provides oversight and guidance to DOHMH bureaus/programs, identifying facility and system-wide problems/deficiencies and recommending performance improvement actions to address them.

FREQUENCY:  Quarterly

MEMBERSHIP:

     Commissioner of the Department of Health & Mental Hygiene (chair) DOHMH Deputy Commissioners
     General Counsel

RESPONSIBILITIES VIS-A-VIS CORRECTIONAL HEALTH SERVICES:

     -    To review bureau programmatic quarterly administrative reports

     - To review/approve quality improvement subcommittee initiatives, including those that become departmental policies

     - To recommend bureau-specific and system-wide performance improvement activities

CORRECTIONAL HEALTH SERVICES QUALITY IMPROVEMENT COMMITTEE

PURPOSE: The Correctional Health Services Quality Improvement Committee ("CHS QIC") constitutes a subcommittee to the DOHMH QIEC. It is responsible for providing oversight and for directing and coordinating all system-wide quality assessment and quality improvement ("QI") activities, to ensure that high quality of care is provided in an environment of minimal risk to the inmates in the New York City jails.

FREQUENCY:  Monthly:

MEMBERSHIP:

     CHS Executive Director (chair)
     HCAI Correctional Public Health Medical Director
     HCAI Executive Director of Administration
     CHS Medical Director
     CHS Mental Health/Psychiatric Director
     CHS Deputy Executive Director of Performance Monitoring and Quality Improvement
     CHS Deputy Executive Director of Clinic Administration
     CHS Deputy Executive Director of Policy and Planning
     CHS Directors of Dental, Nursing, Pharmacy
     CHS Director of Service Delivery Assessment
     Contracted Provider Program Director
     Contracted Provider Directors of Clinical Services (Medical, Mental Health,
        Nursing, Pharmacy)
     Directors of Quality Management - CHS and Contracted Provider
     Directors of Risk Management - CHS and Contracted Provider
     Others as appropriate

RESPONSIBILITIES:

     - To provide oversight for all CHS quality improvement activities and ensure that all clinical services maintain processes to monitor and assess quality of care and take appropriate actions to improve it

     - To ensure implementation at the facility level of all system-wide corrective actions and QI projects recommended by the QIEC

     - To review and revise existing performance indicators and other objective criteria for monitoring process and patient outcomes and to develop additional indicators/criteria

     - To discuss departmental and facility QI committee reports that demonstrate the actual or potential existence of systemic problems with process and patient outcomes

     - To recommend implementation of system-wide corrective actions to address health care service problems or lacks identified through review of objective outcome data

     - To recommend implementation of pilot or system-wide QI projects and outcome measures to study issues for which it is not clear whether an actual problem exists or what the corrective action(s) might be

     - To approve facility, departmental, and interdepartmental QI projects (through the QI Project Proposal Approval Committee), for which final proposals are submitted to the CHS Office of Quality Improvement

     - To review and/or hear presentations of completed facility, departmental, or interdepartmental QI projects and recommend follow-up as needed

     - To review bimonthly reports from representatives to other QIEC subcommittees on issues relevant to CHS

     - To ensure that adequate and appropriate QI training opportunities are made available to staff responsible for QI projects and activities

     - To ensure that all standards of DOHMH, CHS and all relevant oversight agencies are being met at all clinics


                                      * * *

As a subcommittee of the QIEC, the CHS QIC will collaborate with the DOHMH Office of Quality Improvement to provide oversight to CHS facilities/services in identifying and developing quality improvement opportunities, reviewing project data and reporting findings/outcomes to the QIEC. To the extent feasible, CHS staff will also participate in established and newly developed subcommittees of the QIEC.

Together, the DOHMH Office of Quality Improvement and the CHS QIC will:

     - Review and revise performance indicators, to monitor aspects of care and services

     - Identify opportunities to improve on the quality of services delivered and to suggest interventions

     - Develop a process for targeting deficiencies and ensuring implementation of corrective actions

     - Develop evaluative tools to measure the effectiveness of interventions/corrective actions

     -    Disseminate evaluations relevant to system-wide quality improvements

QI PROJECT PROPOSAL APPROVAL COMMITTEE

PURPOSE: A subcommittee of the CHS QIC, the QI Project Proposal Approval Committee is responsible for reviewing and approving QI project proposals submitted by CHS QI committees at any level.

FREQUENCY: Monthly, or as often as needed

MEMBERSHIP:

     CHS Executive Director (chair)
     HCAI Correctional Public Health Medical Director
     CHS Medical Director
     CHS Mental Health/Psychiatric Director
     CHS Deputy Executive Director of Performance Monitoring and Quality Improvement
     CHS Deputy Executive Director of Clinic Administration
     CHS Deputy Executive Director of Policy and Planning
     CHS Director of Quality Management
     Others as appropriate, to answer questions about QI project proposals

RESPONSIBILITIES:

     - To review and discuss proposals for facility, departmental, or interdepartmental QI projects

     - To offer suggestions to strengthen QI study designs/methodology and request submission of revised proposals, as needed

     -    To approve proposed QI projects

     - To select QI projects to be presented as part of the quarterly CHS report to the QIEC.

DEPARTMENTAL, INTERDEPARTMENTAL AND FACILITY QI COMMITTEES:

PURPOSE: Each QI committee is responsible for maintaining a planned and systematic process to evaluate and improve the quality of care provided to inmates and for communicating information about system-wide and interdepartmental issues to other QI committees or their members, as appropriate.

FREQUENCY: Monthly for departmental and interdepartmental committees; at least quarterly for facility committees

COMMITTEES:

The four principal QI committees are:

     Clinical Multi-disciplinary QI Committee
     Mental Health QI Committee
     Risk Management QI Committee
     Island-wide (Rikers) QI Council

To support the QI activities of these committees, the following subcommittees were established:

     Morbidity and Mortality Committee
     Medicine Utilization Review Committee
     Attempted Suicide Morbidity Review Committee

Each jail facility has an interdisciplinary Quality Improvement Committee ("QIC"). A representative from the VCBC QIC attends meetings of the Clinical Multi-disciplinary QI Committee. Representatives from the contracted provider facility QI committees attend monthly meetings of the Island-wide (Rikers) QI Council. The Council coordinates QI activities across all contracted provider facilities, and its representative reports to the CHS QIC.

Responsibilities of every QI Committee:

     -    To set goals/parameters for process and patient outcomes

     - To monitor and trend data relating to process and patient outcomes over time

     - To identify potential problems with processes and patient outcomes by comparing actual results with stated goals/parameters and any applicable standards to identify service gaps, delays or inefficiencies in processes, and barriers to the provision of appropriate, timely, and effective health care services to patients. Identification of potential problems may occur through review of:

          regularly reported data such as: utilization reports (including patient compliance with medications and drug usage reports from Pharmacy, and Finance reports on usage of radiology and laboratory services), performance indicator reports, infection control reports, substantiated patient complaint/inquiry reports, medication error reports, infectious disease reports, audits conducted by regulatory agencies, patient satisfaction survey data;

          trended data based on: reviews of clinic activity and staff activity sheets, reviews of departmental logbooks, and regular and ad hoc chart reviews (to assess: appropriateness of care, provision of patient education, provider competence, completeness of documentation, etc.);

          anecdotal data from: morbidity and mortality reviews, case conferences, root cause analyses of incidents, communications from non-CHS agencies (i.e., DOC, HHC, BOC, and anecdotal reports from staff.

     -    To select problems for further study through the QI process

     - To conduct the first phase of QI projects, which would require the following activities:

          determining outcome measures, setting goals, and designing and developing data collection tools (if none already exist that are applicable to the problem);

          collecting baseline data or extracting it from existing data sources;

          determining (through analysis of baseline data) whether a problem actually exists, its extent and its impact on patient care (if the determination is that no problem exists, this would be the last step);

          understanding (using flow charts and cause and effect diagrams) all of the steps in the current process for which performance is deemed inadequate, and identifying instances of inefficiency and re-work (as opposed to safeguard measures);

          assessing (using control charts where applicable) whether variation in process or patient outcomes is due to common or special causes;

          determining (using Pareto diagrams where applicable) which common causes of variation have the greatest impact on process or patient outcomes; and

          proposing (using the brainstorming technique) interventions designed to improve process or patient outcomes.

     - To suggest ideas for departmental or interdepartmental QI projects at meetings of the Clinical Multi-disciplinary QIC and/or the CHS QIC, to obtain suggestions for improving outcome measures and study designs and incorporating these in written QI project proposals, and to request any additional resources necessary to conduct such studies

     - To produce written QI project proposals (following the format suggested in Attachment C) in order to continue those projects where a problem and its cause(s) have been determined

     - To submit written QI project proposals to the CHS Office of Quality Management, which will present them to the QI Project Proposal Approval Subcommittee for review/approval

     - To conduct the second phase of approved QI projects, which would require the following activities:

          implementing identified corrective. actions;

          collecting post-intervention outcome data;

          analyzing (using appropriate statistical tests) post-intervention outcome data;

          assessing the effectiveness of interventions in terms of meeting process or patient outcome goals;

          implementing additional interventions, as needed, to meet stated outcome goals, reviewing the problem again to determine other causative factors for which interventions need to be developed, or including periodic monitoring of the outcomes to ensure that goals continue to be met in the future.

     - To submit final reports/presentations on completed QI projects at Clinical Multi-disciplinary QIC, CHS QIC and, possibly, DOHMH QIEC meetings

     - To participate in the designing, piloting and/or systemwide implementation of other interdepartmental QI projects, as required by the CHS QIC and the DOHMH QIEC

     - To request the development or redesign of computerized information systems, to facilitate and monitor process and patient outcomes

     - To determine regular and ad hoc reporting needs and to request the development and production of such reports by support staff

     - To communicate with operational/administrative staff at the appropriate level about any other non-clinical issues that are identified as affecting quality of patient care

Responsibilities of each QI Committee chairperson:

     - To schedule meetings, develop agendas and maintain copies of minutes and QI project materials

     - To serve as liaison between the committee and the rest of the organization

     -    To secure needed support and resources from other departments

     - To ensure that there is a responsible party for all action items (e.g., taking meeting minutes; collecting, monitoring and trending data; performing various QI project tasks; working with support staff to ensure that computerized data systems meet users' requirements for data input and output)

     - To check in regularly with staff designated as responsible parties, to ensure that all action items are completed by the next meeting

CLINICAL MULTI-DISCIPLINARY QI COMMITTEE:

PURPOSE: The Clinical Multi-disciplinary Quality Improvement Committee is responsible for ensuring delivery of quality medical, nursing, dental and auxiliary care; identifying opportunities to improve the quality of care provided and reducing morbidity and mortality rates.

FREQUENCY: Monthly

MEMBERSHIP:

     CHS Medical Director (chair)
     Contracted Provider Medical Director
     Directors of Nursing - CHS and Contracted Provider
     CHS Director of Dentistry
     Directors of Pharmacy - CHS and Contracted Provider
     Deputy Directors of Medicine - CHS and Contracted Provider
     CHS Director of H]V/Medspan
     VCBC Representative
     CHS Director of Quality Management
     Others as appropriate

RESPONSIBILITIES:

     - To ensure appropriate, efficacious, timely and efficient delivery of routine medical, nursing, dental and auxiliary care (including medications, laboratory and radiology tests, procedures, follow-up visits, and referrals for specialist care and emergency and inpatient hospital care)

     - To discuss the findings, including any relevant data and applicable standards, presented by departmental representatives and ad hoc interdepartmental QI team leaders regarding the existence of systemic problems and/or opportunities to improve processes and patient outcomes

     - To hear reports from and discuss systemic issues identified through the case reviews and root cause analyses conducted by the Morbidity and Mortality Subcommittee

     - To discuss identified problems reported by the Medicine Utilization Review Committee, which conducts chart reviews to assess-across all disciplines-the appropriateness, timeliness and efficacy of care provided, level of provider competence/knowledge, and the quality of staff supervision and documentation

     - To suggest departmental or interdepartmental corrective actions to address known causes of systemic deficiencies

     - To initiate interdepartmental QI projects to study the causes of an identified problem and the impact of any interventions in effecting improvement, and to designate ad hoc QI teams to implement such projects

     - To hear progress reports and final presentations on departmental and interdepartmental QI projects and to determine what follow-up action, if any, needs to be taken

     - To discuss any quality of care concerns raised by the VCBC representative, offer suggestions for corrective action or improvement, and hear proposals for and presentations on completed QI projects conducted at VCBC

     - To ensure that appropriate training opportunities are made available to all clinical staff to address any identified deficiencies in provider competence/knowledge and staff supervision and to enhance providers' clinical capabilities

     - To increase efforts to involve patients in maintaining their optimal health by improving patient education methods and materials so that all affected patients are contacted, retention of information is maximized and the widest possible audience is reached

MORBIDITY AND MORTALITY COMMITTEE:

PURPOSE: The Morbidity and Mortality Committee is a subcommittee of the Clinical Multi-disciplinary QIC and is responsible for reviewing all mortality cases and morbidity cases that may pose risk to the organization.

FREQUENCY: Monthly or more frequently, if needed

MEMBERSHIP:

     CHS Medical Director (chair)
     CHS Mental Health/Psychiatric Director
     CHS Deputy Executive Director of Performance Monitoring and Quality Improvement
     CHS Deputy Executive Director of Clinic Administration
     CHS Deputy Executive Director of Policy and Planning
     CHS Director of Nursing
     Contracted Provider Program Director
     Contracted Provider Medical Director
     Contracted Provider Mental Health/Psychiatric Director
     CHS Director of Risk Management
     Directors of Quality Management - CHS and Contracted Provider Others as appropriate

RESPONSIBILITIES:

     - To review the medical records for quality of care for all mortality cases and for morbidity cases that may pose risk to the organization

     - To conduct root causes analyses to determine whether there are any systemic issues that need to be addressed

     - To discuss and develop action plans to correct deficiencies or institute systemic improvements

     - To report any systemic or programmatic concerns and related action plans to the Clinical Multi-disciplinary Quality Improvement Committee

MEDICINE UTILIZATION REVIEW COMMITTEE:

PURPOSE: The Medicine Utilization Review Committee is a subcommittee of the Clinical Multi-disciplinary QIC and is responsible for reviewing patient medical records to assess quality of: care, staff and documentation.

FREQUENCY: Monthly

MEMBERSHIP:

     CHS Medical Director (chair)
     Contracted Provider Medical Director
     Deputy Medical Directors - CHS and Contracted Provider
     Mental Health/Psychiatric Directors - CHS and Contracted Provider, as needed
     Others as appropriate

RESPONSIBILITIES:

     - To. review patient's charts and to collect data on assessments of a number of medical issues, including but not limited to: the appropriateness of hospital runs; the quality of care, staff supervision and documentation; and provider competence in treating patients

     - To report trended data identifying systemic deficiencies to the Clinical Multi-disciplinary Quality Improvement Committee

VCBC (FACILITY) QUALITY IMPROVEMENT COMMITTEE:

PURPOSE: This interdisciplinary, facility-level QIC is responsible for reviewing all aspects of patient care at VCBC to ensure quality, and for developing and implementing corrective actions and QI projects to address identified problems and improve quality of patient care processes and outcomes.

FREQUENCY: Preferably monthly, but at least quarterly

MEMBERSHIP:

     Clinic Administrator
     Physician in Charge
     Nursing Supervisor
     Mental Health Unit Chief
     Pharmacist
     Dentist
     Senior Health Educators
     Others as appropriate

RESPONSIBILITIES:

     - To review all regularly reported and other available data to identify potential problems with processes and patient outcomes

     -    To develop and implement corrective actions and QI projects

     - To report on QI projects and concerns about systemic issues at meetings of the Clinical Multi-disciplinary Quality Improvement Committee

MENTAL HEALTH QI COMMITTEE:

PURPOSE: The Mental Health Quality Improvement Committee is responsible for identifying and addressing systemic, programmatic, and individual mental health patient quality of care concerns; identifying opportunities to improve the quality of care provided; and reducing rates of self-injurious behavior and attempted suicide.

FREQUENCY: Monthly

MEMBERSHIP:

     CHS Mental Health/Psychiatric Director (chair)
     Contracted Provider Mental Health/Psychiatric Director
     Senior Mental Health Staff - CHS and Contracted Provider
     Mental Health Unit Chiefs - all facilities
     Others as appropriate

RESPONSIBILITIES:

     - To ensure appropriate, efficacious, timely and efficient delivery of mental health care to inmates in general population and in special mental observation housing units

     - To compare trended data to any target goals and applicable standards and identify opportunities to improve patient outcomes

     - To implement departmental or interdepartmental corrective actions to address known causes of systemic deficiencies and/or to initiate QI projects to effect improvements

     -    To improve the supervision of mental health staff

     - To improve mental health patient education regarding compliance with medication treatment and involvement in the treatment plan

     - To review the findings of the Attempted Suicide Morbidity Review Committee, including those from any root cause analyses, and determine methods for the prevention of future suicide attempts

     - To review trended data based on chart reviews conducted to assess quality of mental health care, supervision and documentation and level of provider competence and to determine corrective actions to address identified problems

ATTEMPTED SUICIDE MORBIDITY REVIEW COMMITTEE:

PURPOSE: The Attempted Suicide Morbidity Review Committee is a subcommittee of the Mental Health QIC and is responsible for reviewing all instances of what the Mental Health/Psychiatric Directors have determined are suicide attempts, conducting root cause analyses, and suggesting systemic corrective actions and improvements to reduce the attempted suicide rate.

FREQUENCY: Monthly, or as often as needed

MEMBERSHIP:

     CHS Mental Health/Psychiatric Director (chair)
     Contracted Provider Mental Health/Psychiatric Director
     Senior Mental Health Staff- CHS and Contracted Provider
     Mental Health Unit Chiefs, Primary Psychiatrists and Mental Health Staff,
        as needed to present cases
     Others as appropriate

RESPONSIBILITIES:

     - To review the medical record for all cases of what the Directors of Mental Health have determined are suicide attempts for quality of care before and after the incident

     - To conduct root causes analyses to determine what systemic issues, if any, need to be addressed to reduce the rates of attempted suicide and suicidal gestures.

     - To discuss suggestions for systemic corrective actions and improvements and report these to the Mental Health QI Committee

RISK MANAGEMENT QA/QI COMMITTEE:

PURPOSE: The Risk Management QA/QI Committee is responsible for identifying inmate health care issues that create potential and actual risk and referring matters for corrective action to appropriate heads of service or chairs of other QI committees.

FREQUENCY: Monthly

MEMBERSHIP:

     CHS Director of Risk Management (chair)
     CHS Medical Director
     CHS Mental Health/Psychiatric Director
     CHS Deputy Executive Director of Performance Monitoring and Quality
        Improvement
     CHS Deputy Executive Director of Clinic Administration (?)
     CHS Deputy Executive Director of Policy and Planning
     CHS Director of Nursing
     CHS Director of Quality Management
     Contracted Provider Director of Risk Management
     CHS Director of Dentistry, CHS and Contracted Provider Directors of
        Pharmacy, and others as appropriate

RESPONSIBILITIES:

     - To review and discuss representative patient complaints and inquiries of programmatic concern, as presented by the CHS Director of Risk Management

     - To recommend, as needed, that root cause analyses be conducted relating to the quality of care provided in individual cases, which may have programmatic relevance

     - To review and discuss trended patient complaint/inquiry data in order to identify and track systemic problems

     - To refer identified systemic and programmatic concerns to appropriate heads of service or chairs of other QI committees.for the development and implementation of corrective actions/interventions and to monitor the efficacy of the corrective actions/interventions

     - To report on identified systemic issues and related corrective actions/interventions at meetings of the CHS QIC.

     - To discuss new items of general significance to the reduction of risk in the delivery of medical, nursing, dental, mental health and auxiliary services to inmates in the custody of the Department of Correction

ISLAND-WIDE (RIKERS) QUALITY IMPROVEMENT COUNCIL:

PURPOSE: The Island-wide (Rikers) Quality Improvement. Council is responsible for coordinating quality improvement activities at all contracted provider facilities and for sending representatives to report on these activities at meetings of the CHS Quality Improvement Committee.

FREQUENCY: Monthly

MEMBERSHIP:

     Contracted Provider Medical Director (chair)
     Contracted Provider Deputy Medical Director
     Contracted Provider Directors of Other Clinical Services (Nursing,
        Mental Health, Pharmacy)
     CHS Director of Dentistry
     Contracted Provider Director of Infection Control
     Contracted Provider Director of KEEP Program
     Directors of Quality Management - CHS and Contracted Provider
     Contracted Provider Center/Unit(1) Site Medical Directors, Directors of Nursing, Health Service Administrators, Mental Health Unit Chiefs, Pharmacy Managers, and QA Nurses
     Others as appropriate

RESPONSIBILITIES:

     - To review and discuss proposals for system-wide and facility-specific QI projects

     -    To hear presentations of completed QI projects and discuss next steps

     - To discuss corrective actions for low performance on contractual Performance Indicators and for medication errors

     - To review and discuss all available data and any applicable standards to address departmental or interdepartmental concerns raised by facility staff that relate to the quality of patient care

     - To decide what systemic issues and QI proposals and projects to, present at meetings of the CHS QIC

----------
(1) Each of the contracted provider Centers/Units-AMKC, ARDC, BBKC, EMTC, GMDC, GRVC, NIC, OBCC, RMSC, WF and Mental Health Center (JATC is currently closed)-has an interdisciplinary Quality Improvement Committee. The committees meet at least quarterly, and more often as needed.

     - To report on mandates from the CHS QIC or the DOHMH QIEC regarding changes in systemic and/or programmatic requirements that may affect quality of patient care processes and outcomes

DEPARTMENTAL STAFF MEETINGS:

One of the responsibilities of departmental staff meetings is to discuss problems and issues that may be referred to a departmental or interdepartmental QI committee for further study and resolution. The QI-related tasks of departmental staff meetings are:

     - To review data and any applicable standards relevant to departmental processes and patient outcomes

     - To identify and discuss departmental and interdepartmental issues and problems

     - To identify empirically, if possible, any barriers to appropriate, timely, effective, and efficient health care processes and patient outcomes

     - To design and implement corrective actions when the cause of a problem is clear and no further study is warranted before it is addressed

     - To select problems for referral to a department or interdepartmental QI Committee because the etiology of the problem is unclear or because the apparent cause and/or anticipated solution of the problem involves more than one department

     - To disseminate information about new departmental or systemwide initiatives or any changes affecting operations that may affect process or patient outcomes

     - To inform staff of provider training sessions regarding new or revised protocols

     -    To remind or re-educate staff about existing protocols

The types of data to be examined by the different departments includes but is not limited to:

DEPARTMENT      TYPES OF DATA
----------      -------------
Medicine        PI reports; clinic activity reports (i.e., admissions and
                transfers, intake examinations and chart reviews, sick call visits, regular and chronic care follow-ups visits, on-Island and off-Island specialty clinic activities, dialysis services,
                Urgicare and hospital runs, hospital admissions, including outposts); reviews of incidents; problems identified through
                Medicine and joint case conferences with MH; trends found
                through chart reviews regarding appropriateness of hospital runs, appropriateness of care, provider competence, provision of patient education, documentation completeness; trends found through review of provider activity reports; financial reports on usage of radiology and laboratory

DEPARTMENT      TYPES OF DATA
----------      -------------
                services and prosthetic orders; reports/audits on compliance with professional and organizational standards

Nursing PI reports; infection control reports; infectious disease reports; trends found through review of clinic logbooks regarding processes (e.g., follow-up scheduled) and patient outcomes (e.g., TST result noted); trends found through chart reviews regarding use of SOAP notes, appropriateness and timeliness of care, provider competence, provision of patient education, documentation completeness, compliance with professional and organizational standards; findings of the Product Evaluation and Safety Committee

Mental Health   PI reports; MH clinic activity reports for GP and MO; regulatory agency reports on compliance with standards; reviews of
                attempted suicides; problems identified through MH and joint case conferences with Medicine; trends found through chart reviews regarding appropriateness and timeliness of care,
                effectiveness of psychotropic medications, provider competence, documentation completeness; trends found through review of provider activity reports and clinic logbooks

Dental          PI reports; dental and oral surgery clinic activity reports;
                trends found through chart reviews regarding appropriateness and timeliness of initial and follow-up dental care and compliance with standards; reviews of dental prosthetic orders

Pharmacy Reports on medication data entry and labeling errors, medication errors, patient compliance with medications, prescribing patterns, drug usage; updates on recommended medication treatments by disease, drug interactions, and food-drug interactions; audits on compliance with professional and organizational standards

Risk Management Reports on substantiated patient complaints and internal inquiries; trends found through review of incident reports and patient advocate reports and through chart reviews to investigate complaints/inquiries; systemic corrective actions from reviews of incidents and root cause analyses;
                communications from outside agencies (e.g., BOC, HHC hospitals, DOC)

                                  ATTACHMENT A

                 CHS QUALITY IMPROVEMENT: TABLE OF ORGANIZATION

                                  ATTACHMENT B

                                  ABBREVIATIONS

                                  ABBREVIATIONS

AMKC    Anna M. Kross Center
ARDC    Adolescent Reception and Detention Center
BBKC    Bernard B. Kerik Center (formerly Manhattan Detention Complex)
BKDC    Brooklyn Detention Complex* (closed)
BXDC    Bronx Detention Complex* (closed)
CDU     Communicable Disease Unit at West Facility
EMTC    Eric M. Taylor Center
GMDC    George Motchan Detention Center
GRVC    George R. Vierno Center
JATC    James A. Thomas Center (closed)
MHC     Mental Health Center at AMKC
MC      North Infirmary Command
OBCC    Otis Bantum Correctional Center
QDC     Queens Detention Complex* (closed)
RMSC    Rose M. Singer Center
VCBC    Vernon C. Bain Center*
WF      West Facility
CHS     Correctional Health Services
DOC     Department of Correction
DOHMH   Department of Health & Mental Hygiene
PHS     Prison Health Services
SCOC    State Commission of Correction

*    These are direct care (not contracted provider) facilities.

                                  ATTACHMENT C

                    QUALITY IMPROVEMENT PROJECT PROPOSAL FORM

                    QUALITY IMPROVEMENT PROJECT PROPOSAL FORM

Submitted by: Name: _____________________________   Title: _____________________

Department: _______________________ Date: ___________

PROJECT NAME: __________________________________________________________________

PROJECT STATEMENT/PROJECT DESCRIPTION: _________________________________________

________________________________________________________________________________

________________________________________________________________________________

GENERAL PURPOSE/GOAL OF PROJECT: _______________________________________________

________________________________________________________________________________

________________________________________________________________________________

PROCESS TO BE STUDIED (FIRST STEP, LAST STEP): _________________________________

________________________________________________________________________________

IDENTIFIED AREAS OF OPPORTUNITY FOR IMPROVEMENT: _______________________________

________________________________________________________________________________

________________________________________________________________________________

                                  METHODOLOGY:

Data Collections/Sampling: _____________________________________________________

Data Analysis: _________________________________________________________________

Outcome Measures: ______________________________________________________________

EXPECTED TANGIBLE OUTCOME(S): __________________________________________________

ESTIMATED BENEFITS: ____________________________________________________________

ESTIMATED COSTS/SAVINGS: _______________________________________________________

STUDY SITE(S): _________________________________________________________________

SERVICE(S)/DEPARTMENT(S) INVOLVED: _____________________________________________

TEAM COMPOSITION: LEADER: ______________________________________________________

FACILITATOR: ___________________________________________________________________

OTHER: _________________________________________________________________________

________________________________________________________________________________

PROPOSED START DATE: __________________   EXPECTED COMPLETION DATE: ____________

  (ATTACH A GANTT CHART SHOWING TIME FRAMES FOR ACCOMPLISHING THE MAJOR TASKS
                         ASSOCIATED WITH THIS PROJECT.)

                       ***FOR QIC SUBCOMMITTEE USE ONLY***

Date Proposal Received: ______________________________________

Date Presented to QIC Subcommittee: __________________________

Disposition:

     [ ]  Approved as Submitted

     [ ]  Approved as Modified

               Modified(s): ____________________________________________________

________________________________________________________________________________

     [ ]  Returned for Revision

               Reason(s): ______________________________________________________

________________________________________________________________________________

     [ ]  Approval Denied

               Reason(s): ______________________________________________________

________________________________________________________________________________

     [ ]  Other: _______________________________________________________________

________________________________________________________________________________

Constraints/Limitations on Scope of Project (if any): __________________________

________________________________________________________________________________

Date of Disposition: ___________________________________________________________

________________________________________________________________________________

MONITORING OF PROGRESS FOR APPROVED QI PROJECTS:

The QI team will meet as often as necessary to ensure timely completion of the project. The project team leader will provide written monthly progress reports to the appropriate QI committee. Such reports will be included as part of the committee's regular meeting minutes. Chairs of QI committees will report at monthly QIC meetings on the progress of all of the QI project teams their committees sponsor. Teams will present final reports on completed QI projects first to the appropriate QI committee, then to the CHS QIC.

                              TABLE OF ORGANIZATION

                         CHS Quality Improvement Program

                                  (FLOW CHART)

                                     PART II

             GENERAL PROVISIONS GOVERNING CONTRACTS FOR CONSULTANTS,
                       PROFESSIONAL AND TECHNICAL SERVICES

CONTENTS                                                                   PAGE
--------                                                                   ----
ARTICLE 1.  DEFINITIONS                                                      1
ARTICLE 2.  REPRESENTATIONS AND WARRANTIES                                   1
ARTICLE 3.  AUDIT BY THE DEPARTMENT AND CITY                                 2
ARTICLE 4.  COVENANTS OF THE CONTRACTOR                                      3
ARTICLE 5.  TERMINATION                                                     10
ARTICLE 6.  MISCELLANEOUS                                                   12
ARTICLE 7.  MERGER                                                          15
ARTICLE 8.  CONDITIONS PRECEDENT                                            15
ARTICLE 9.  PPB RULES                                                       15
ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE                    15
ARTICLE 11. FORUM PROVISION                                                 16
ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY                                    17
ARTICLE 13. NO DAMAGE FOR DELAY                                             18
ARTICLE 14. CONSULTANT REPORT INFORMATION                                   18
ARTICLE 15. RESOLUTION OF DISPUTES                                          18
ARTICLE 16. PROMPT PAYMENT                                                  22
ARTICLE 17. MACBRIDE PRINCIPLES PROVISIONS FOR NEW YORK CITY CONTRACTORS    22

ARTICLE 1. DEFINITIONS

As used throughout this Agreement, the following terms shall have the meaning set forth below:

a. "CITY" shall mean the City of New York, its departments and political subdivisions.

b.   "COMPTROLLER" shall mean the Comptroller of the City of New York.

c. "DEPARTMENT" or "AGENCY" shall mean the DEPARTMENT OF HEALTH AND MENTAL HYGIENE.

d. "COMMISSIONER" or "ADMINISTRATOR" shall mean the COMMISSIONER OF HEALTH AND MENTAL HYGIENE or his duly authorized representative. The term "duly authorized representative" shall include any person or persons acting within the limits of his or her authority.

e. "Law" or "Laws" shall include but not be limited to the New York City Charter, the New York City Administrative Code, a local law of the City of New York, and any . ordinance, rule or regulation having the force of law.

f.   "Contractor" or "Consultant" shall mean Prison Health Services, Inc.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

2.1  PROCUREMENT OF AGREEMENT

A. The Contractor represents and warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. The Contractor further represents and warrants that no payment, gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. The Contractor makes such representations and warranties to induce the City to enter

                                 Profit.w./P.L.

     into this Agreement and the City relies upon such representations and warranties in the execution hereof.

B. For a breach or violation of such representations or warranties, the Administrator shall have the right to annul this Agreement without liability, entitling the City to recover all monies paid hereunder and the Contractor shall not make claim for, or be entitled to recover, any sum or sums due under this Agreement. This remedy, if effected, shall not constitute the sole remedy afforded the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to take any other action provided for by law or pursuant to this Agreement.

2.2  CONFLICT OF INTEREST

The Contractor represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly, which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. The Contractor further represents and warrants that in the performance of this Agreement no person having such interest or possible interest shall be employed by it. No elected official or other officer or employee of the City or Department, nor any person whose salary is payable, in whole or in part, from the City Treasury, shall participate in any decision relating to this Agreement which affects his or her personal interest or the interest of any corporation, partnership or association in which he or she is, directly or indirectly, interested; nor shall any such person have any interest, direct or indirect, in this Agreement or in the proceeds thereof.

2.3  FAIR PRACTICES

The Contractor and each person signing on behalf of any contractor represents and warrants and certifies, under penalty of perjury, that to the best of its knowledge and belief:

A. The prices in this contract have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

B. Unless otherwise required by law, the prices which have been quoted in this contract and on the proposal submitted by the Contractor have not been knowingly disclosed by the Contractor prior to the proposal opening, directly or indirectly, to any other bidder or to any competitor; and

C. No attempt has been made or will be made by the Contractor to induce any other person, partnership or corporation to submit or not to submit a proposal for the purpose of restricting competition.

The fact that the Contractor (a) has published price lists, rates, or tariffs covering items being procured, (b) has informed prospective customers of proposed or pending publication of new or revised price lists for such items, or
(c) has sold the same items to other customers at the same prices being bid, does not constitute, without more, a disclosure within the meaning of the above.

ARTICLE 3. AUDIT BY THE DEPARTMENT AND CITY

3.1 All vouchers or invoices presented for payment to be made hereunder, and the books, records and accounts upon which said vouchers or invoices are based are subject to audit by the Department and by the Comptroller of the City of New York pursuant to the powers and responsibilities as conferred upon. said Department and said Comptroller by the New York City Charter and Administrative Code of the City of New York, as well as all orders and regulations promulgated pursuant thereto.

3.2 The Contractor shall submit any and all documentation and justification in support of expenditures or fees under this Agreement as may be required by said

                                 Profit.w./P.L.

     Department and said Comptroller so that they may evaluate the reasonableness of the charges and shall make its records available to the Department and to the Comptroller as they consider necessary.

3.3 All books, vouchers, records, reports, canceled checks and any and all similar material may be subject to periodic inspection, review and audit by the State of New York, Federal Government and other persons duly authorized by the City. Such audit may include examination and review of the source and application of all funds whether from the City, any State, the Federal Government, private sources or otherwise.

3.4 The contractor shall not be entitled to final payment under the Agreement until all requirements have been satisfactorily met.

ARTICLE 4. COVENANTS OF THE CONTRACTOR

4.1  EMPLOYEES

A. All experts or consultants or employees of the Contractor who are employed by the Contractor to perform work under this contract are neither employees of the City nor under contract to the City and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement. Nothing in this contract shall impose any liability or duty on the City for the acts, omissions, liabilities or obligations of the Contractor any person, firm company, agency, association, expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, workmen's compensation, disability benefits and social security, or, except as specifically stated in this contract, to any person, firm or corporation.

B. The Contractor shall be solely responsible for all physical injuries or death to its agents, servants, or employees or to any other person or damage to any property sustained during its operations and work on the project under this agreement resulting from any act of omission or commission or error in judgment of any of its officers, trustees, employees, agents, servants, or independent contractors, and shall hold harmless and indemnify the City from liability upon any and all claims for damages on account of such injuries or death to any such person or damages to property on account of any neglect, fault or default of the Contractor, its officers, trustees, employees, agents, servants, or independent contractors. The Contractor shall be solely responsible for the safety and protection of all of its employees whether due to the negligence, fault or default of the Contractor or not.

C.   Workmen's Compensation and Disability Benefits

If this Agreement be of such a character that the employees engaged thereon are required to be insured by the provision of Chapter 615 of the Laws of 1922, known as the "Workmen's Compensation Law" and acts amendatory thereto, the Agreement shall be void and of no effect unless the Contractor shall secure compensation for the benefit of, and keep insured during the life of this Agreement such employees in compliance with the provisions of said law, inclusive of Disability Benefits; and, shall furnish the Department with two (2) certificates of these insurance coverages.

D.   Unemployment Insurance

Unemployment Insurance coverage shall be obtained and provided by the Contractor for its employees.

E.   Minimum Wage

Except for those employees whose minimum wage is required to be fixed pursuant to Section 220 of the Labor Law of the State of New York, all persons employed by the Contractor in the performance of this Agreement shall be paid, without subsequent deduction or rebate, unless expressly authorized by law, not less than the minimum wage as prescribed by law. Any breach or violation of the foregoing shall be deemed a breach or violation of a material provision of this Agreement.

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                                      -3-

4.2  INDEPENDENT CONTRACTOR STATUS

The Contractor and the Department agree that the Contractor is an independent contractor, and not an employee of the Department or the City of New York, and that in accordance with such status as independent contractor, the Contractor covenants and agrees that neither it nor its employees or agents will hold themselves out as, nor claim to be, officers or employees of the City of New York, or of any department, agency or unit thereof, by reason hereof, and that they will not, by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the City of New York, including, but not limited to, Workmen's Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or employee retirement membership or credit.

4.3  INSURANCE

A.   Insurance Requirements for Contractors

Contractors shall procure and maintain for the duration of the contract insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors. All required insurance policies shall be maintained with companies that may lawfully issue the required policy and have an A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations. The cost of such insurance shall be included in the Contractor's bid.

(a)  Minimum Scope of Insurance

     Coverage shall be at least as broad as:

a. Insurance Services Office form number GL 0002 (1/73) covering Comprehensive General Liability and Insurance Services Office form number GL 0404 covering Broad Form Commercial General Liability Insurance General Liability; or Insurance Services Office Commercial General Liability coverage ("occurrence" form CG 0001).(ED 11/85).

b. Insurance Services Office form number CA 0001 (Ed. 1/78) covering Automobile Liability, code 1 "any auto" and endorsements CA 2232 and CA 0112.

c. Workers' Compensation insurance as required by Labor Code of the State of New York and Employers Liability insurance.

(b)  Minimum Limits of Insurance

Contractor shall maintain limits no less than:

a. Comprehensive General Liability: $1,000,000.00 combined single limit per accident for bodily injury and property damage.

b. Professional liability: 1 Million Dollars per occurrence; Three Million Dollars Aggregate.

c. Workers' Compensation and Employers Liability: Workers' Compensation limits as required by the Labor Code of the State of New York Employers Liability limits of $1,000,000.00 per accident. Pursuant to Section 57 of the NYS Workers' Compensation Law, the vendor has submitted proof of workers' compensation and disability benefits coverage to the agency.

(c)  Deductibles and Self-Insured Retentions

     Any deductibles and self-insured retentions must be declared to and approved by the Agency. At the option of the Agency, either: the insurer shall reduce or eliminate such deductibles or self-insured retentions as respects the Agency, its officers, officials and employees; or the Contractor shall procure a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

a.   General Liability and Automobile Liability Coverages

(a) The City, its officers, officials and employees are to be covered as insured as respects: liability arising out of activities

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                                      -4-
     performed by or on behalf of the Contractor; products and completed operations of the Contractor; premises owned, leases or used by the Contractor; or automobiles owned, leased, hired or borrowed by the Contractor. The coverage shall contain no special limitations on the scope of protection afforded to the City, its officers, officials and employees.

(b) The Contractor's insurance coverage shall be primary insurance as respect the City, its officers, officials, and employees. Any other insurance or self-insurance maintained by the Agency, its officers, officials and employees shall be excess of and not contribute with the Contractor's insurance.

(c) Any failure to comply with reporting provisions of the policies shall not affect coverage provided to the Agency, its officers, officials, and employees.

(d) The Contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurers liability.

b.   Workers Compensation and Employers Liability Coverage

     The insurer shall agree to waive all rights of subrogation against the Agency, its officers, officials, and employees for losses /rising from work performed by the Contractor for Agency.

c.   All Coverages

     Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after sixty (60) days prior written notice by certified mail, return receipt requested, has been given to the City.

(d)  Acceptability of Insurers

     Insurance is to be placed with insurers with a Best's rating of no less than an A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations.

(e)  Verification of Coverage

     Contractor shall furnish the City with Certificates of Insurance effecting coverage required by this clause. The Certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The Certificates are to be on forms provided by the Agency and are to be received and approved by the Agency before work commences. The Agency reserves the right to obtain complete, certified copies of all required insurance policies, at any time.

(f)  Subcontractors

     Contractor shall include all subcontractors as insured under its policies or shall furnish separate Certificates for each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.

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                                      -5-

B. In the event that any claim is made or any action is brought against the City arising out of negligent or careless acts of an employee of the Contractor, either within or without the scope of his employment, or arising out of Contractor's negligent performance of this Agreement, then the City shall have the right to withhold further payments hereunder for the purpose of set-off in sufficient sums to cover the said claim or action. The rights and remedies of the City provided for in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

4.4  PROTECTION OF CITY PROPERTY

A. The Contractor assumes the risk of, and shall be responsible for, any loss or damage to City property, including property and equipment leased by the City, used in the performance of this Agreement; and caused, either directly or indirectly by the acts, conduct, omissions or lack of good faith of the Contractor, its officers, managerial personnel and employees, or any person, firm, company, agent or others engaged by the Contractor as expert, consultant, specialist or subcontractor hereunder.

B. In the event that any such City property is lost or damaged, except for normal wear and tear, then the City shall have the right to withhold further payments hereunder for the purpose of set-off, in sufficient sums to cover such loss or damage.

C. The Contractor agrees to indemnify the City and hold it harmless from any and all liability or claim for damages due to any such loss or damage to any such City property described in subsection A above.

D. The rights and remedies of the City provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or by this Agreement.

4.5  CONFIDENTIALITY

All of the reports, information or data, furnished to or prepared, assembled or used by the Contractor under this Agreement are to be held confidential, and prior to publication, the Contractor agrees that the same shall not be made available to any individual or organization without the prior written approval of the Department.

4.6  BOOKS AND RECORDS

The Contractor agrees to maintain separate and accurate books, records, documents and other evidence and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature expended in the performance of this Agreement.

4.7  RETENTION OF RECORDS

The Contractor agrees to retain all books, records, and other documents relevant to this Agreement for six years after the final payment or termination of this Agreement, whichever is later. City, State and Federal auditors and any other persons duly authorized by the Department shall have full access to and the right to examine any of said materials during said period.

4.8  COMPLIANCE WITH LAW

Contractor shall render all services under this Agreement in accordance with the applicable provisions of federal, state and local laws, rules and regulations as are in effect at the time such services are rendered.

4.9  INVESTIGATION CLAUSE

a. The parties to this agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

b.

(a) If any person who has been advised that his or her statement, and any information

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                                      -6-
     from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

(b) If any person refuses to testify for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

c.

(a) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved, to determine if any penalties should attach for the failure of a person to testify.

(b) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph 5 below without the City incurring any penalty or damages for delay or otherwise.

d. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

(a) The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

(b) The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

e. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (c) and (d) below in addition to any other information which may be relevant and appropriate:

(a) The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including

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                                      -7-
     but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

(b) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

(c) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

(d) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under 4 above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in 3(a) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

f.

(a) The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

(b) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

(c) The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

(d) The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

g. In addition to and notwithstanding any other provision of this agreement the Commissioner or agency head may in his or her sole discretion terminate this agreement upon not less than three (3) days written notice in the event contractor fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this agreement by the contractor, or affecting the performance of this contract.

4.10 ASSIGNMENT

A. The Contractor shall not assign, transfer, convey or otherwise dispose of this Agreement or of Contractor's rights, obligations, duties, in whole or in part, or of its right to execute it, or its right, title or interest in it or any part thereof, or assign, by power of attorney or otherwise, any of the notices due or to become due under this contract, unless the prior written consent of the Administrator shall be obtained. Any such assignment, transfer, conveyance or other disposition without such consent shall be void.

B. Failure of the Contractor to obtain any required consent to any assignment, shall be cause for termination for cause, at the option of the Administrator; and if so terminated, the City shall thereupon be relieved and discharged from any further liability and obligation to the Contractor, its assignees or transferees, and all monies that may become due under the contract shall be forfeited to the City except so much thereof as may be necessary to pay the Contractor's employees.

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                                      -8-

C. The provisions of this clause shall not hinder, prevent, or affect an assignment by the Contractor for the benefit of its creditors made pursuant to the laws of the State of New York.

D. This Agreement may be assigned by the City to any corporation, agency or instrumentality having authority to accept such assignment.

4.11 SUBCONTRACTING

A. The Contractor agrees not to enter into any subcontracts for the performance of its obligations, in whole or in part, under this Agreement without the prior written approval of the Department. Two copies of each such proposed subcontract shall be submitted to the Department with the Contractor's written request for approval. All such subcontracts shall contain provisions specifying:

a. that the work performed by the subcontractor must be in accordance with the terms of the Agreement between the Department and the Contractor,

b. that nothing contained in such agreement shall impair the rights of the Department,

c. that nothing contained herein, or under the Agreement between the Department and the Contractor, shall create any contractual relation between the subcontractor and the Department, and

d. that the subcontractor specifically agrees to be bound by the confidentiality provision set forth in this Agreement between the Department and the Contractor.

B. The Contractor agrees that it is fully responsible to the Department for the acts and omissions of the subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

C. The aforesaid approval is required in all cases other than individual employer-employee contracts.

D. The Contractor shall not in any way be relieved of any responsibility under this Contract by any subcontract.

4.12 PUBLICITY

A. The prior written approval of the Department is required before the Contractor or any of its employees, servants, agents, or independent contractors may, at any time, either during or after completion or termination of this Agreement, make any statement to the press or issue any material for publication through any media of communication bearing on the work performed or data collected under this Agreement.

B. If the Contractor publishes a work dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, the Department shall have a royalty free, non-exclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use the publication.

4.13 PARTICIPATION IN AN INTERNATIONAL BOYCOTT

A. The Contractor agrees that neither the Contractor nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations of the United States Department of Commerce promulgated thereunder.

B. Upon the final determination by the Commerce Department or any other agency of the United States as to, or conviction of the Contractor or a substantially-owned affiliated company thereof, participation in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations promulgated thereunder, the Comptroller may, at his option, render forfeit and void this

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                                      -9-
contract.

C. The Contractor shall comply in all respects, with the provisions of Section 6-114 of the Administrative Code of the City of New York and the rules and regulations issued by the Comptroller thereunder.

4.14. INVENTIONS, PATENTS AND COPYRIGHTS

A. Any discovery or invention arising out of or developed in the course of performance of this Agreement shall be promptly and fully reported to the Department, and if this work is supported by a federal grant of funds, shall be promptly and fully reported to the Federal Government for determination as to whether patent protection on such invention shall be sought and how the rights. in the invention or discovery, including rights under any patent issued thereon, shall be disposed of and administered in order to protect the public interest.

B. No report, document or other data produced in whole or in part with contract funds shall be copyrighted by the Contractor nor shall any notice of copyright be registered by the Contractor in connection with any report, document or other data developed for the contract.

C. In no case shall subsections A and B of this section apply to, or prevent the Contractor from asserting or protecting its rights in any report, document or other data, or any invention which existed prior to or was developed or discovered independently from the activities directly related to this Agreement.

4.15 INFRINGEMENTS

     The Contractor shall be liable to the Department and hereby agrees to indemnify and hold the Department harmless for any damage or loss or expense sustained by the Department from any infringement by the Contractor of any copyright, trademark or patent rights of design, systems, drawings, graphs, charts, specifications or printed matter furnished or used by the Contractor in the performance of this Agreement.

4.16 ANTI-TRUST

The Contractor hereby assigns, sells, and transfers to the City all right, title and interest in and to any claims and causes of action arising under the anti-trust laws of the State of New York or of the United States relating to the particular goods or services purchased or procured by the City under this Agreement.

ARTICLE 5. TERMINATION

5.1  TERMINATION OF AGREEMENT

A. The Department and/or City shall have the right to terminate this Agreement, in whole or in part:

a.   Under any right to terminate as specified in any section of this Agreement.

b. Upon the failure of the Contractor to comply with any of the terms and conditions of this Agreement.

c.   Upon the Contractor's becoming insolvent.

d. Upon the commencement under the Bankruptcy Act of any proceeding by or against the Contractor, either voluntarily or involuntarily.

e. Upon the Commissioner's determination, termination is in the best interest of the City.

B. The Department or City shall give the Contractor written notice of any termination of this Agreement specifying therein the applicable provisions of subsection A of this section and the effective date thereof which shall riot be less than ten (10) days from the date the notice is received.

C. The Contractor shall be entitled to apply to the Department to have this Agreement terminated by said Department by reason of any failure in the performance of this Agreement (including any failure by the Contractor to make progress in the prosecution of work hereunder which

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                                      -10-
     endangers such performance), if such failure arises out of causes beyond the control and without the fault or negligence of the Contractor. Such causes may include, but are not restricted to: acts of God or of the public enemy; acts of the Government in either its sovereign or contractual capacity; fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes; or any other cause beyond the reasonable control of the Contractor. The determination that such failure arises out of causes beyond the control and without the fault or negligence of the Contractor shall be made by the Department which agrees to exercise reasonable judgment therein. If such a determination is made and the Agreement terminated by the Department pursuant to such application by the Contractor, such termination shall be deemed to be without cause.

     D. Upon termination of this Agreement the Contractor shall comply with the Department or City close-out procedures, including but not limited to:

     a.   Accounting for and refund to the Department or City, within thirty
          (30) days, any unexpended funds which have been paid to the Contractor pursuant to this agreement.

     b. Furnishing within thirty (30) days an inventory to the Department or City of all equipment, appurtenances and property purchased through or provided under this Agreement carrying out any Department or City directive concerning the disposition thereof.

     c. Not incurring or paying any further obligation pursuant to this Agreement beyond the termination date. Any obligation necessarily incurred by the Contractor on account of this Agreement prior to receipt of notice of termination and falling due after such date shall be paid by the Department or City in accordance with the terms of this Agreement. In no event shall the word "obligation," as used herein, be construed as including any lease agreement, oral or written, entered into between the Contractor and its landlord.

     d. Turn over to the Department or City or its designees all books, records, documents and material specifically relating to this Agreement.

     e. Submit, within ninety (90) days, a final statement and report relating to this Agreement. The report shall be made by a certified public accountant or a licensed public accountant.

     E. In the event the Department or City shall terminate this Agreement, in whole or in part, as provided in paragraphs 1, 2, 3, or 4 of subsection A of this section, the Department or City may procure, upon such terms and in such manner as deemed appropriate, services similar to those so terminated, and the Contractor shall continue the performance of this Agreement to the extent not terminated hereby.

     F. Not withstanding any other provisions of this contract, the Contractor shall not be relieved of liability to the City for damages sustained by the City by virtue of Contractor's breach of the contract, and . the City may withhold payments to the Contractor for the purpose of set-off until such time as the exact amount of damages due to the City from the Contractor is determined.

     G. The provisions of the Agreement regarding confidentiality of information shall remain in full force and effect following any termination.

     H. The rights and remedies of the City provided in this section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

ARTICLE 6. MISCELLANEOUS

6.1  CONFLICT OF LAWS

All disputes arising out of this Agreement shall be

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                                      -11-
interpreted and decided in accordance with the laws of the State of New York.

6.2  GENERAL RELEASE

The acceptance by the Contractor or its assignees of the final payment under this contract, whether by voucher, judgment of any court of competent jurisdiction or any other administrative means, shall constitute and operate as a general release to the City from any and all claims of and liability to the Contractor arising out of the performance of this contract.

6.3  CLAIMS AND ACTIONS THEREON

A. No action at law or proceeding in equity against the City or Department shall lie or be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor shall have strictly complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

B. No action shall lie or be maintained against the City by Contractor upon any claims based upon this Agreement unless such action shall be commenced within six (6) months after the date of filing in the Office of the Comptroller of the City of the certificate for the final payment hereunder, or within six (6) months of the termination or conclusion of this Agreement, or within six (6) months after the accrual of the Cause of Action, whichever first occurs.

C. In the event any claim is made or any action brought in any way relating to the Agreement herein, the Contractor shall diligently render to the Department and/or the City of New York without additional compensation any and all assistance which the Department and/or the City of New York may require of the Contractor.

D. The Contractor shall report to the Department in writing within three (3) working days of the initiation by or against the Contractor of any legal action or proceeding in connection with or relating to this Agreement.

6.4  NO CLAIM AGAINST OFFICERS, AGENTS OR EMPLOYEES

No claim whatsoever shall be made by the Contractor against any officer, agent or employee of the City for, or on account of, anything done or omitted in connection with this contract.

6.5  WAIVER

Waiver by the Department of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the Agreement unless and until the same shall be agreed to in writing by the Department or City as required and attached to the original Agreement.

6.6  NOTICE

The Contractor and the Department hereby designate the business addresses hereinabove specified as the places where all notices, directions or communications from one such party to the other party shall be delivered, or to which they shall be mailed. Actual delivery of any such notice, direction or communication to a party at the aforesaid place, or delivery by certified mail shall be conclusive and deemed to be sufficient service thereof upon such party as of the date such notice, direction or communication is received by the party. Such address may be changed at any time by an instrument in writing executed and acknowledged by the party making such change and delivered to the other party in the manner as specified above. Nothing in this section shall be deemed to serve as a waiver of any requirements for the service of notice or process in the institution of an action or proceeding as provided by law, including the Civil Practice Law and Rules.

6.7  ALL LEGAL PROVISIONS DEEMED INCLUDED

It is the intent and understanding of the parties to this Agreement that each and every provision of law required to be inserted in this Agreement shall be and is inserted herein. Furthermore, it is hereby stipulated that every such provision is to be deemed

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to be inserted herein, and if, through mistake or
otherwise, any such provision is not inserted, or is not inserted in correct form, then this Agreement shall forthwith upon the application of either party be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

6.8  SEVERABILITY

If this Agreement contains any unlawful provision not an essential part of the Agreement and which shall not appear to have been a controlling or material inducement to the making thereof, the same shall be deemed of no effect and shall upon notice by either party, be deemed stricken from the Agreement without affecting the binding force of the remainder.

6.9  POLITICAL ACTIVITY

There shall be no partisan political activity or any activity to further the election or defeat of any candidate for public, political or party office as part of or in connection with this Agreement, nor shall any of the funds provided under this Agreement be used for such purposes.

6.10 MODIFICATION

This Agreement may be modified by the parties in writing in a manner not materially affecting the substance hereof. It may not be altered or modified orally.

A.   CONTRACT CHANGES

Changes may be made to this contract only as duly authorized by the Agency Chief Contracting Officer of his or her designee. Vendors deviating from the requirements of an original purchase order or contract without a duly authorized change order document, or written contract modification or amendment, do so at their own risk. All such duly authorized changes, modifications and amendments will be reflected in a written change order and become a part of the original contract. Contract changes will be made only for work necessary to complete the work included in the original scope of the contract, and for non-material changes to the scope of the contract. Changes are not permitted for any material alteration in the scope of the work. Changes may include any one or more of the following:

     -    Specification changes to account for design errors or omissions;

     - changes in contract amount due to authorized additional or omitted work. Any such changes require appropriate price and cost analysis to determine reasonableness. In addition, except for non-construction requirements contracts, all changes that cumulatively exceed the greater of ten percent of the original contract amount or $100,000 shall be approved by the City Chief Procurement Officer;

     - Extensions of a contract term for good and sufficient cause for a cumulative period not to exceed one year from the date of expiration of this current contract. Requirements contracts shall be subject to this limitation;

     -    Changes in delivery location;

     -    Changes in shipment method; and

     - Any other change not inconsistent with Section 5-02 of the P.P.B. Rules (ed. 9/99), or any successor Rule.

The Contractor may be entitled to a price adjustment for extra work performed pursuant to a written change order. If any part of the contract work is necessarily delayed by a change order, the Contractor may be entitled to an extension of time for performance. Adjustments to price shall be validated for reasonableness by using appropriate price and cost analysis.

6.11 PARAGRAPH HEADINGS

Paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this contract and in no way affect this contract.

6.12 NO REMOVAL OF RECORDS FROM PREMISES

Where performance of this Agreement involves use by the Contractor of Departmental papers, files, data or records at Departmental facilities or offices, the Contractor shall not remove any such papers, files, data or records, therefrom without the prior

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approval of the Department's designated official.

6.13 INSPECTION AT SITE

The Department shall have the right to have representatives of the Department or of the City or of the State or Federal governments present at the site of the engagement to observe the work being performed.

6.14 PRICING

A. The Contractor shall when ever required during the contract, including but not limited to the time of bidding, submit cost or pricing data and formally certify that, to the best of its knowledge and belief, the cost or pricing date submitted was accurate, complete, and current as of a specified date. The Contractor shall be required to keep its submission of cost and pricing date current until the contract has been completed.

B. The price of any change order or contract modification subject to the conditions of paragraph A, shall be adjusted to exclude any significant sums by which the City finds that such price was based on cost or price data furnished by the supplier which was inaccurate, incomplete, or not current as of the date agreed upon between the parties.

C. Time for Certification. The Contractor must certify that the cost or pricing data, submitted are accurate, complete and current as of a mutually determined date.

D. Refusal to Submit Data. When any contractor refuses to submit the required data to support a price, the Contracting Officer shall not allow the price.

E. Certificate of Current Cost or Pricing Data. Form of Certificate. In those cases when cost of pricing data is required, certification shall be made using a certificate substantially similar to the one contained in Chapter 4 of the PPB rules and such certification shall be retained in the agency contract file.

ARTICLE 7. MERGER

This written Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

ARTICLE 8. CONDITIONS PRECEDENT

     This contract shall neither be binding nor effective unless:

A. Approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975, in the event the Executive Order requires such approval; and

B. Certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14, 1975) that performance thereof will be in accordance with the City's financial plan; and

C. Approved by the New York State Financial Control Board (Board) pursuant to the New York State Financial Emergency Act for the City of New York, as amended, (the "Act"), in the event regulations of the Board pursuant to the Act require such approval.

D. It has been authorized by the Mayor and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable thereto sufficient to pay the estimated expense of carrying out this Agreement.

The requirements of this section of the contract shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this contract to be effective and for the expenditure of City funds.

ARTICLE 9. PPB RULES

     This contract is subject to the Rules of the

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Procurement Policy Board of the City of New York effective August 1, 1990, as amended. In the event of a conflict between said Rules and a provision of this contract, the Rules shall take precedence.

ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE

a.   As required by New York State Labor Law Section 220-e:

(a) That in the hiring of employees for the performance of work under this contract or any subcontract hereunder, neither the Contractor, Subcontractor, nor any person acting on behalf of such Contractor or Subcontractor, shall by reason of race, creed, color, sex or national origin discriminate against any citizen of the State of New York who is qualified and available to perform the work to which the employment relates;

(b) That neither the Contractor, subcontractor, nor any person on his behalf shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this contract on account of race, creed, color, sex or national origin;

(c) That there may be deducted from the amount payable to the Contractor by the City under this contract a penalty of five dollars for each person for each calendar day during which such person was discriminated against or intimidated in violation of the provisions of this contract; and

(d) That this contract may be canceled or terminated by the City and all monies due or to become due hereunder may be forfeited, for a second or any subsequent violation of the terms or conditions of this section of the contract.

(e) The aforesaid provisions of this section covering every contract for or on behalf of the State or a municipality for the manufacture, sale or distribution of materials, equipment or supplies shall be limited to operations performed within the territorial limits of the State of New York.

b.   As required by New York City Administrative Code Section 6-108:

(a) It shall be unlawful for any person engaged in the construction, alteration or repair of buildings or engaged in the construction or repair of streets or highways pursuant to a contract with the City or engaged in the manufacture, sale or distribution of materials, equipment or supplies pursuant to a contract with the City to refuse to employ or to refuse to continue in any employment any person on account of the race, color or creed of such person.

(b) It shall be unlawful for any person or any servant, agent or employee of any person, described in subdivision (a) above, to ask, indicate or transmit, orally or in writing, directly or indirectly, the race, color, creed or religious affiliation of any person employed or seeking employment from such person, firm or corporation.

(c) Disobedience of the foregoing provisions shall be deemed a violation of a material provision of this contract.

(d) Any person, or the employee, manager or owner of or officer of such firm or corporation who shall violate any of the provisions of this section shall, upon conviction thereof, be punished by a fine of not more than one hundred dollars or by imprisonment for not more than thirty days, or both.

ARTICLE 11. FORUM PROVISION

                Choice of Law, Consent to Jurisdiction and Venue

This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the, domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

The parties agree that any and all claims asserted by or against the City arising under this Contract or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City

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and County of New York. To effect this Agreement and intent, the Contractor agrees:

(a) If the City initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Contract, or to such other address as the Contractor may provide to the City in writing; and

(b) With respect to any action between the City and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens; (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

(c) With respect to any action between the City and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

(d) If the Contractor commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY

This contract is subject to the requirements of Executive Order No. 50 (1980) as revised ("E.O. 50") and the Rules and Regulations promulgated thereunder. No contract will be awarded unless and until these requirements have been complied with in their entirety. By signing this contract, the contractor agrees that it:

a. will not engage in any unlawful discrimination against any employee or applicant for employment because of race, creed, color, national origin, sex age, disability, marital status or sexual orientation with respect to all employment decisions including, but not limited to, recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

b. the contractor agrees that when it subcontracts it will not engage in any unlawful discrimination in the selection of subcontractors on the basis of the owner's race, color, creed, national origin, sex, age, disability, marital status or sexual orientation;

c. will state in all solicitations or advertisements for employees placed by or on behalf of the contractor that all qualified applicants will receive consideration for employment without unlawful discrimination based on race, creed, color, national origin, sex, age, disability, marital status or sexual orientation, or that it is an equal employment opportunity employer;

d. will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments under E. O. 50 and the rules and regulations promulgated thereunder; and

e. will furnish all information and reports including an Employment Report before the award of the contract which are required by E. O. 50, the rules and regulations promulgated thereunder, and orders of the Director of the Bureau of Labor Services

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     ("Bureau"), and will permit access to its books, records and accounts by the Bureau for the purposes of investigation to ascertain compliance with such rules, regulations, and orders.

The contractor understands that in the even of its noncompliance with nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, such noncompliance shall constitute a material breach of the contract and noncompliance with the E.O.50 and the rules and regulations promulgated thereunder. After a hearing held pursuant to the rules of the Bureau, the Director may direct the imposition by the contracting agency held of any or all of the following sanctions:

(i)  disapproval of the contractor;

(ii) suspension or termination of the contract;

(iii) declaring the contractor in default; or

(iv) in lieu of any of the foregoing sanctions, the Director may impose an employment program.

The Director of the Bureau may recommend to the contracting agency head that a Board of Responsibility be convened for purposes of declaring a contractor who has repeatedly failed to comply with E.O. 50 and the rule and regulations promulgated thereunder to be nonresponsible.

     The contractor agrees to include the provisions of the foregoing paragraphs in every subcontract or purchase order in excess of $50,000 to which it becomes a party unless exempted by E.O. 50 and the rules and regulations promulgated thereunder, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as may be directed by the Director of the Bureau of Labor Services as a means of enforcing such provisions, including sanctions for noncompliance.

     The contractor further agrees that it will refrain from entering into any contract or contract modification subject to E.O. 50 and the rules and regulations promulgated thereunder with a subcontractor who is not in compliance with the requirements of E.O. 50 and the rules and regulations promulgated thereunder.

ARTICLE 13. NO DAMAGE FOR DELAY

The Contractor agrees to make no claim for damages for delay in the performance of this Contract occasioned by any act or omission to act of the City or any of its representatives, and agrees that any such claim shall be fully compensated for by an extension of time to complete performance of the work as provided herein.

ARTICLE 14. CONSULTANT REPORT INFORMATION

A copy of each consultant report submitted by a consultant to any City official or to any officer, employee, agent or representative of a City department, agency, commission or body or to any corporation, association or entity whose expenses are paid in whole or in part from the City treasury shall be furnished to the Commissioner of the department to which such report was submitted or, if not a City department, then to the chief controlling officer or officers of such other office or entity. A copy of such report shall also be furnished to the Director of the Mayor's Office of Construction for matters related to construction or to the Director of the Mayor's Office of Operations for all other matters.

ARTICLE 15. RESOLUTION OF DISPUTES

15.1 All disputes between the City and the Contractor of the kind delineated in this section that arise under, or by virtue of, this Contract shall be finally resolved in accordance with the provisions of this section and Section 5-11 of the Rules of the Procurement Policy Board ("PPB Rules"). The procedure for resolving all disputes of the kind delineated herein shall be the exclusive means of resolving any such disputes.

     (a) This section shall not apply to disputes concerning matters dealt with in other sections of the PPB Rules or to disputes involving patents, copyrights, trademarks, or trade secrets (as interpreted by the courts of New York State) relating to proprietary rights in computer software.

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(b) For construction and construction-related services this section shall apply only to disputes about the scope of work delineated by the Contract, the interpretation of Contract Documents, the amount to be paid for extra work or disputed work performed in connection with the Contract, the conformity of the Contractor's work to the Contract, and the acceptability and quality of the Contractor's work; such disputes arise when the Engineer makes a determination with which the Contractor disagrees.

15.2 All determinations required by this section shall be made in writing, clearly stated, with a reasoned explanation for the determination based on the information and evidence presented to the party making the determination. Failure to make such determination within the time period required by this section shall be deemed a non-determination without prejudice that will allow appeal to the next level.

15.3 During such time as any dispute is being presented, heard, and considered pursuant to this section, the contract terms shall remain in full force and effect and the Contractor shall continue to perform work in accordance with the Contract and as directed by the Agency Chief Contracting Officer or Engineer. Failure of the Contractor to continue the work as directed shall constitute a waiver by the Contractor of any and all claims being presented pursuant to this section and a material breach of Contract.

15.4 Presentation of Dispute to Agency Head.

A. Notice of Dispute and Agency Response. The Contractor shall present its dispute in writing ("Notice of Dispute") to the Agency Head within the time specified herein or, if no time is specified, within thirty (30) days of receiving notice of the determination or action that is the subject of the dispute. This notice requirement shall not be read to replace any other notice requirements contained in the Contract. The Notice of Dispute shall include all the facts, evidence, documents, or other basis upon which the Contractor relies in support of its position, as well as a detailed computation demonstrating how any amount of money claimed by the Contractor in the dispute was arrived at. Within thirty (30) days after receipt of the detailed written submission, the Agency Chief Contracting Officer or, in the case of construction or construction-related services, the Engineer shall submit to the Agency Head all materials he or she deems pertinent to the dispute. Following initial submissions to the Agency Head, either party may demand of the other the production of any document or other material the demanding party believes may be relevant to the dispute. The requested party shall produce all relevant materials that are not otherwise protected by a legal privilege recognized by the courts of New York State. Any question of relevancy shall be determined by the Agency Head whose decision shall be final. Willful failure of the Contractor to produce any requested material whose relevancy the Contractor has not disputed, or whose relevancy has been affirmatively determined, shall constitute a waiver by the Contractor of its claim.

B. Agency Head Inquiry. The Agency Head shall examine the material and may, in his or her discretion, convene an informal conference with the Contractor and the Agency Chief Contracting Officer and, in the case of construction or construction-related services, the Engineer to resolve the issue by mutual consent prior to reaching a determination. The Agency Head may seek such technical or other expertise as he or she shall deem appropriate, including the use of neutral mediators, and require any such additional material from either or both parties as he or she deems fit. The Agency Head's ability to render, and the effect of, a decision hereunder shall not be impaired by any negotiations in connection with the, dispute presented, whether or not the Agency Head participated therein. The Agency Head may or, at the request of any party to the dispute, shall compel the participation of any other contractor with a contract related to the work of this Contract, and that contractor shall be bound by the decision of the Agency Head. Any contractor thus brought into the dispute resolution proceeding shall have the same rights to make presentations and to seek review as the Contractor


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initiating the dispute.

C. Agency Head Determination. Within thirty (30) days after the receipt of all materials and information, or such longer time as may be agreed to by the parties, the Agency Head shall make his or her determination and shall deliver or send a copy of such determination to the Contractor and Agency Chief Contracting Officer and, in the case of construction or construction-related services, the Engineer, together with a statement concerning how the decision may be appealed.

D. Finality of Agency Head Decision. The Agency Head's decision shall be final and binding on all parties, unless presented to the Contract Dispute Resolution Board pursuant to this section. The City may not take a petition to the Contract Dispute Resolution Board. However, should the Contractor take such a petition, the City may seek, and the Board may render, a determination less favorable to the Contractor and more favorable to the City than the decision of the Agency Head.

15.5 Presentation of Dispute to the Comptroller. Before any dispute may be brought by the Contractor to the Contract Dispute Resolution Board, the Contractor must first present its claim to the comptroller for his or her review, investigation, and possible adjustment.

A. Time, Form, and Content of Notice. Within thirty (30) days of its receipt of a decision by the Agency Head, the Contractor shall submit to the Comptroller and to the Agency Head a Notice of Claim regarding its dispute with the Agency. The Notice of Claim shall consist of (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head, and (iii) a copy of all materials submitted by the Contractor to the Agency, including the Notice of Dispute. The Contractor may not present to the Comptroller any material not presented to the Agency Head, except at-the request of the Comptroller.

B. Agency Response. Within thirty (30) days of receipt of the Notice of Claim, the Agency shall make available to the Comptroller a copy of all material submitted by the Agency to the Agency Head in connection with the dispute. The Agency may not present to the Comptroller any material not presented to the Agency Head except at the request of the Comptroller.

C. Comptroller Investigation. The Comptroller may investigate the claim in dispute and, in the course of such investigation, may exercise all powers provided in sections 7-201 and 7-203 of the New York City Administrative Code. In addition, the Comptroller may demand of either party, and such party shall provide, whatever additional material the Comptroller deems pertinent to the claim, including original business records of the Contractor. Willful failure of the Contractor to produce within fifteen (15) days any material requested by the Comptroller shall constitute a waiver by the Contractor of its claim. The Comptroller may also schedule an informal conference to be attended by the Contractor, Agency representatives, and any other personnel desired by the Comptroller.

D. Opportunity of Comptroller to Compromise or Adjust Claim. The Comptroller shall have forty-five (45) days from his or her receipt of all materials referred to in 5. (C) to investigate the disputed claim. The period for investigation and compromise may be further extended by agreement between the Contractor and . the Comptroller, to a maximum of ninety (90) days from the Comptroller's receipt of all the materials. The Contractor may not present its petition to the Contract Dispute Resolution Board until the period for investigation and compromise delineated in this paragraph has expired. In compromising or adjusting any claim hereunder, the Comptroller may not revise or disregard the terms of the Contract between the parties.

15.6 Contract Dispute Resolution Board. There shall be a Contract Dispute Resolution Board composed of:


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(a) the chief administrative law judge of the Office of Administrative Trials and Hearings ("OATH") or his/her designated OATH administrative law judge, who shall act as chairperson, and may adopt operational procedures and issue such orders consistent with this section as may be necessary in the execution of the Contract Dispute Resolution Board's functions, including, but not limited to, granting extensions of time to present or respond to submissions;

(b) the City Chief Procurement Officer or a designee; or in the case of disputes involving construction, the Director of the Office of Construction or his/her designee; any designee shall have the requisite background to consider and resolve the merits of the dispute and shall not have participated personally and substantially in the particular matter that is the subject of the dispute or report to anyone who so participated, and

(c) a neutral person with appropriate expertise. This person shall be selected by the presiding administrative law judge from a prequalified panel of individuals, established and administered by OATH, with appropriate background to act as decision-makers in a dispute. Such individuals may not have a contract or dispute with the City or be an officer or employee of any company or organization that does, or regularly represents persons. companies, or organizations having disputes with the City.

15.7 Petition to Contract Dispute Resolution Board. In the event the claim has not been settled or adjusted by the Comptroller within the period provided in this section, the Contractor, within thirty (30) days thereafter, may petition the Contract Dispute Resolution Board to review the Agency Head determination.

A. Form and Content of Petition by Contractor. The Contractor shall present its dispute to the Contract Dispute Resolution Board in the form of a Petition, which shall include (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends that the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head; (iii) copies of all materials submitted by the Contractor to the Agency; (iv) a copy of the written decision of the Comptroller, if any, and (v) copies of all correspondence with, or written material submitted by the Contractor to, the Comptroller's Office. The Contractor shall concurrently submit four complete sets of the Petition: one to the Corporation Counsel (Attn: Commercial and Real Estate Litigation Division), and three to the Contract Dispute Resolution Board at OATH's offices with proof of service on the Corporation Counsel. In addition, the supplier shall submit a copy of the statement of the substance of the dispute, cited in (i) above to both the Agency Head and the Comptroller.

B. Agency Response. Within thirty (30) days of its receipt of the Petition by the Corporation Counsel, the Agency shall respond to the brief written statement of the Contractor and make available to the Board at OATH's offices and one to the Contractor all material it submitted to the Agency Head and Comptroller. Extensions of time for submittal of the agency response shall be given as necessary upon a showing of good cause or, upon the consent of the parties, for an initial period of up to thirty (30) days.

C. Further Proceedings. The Board shall permit the Contractor to present its case by the submission of memoranda, briefs, and oral argument. The Board shall also permit the Agency to present its case in response to the Contractor by the submission of memoranda, briefs, and oral argument. If requested by the Corporation Counsel, the Comptroller shall provide reasonable assistance in the preparation of the Agency's case. Neither the Contractor nor the Agency may support its case with any documentation or other material that was not considered by the Comptroller, unless requested by the Board. The Board, at its discretion, may seek such technical or other expertise as it shall deem appropriate and may seek, on its own or upon application of a party,


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any such additional material from any party as it deems fit. The Board, in its discretion, may combine more than one dispute between the parties of concurrent resolution.

D. Contract Dispute Resolution Board Determination. Within forty-five (45) days of the conclusion of all written submissions and oral arguments, the Board shall render a written decision resolving the dispute. In an unusually complex case, the Board may render its decision in a longer period of time, not to exceed ninety (90) days, and shall so advise the parties at the commencement of this period. The Board's decision must be consistent with the terms of the Contract. In reaching its decision, the Board shall accord no precedential significance to prior decisions of the Board involving other non-related contracts.

E. Notification of Contract Dispute Resolution Board Decision. The Board shall send a copy of its decision to the Contractor, the Agency Chief Contracting Officer, the Corporation Counsel, the Comptroller, and in the case of construction or construction-related services, the Engineer. A decision in favor of the Contractor shall be subject to the prompt payment provisions of the PPB Rules. The Required Payment Day shall be thirty (30) days after the date the parties are formally notified of the Board's decision.

F. Finality of Contract Dispute Resolution Board Decision. The Board's decision shall be final and binding on all parties. Any party may seek review of the Board's decision solely in the form of a challenge, made within four (4) months of the date of the Board's decision, in a court of competent jurisdiction of the State of New York, County of New York, pursuant to Article 78 of the Civil Practice Law and Rules. Such review by the court shall be limited to the question of whether or not the Board's decision was made in violation of lawful procedure, was affected by an error of law, or was arbitrary and capricious or an abuse of discretion. No evidence or information shall be introduced or relied upon in such proceeding that was not presented to the Board in accordance with
Section 5-11 of the PPB Rules.

15.8 Any termination, cancellation, or alleged breach of the Contract prior to or during the pendency of any proceedings pursuant to this section shall not affect or impair the ability of the Agency Head or Contract Dispute Resolution Board to make a binding and final decision pursuant to this section.

ARTICLE 16. PROMPT PAYMENT

The Prompt Payment provisions set forth in Chapter 5, Section 5-07 of the Procurement Policy Board Rules in effect at the time for this solicitation will be applicable to payments made under this contract. The provisions require the payment to the contractors of interest on payments made after the required payment date except as set forth in subdivisions c(3) and d(2), (3), (4) and (5) of Section 5-07 of the Rules.

The contractor must submit a proper invoice to receive payment, except where the contract provides that the contractor will be paid at predetermined intervals without having to submit an invoice for each scheduled payment.

Determinations of interest due will. be made in accordance with the provisions of the Procurement Policy Board Rules and General Municipal Law Section 3-a.

ARTICLE 17. MACBRIDE PRINCIPLES PROVISIONS FOR NEW YORK CITY CONTRACTORS

ARTICLE I. MACBRIDE PRINCIPLES NOTICE TO ALL PROSPECTIVE CONTRACTORS

     Local Law No. 34 of 1991 became effective on September 10, 1991 and added section 6-115.1 to the Administrative Code of the City of New York. The local law provides for certain restrictions on City contracts to express the opposition of the people of the City of New York to employment discrimination practices in Northern Ireland and to encourage companies doing business in Northern Ireland to promote freedom of


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workplace opportunity.

     Pursuant to Section 6-115.1, prospective contractors for contracts to provide goods or services involving an expenditure of an amount greater than ten thousand dollars, or for construction involving an amount greater than fifteen thousand dollars, are asked to sign a rider in which they covenant and represent, as a material condition of their contract, that any business in Northern Ireland operations conducted by the contractor and any individual or legal entity in which the contractor holds a ten percent or greater ownership interest and any individual or legal entity that holds a ten percent or greater ownership interest in the contractor will be conducted in accordance with the MacBride Principles of nondiscrimination in employment.

     Prospective contractors are not required to agree to these conditions. However, in the case of contracts let by competitive sealed bidding, whenever the lowest responsible bidder has not agreed to stipulate to the conditions set forth in this notice and another bidder who has agreed to stipulate to such conditions has submitted a bid within five percent of the lowest responsible bid for a contract to supply goods, services or construction of comparable quality, the contracting entity shall refer such bids to the Mayor, the Speaker or other officials, as appropriate, who may determine, in accordance with applicable law and rules, that it is in the best interest of the city that the contract be awarded to other than the lowest responsible bidder pursuant to Section 313(b)(2) of the City Charter.

     In the case of contracts let by other than competitive sealed bidding, if a prospective contractor does not agree to these conditions, no agency, elected official or the Council shall award the contract to that bidder unless the entity seeking to use the goods, services or construction certifies in writing that the contract is necessary for the entity to perform its functions and there is no other responsible contractor who will supply goods, services or construction of comparable quality at a comparable price.

                                     PART A

     In accordance with section 6-115.1 of the Administrative Code of the City of New York, the contractor stipulates that such contractor and any individual or legal entity in which the contractor holds a ten percent or greater ownership interest and any individual or legal entity that holds a ten percent or greater ownership interest in the contractor either (a) have no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Principles, and shall permit independent monitoring of their compliance with such principles.

                                     PART B

For purposes of this section, the following terms shall have the following meanings:

     1. "MacBride Principles" shall mean those principles relating to nondiscrimination in employment and freedom of workplace opportunity which require employers doing business in Northern Ireland to:

          a. increase the representation of individuals from under represented religious groups in the work force, including managerial, supervisory, administrative, clerical and technical jobs;

          b. take steps to promote adequate security for the protection of employees from under represented religious groups both at the workplace and while traveling to and from work;

          c. ban provocative religious or political emblems from the workplace;

          d. publicly advertise all job openings and make special recruitment efforts to attract applicants from under represented religious groups;

          e. establish layoff, recall and termination procedures which do not in practice favor a particular religious group;

          f. abolish all job reservations, apprenticeship restrictions and different employment criteria which discriminate on the basis of religion;


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          g. develop training programs that will prepare substantial numbers of current employees from under represented religious groups for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of workers from under represented religious groups;

          h. establish procedures to assess, identify and actively recruit employees from under represented religious groups with potential for further advancement; and

          i. appoint a senior management staff member to oversee affirmative action efforts and develop a timetable to ensure their full implementation.

                                   ARTICLE II.

                            ENFORCEMENT OF ARTICLE I.

The contractor agrees that the covenants and representation in Article I above are material conditions to this contract. In the event the contracting entity receives information that the contractor who made the stipulation required by this section is in violation thereof, the contracting entity shall review such information and give the contractor an opportunity to respond. If the contracting entity finds that a violation has occurred, the entity shall have the right to declare the contractor in default and/or terminate this contract for cause and procure the supplies, services or work from another source in any manner the entity deems proper. In the event of such termination, the contractor shall pay to the entity, or the entity in its sole discretion may withhold from any amounts otherwise payable to the contractor, the difference between the contract price for the uncompleted portion of this contract and the cost to the contracting entity of completing performance of this contract either itself or by engaging another contractor or contractors. In the case of a requirements contract, the contractor shall be liable for such difference in price for the entire amount of supplies required by the contracting entity for the uncompleted term of its contract. In the case of a construction contract, the contracting entity shall also have the right to hold the contractor in partial or total default in accordance with the default provisions of this contract, and/or may seek debarment or suspension of the contractor. The rights and remedies of the entity hereunder shall be in addition to, and not in lieu of, any rights and remedies the entity has pursuant to this contract or by operation of law.


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